As filed with the Securities and Exchange Commission on January 17, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Innovative Payment Solutions, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	5961	33-1230229
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

56B 5th Avenue, Lot 1 #AT

Carmel By the Sea, CA 93921

(866)-477-4729

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William Corbett

Chairman and Chief Executive Officer

Innovative Payment Solutions, Inc.

56B 5th Avenue, Lot 1 #AT

Carmel By the Sea, CA 93921

(866) 477-4729

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard I. Anslow, Esq.

Lawrence A. Rosenbloom, Esq.
Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

(212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in this Registration Statement on Form S-1 (this “Registration Statement”) is a combined prospectus relating to the following shares of common stock, par value $0.0001 per share (the “Common Stock”), of Innovative Payment Solutions, Inc. (the “Registrant”) being registered on this Registration Statement and previously registered on the Registrant’s Registration Statement on Form S-1 (File No. 333-255312), which was declared effective on April 26, 2021 (the “Prior Registration Statement”):

(i)	266,809,214 shares of Common Stock (the “New Registered Shares”) registered for resale pursuant to this Registration Statement which were previously issued (or are underlying convertible securities previously issued) to certain of the selling stockholders named herein (the “Selling Stockholders”) by the Registrant following the date of effectiveness of the Prior Registration Statement, of which: (a) 78,260,870 represents shares of Common Stock underlying warrants and (b) 188,548,344 represents shares of Common Stock underlying convertible notes; and

(ii)	39,719,526 shares of the Common Stock registered for resale pursuant to the Prior Registration Statement (the “Carry Forward Shares”) which were previously issued (or are underlying convertible securities previously issued) to certain of the Selling Stockholders, of which (as of the date of this Registration Statement): (a) 31,330,192 represents shares of Common Stock underlying warrants and; (b) 8,389,334 represents shares of Common Stock underlying convertible notes.

The listing of the Selling Stockholders and the shares of Common Stock registered for resale on behalf of the Selling Stockholders under the heading “Selling Stockholders” in the accompanying prospectus reflects the prior sale (following the effective date of the Prior Registration Statement) by the Selling Stockholders listed in the Prior Registration Statement of an aggregate of 57,511,113 shares of Common Stock, of which: (a) 30,333,334 represents shares of Common Stock, (b) 10,933,334 represents shares of Common Stock underlying warrants and (c) 16,244,445 represents shares of Common Stock underlying convertible notes.

Furthermore, 4,973,914 shares of Common Stock underlying certain warrants held by certain of the Selling Stockholders (which shares were registered on the Prior Registration Statement) were exchanged in December 2022 into non-convertible promissory notes in the aggregate principal amount of $964,000. As a result of such sales and exchanges, the amount of shares of Common Stock registered on behalf of the Selling Stockholders listed in the Prior Registration Statement has been updated accordingly in this Registration Statement.

In addition to registering the New Registered Shares, this Registration Statement constitutes Post-Effective Amendment No. 1 to the Prior Registration Statement, and such Post-Effective Amendment No. 1 to the Prior Registration Statement shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 17, 2023

PROSPECTUS

306,528,740 Shares

Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein (the “Selling Stockholders”) of up to 306,528,740 shares of the common stock, par value $0.001 (the “common stock”) of Innovative Payment Solutions, Inc., a Nevada corporation, (“IPSI,” the “Company,” “we,” “our,” or “us”), which includes:

(i)	196,937,678 shares of common stock (of which 8,389,334 were registered under the Company’s Registration Statement on Form S-1 (File No. 333-255312), which was declared effective on April 26, 2021 (the “Prior Registration Statement”)) issuable upon conversion of two Convertible Notes in the aggregate principal amount of $2,264,784 with a current conversion price of $0.0115 per share.

(ii)	78,260,870 shares of common stock underlying the two warrants held by certain of the Selling Stockholders with an exercise price of $0.0115 per share;

(iii)	31,330,192 shares of common stock (all of which were registered under the Prior Registration Statement) underlying thirteen (13) five-year warrants, which includes (a) 15,166,668 shares of common stock issuable upon the exercise of warrants issued in March 2021 having an exercise price of $0.15 per share (the “March Warrants”), (b) 2,426,667 shares of common stock issuable upon the exercise of warrants issued to the Company’s placement agent in March 2021 having an exercise price of $0.1875 per shares (the “Placement Agent Warrants”), (c) 3,913,044 shares of common stock issuable upon the exercise of warrants issued in a private placement on February 16, 2021 having a current exercise price of $0.0115 per share (as adjusted from an original exercise price of $0.23 per share pursuant to the terms of such warrants), (d) 8,888,890 shares of common stock issuable upon the exercise of warrants issued in a private placement in February 3, 2021 having a current exercise price of $0.0115 per share (as adjusted from an original exercise price of $0.05 per share pursuant to the terms of such warrants), and (e) 934,923 shares of common stock issuable upon exercise of warrants issued in a private placement on July 31, 2020 with a current exercise price of $0.0115 per share (as adjusted from an original exercise price of $0.05 per share pursuant to the terms of such warrants.

The warrants referred to in (ii) and (iii) above are collectively referred to in this prospectus as the “Warrants” and the shares common stock as described in (i), (ii) and (iii are referred to in this prospectus as the “Shares”.

We are registering the Shares pursuant to various registration rights obligations we have with the Selling Stockholders. See the section of this prospectus entitled “The Private Placements” for a further description of the various private placements transaction described above, and the section of this prospectus entitled “Selling Stockholders” for additional information regarding the Selling Stockholders.

We are not selling any Shares in this offering. We, therefore, will not receive any proceeds from the sale of the Shares by the Selling Stockholders. However, we may receive gross proceeds upon the exercise of the Warrants if exercised for cash.

The Selling Stockholders may sell the Shares described in this prospectus in a number of different ways and at varying prices. The prices at which the Selling Stockholders may sell the Shares in this offering will be determined by the prevailing market price for the shares of our common stock or in negotiated transactions. See “Plan of Distribution” for more information about how the Selling Stockholders may sell the Shares being registered pursuant to this prospectus. The Selling Stockholders each may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended. The Selling Stockholders have informed us that they do not currently have any agreement or understanding, directly or indirectly, with any person to distribute the Shares.

The number of shares available for re-sale under this prospectus on the date hereof may have changed since the Securities and Exchange Commission declared this Registration Statement. See “Selling Stockholders” beginning on page 65 for a listing of the Shares that are available for sale under this prospectus as of the date of this prospectus to the extent that the Company is aware of any such changes.

We have agreed to pay the expenses of the registration of the Shares offered and sold under the registration statement of which this prospectus forms a part by the Selling Stockholders. The Selling Stockholders will pay any underwriting discounts, commissions and transfer taxes applicable to the Shares sold by them.

Our common stock issued is traded on the OTCQB Market under the symbol “IPSI.” On January 13, 2023, the last reported sale price of our common stock on the OTCQB was $0.0108.

Investing in our securities is highly speculative and subject to significant risks. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [  ], 2023

Please read this prospectus carefully. It describes our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus. We and the selling stockholders have not authorized anyone to provide you with any information or to make any representations about us, the securities being offered pursuant to this prospectus or any other matter discussed in this prospectus, other than the information contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including IPSIPay® and our corporate name, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

Information contained in, and that can be accessed through, our web site www.ipsipay.com shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Shares offered hereunder.

-i-

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that reflect our current expectations and views of future events. Readers are cautioned that significant known and unknown risks, uncertainties and other important factors (including those over which we may have no control and others listed in report and in the “Risk Factors” section of this prospectus) may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “project,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our ability to implement our business plan, including our ability to launch, achieve customer downloads of and generate revenue from our IPSIPay and Beyond Wallet digital payment solutions;

●	acceptance by the marketplace of our products and services, notably IPSIPay and Beyond Wallet;

●	our ability to formulate, implement and modify as necessary effective sales, marketing, and strategic initiatives to drive revenue growth;

●	the viability of our current intellectual property and intellectual property created in the future;

●	our ability to comply with currently applicable laws and government regulations and those that may be applicable in the future;

●	our ability to retain key employees and third-party service providers;

●	adverse changes in general market conditions for payment solutions such as IPSIPay and Beyond Wallet and other products and services we offer;

●	our ability to generate cash flow and profitability and continue as a going concern;

●	our future financing plans and ability to repay outstanding indebtedness; and

●	our ability to adapt to changes in market conditions (including as a result of the COVID-19 pandemic) which could impair our operations and financial performance.

These forward-looking statements involve numerous and significant risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate herein could be materially and adversely different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” sections contained in this prospectus. You should thoroughly read this prospectus with the understanding that our actual future results may be materially different from, and worse than, what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date of this prospectus . Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Prior to investing in our common stock, you should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we currently expect.

-ii-

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

-iii-

PROSPECTUS SUMMARY

Overview

We are fintech provider of digital payment solutions and services to businesses and consumers, focusing on the needs of unbanked and underserved communities, particularly migrant communities in the United States. We are focused on operating and developing “e-wallet” mobile applications that enable consumers to deposit cash, convert it into a digital form, and remit the funds to Mexico and other countries quickly and securely.

Our initial two initial e-wallet applications are Beyond Wallet and IPSIPay®. While Beyond Wallet is currently operational and is an institutional business-to-business product, we consider IPSIPay to be our flagship retail customer product and is the product we are presently dedicating most of our resources to developing and commercializing. IPSIPay was first “soft” launched in December 2021, and in September 2022, we announced completion of the key integration of IPSIPay and its back-end payment processing infrastructure through our commercial partners. This major achievement allows IPSIPay users the ability to easily transfer money and make payments through the IPSIPay app throughout five continents for receipt at more than 215,000 payment locations.

Our primary sources of revenue are commissions and fees from the download and use of our digital suite of products without physical custody of customer funds.

December 2022 Note Amendment Transaction

On February 16, 2021, we entered into separate Securities Purchase Agreements (the “SPAs”), with each of Cavalry Fund I LP (“Cavalry”) and Mercer Street Global Opportunity Fund, LLC (“Mercer”), pursuant to which we received $500,500 and $500,500 from Cavalry and Mercer, respectively, in exchange for the issuance of: (i) Original Issue Discount 12.5% Convertible Notes (the “Notes” and each a “Note”) in the principal amount of $572,000 to each of Cavalry and Mercer; and (ii) five-year warrants (the “Original Warrants”) issued to each of Cavalry and Mercer to purchase 2,486,957 shares of the Company’s common stock (the “Common Stock”) at an exercise price of $0.24 per share. Cavalry and Mercer are Selling Stockholders listed in this prospectus.

We have twice extended our indebtedness to each Cavalry and Mercer. On February 3, 2022, we agreed to extend the maturity date of the Notes to August 16, 2022. Additionally, on August 30, 2022we entered agreements for an additional maturity date extension to November 16, 2022. In consideration for the second extension, we agreed to (i) increase the principal amount outstanding and due to Cavalry and Mercer under their respective Notes by twenty percent (20%) and (ii) issue to each of Cavalry and Mercer a new five-year warrant (each, an “Extension Warrant”) to purchase an additional 3,000,000 shares of common stock at an exercise price of $0.15 per share. The Extension Warrant contains the same terms and provisions in all material respects as the Original Warrants, except for difference in exercise price.

On December 30, 2022, we again extended the maturity dates of each of the Notes to December 30, 2023. Each of Cavalry and Mercer entered into Note Amendment Letter Agreement with the Company (the “Note Amendment”) pursuant to which the parties agreed to the following:

(1)	The conversion price of the Notes was reduced from $0.15 to $0.0115 per share (such reduced conversion price being the current conversion price of the Notes give the passage of the November 16, 2022 maturity date of the Notes). As a result of this change in conversion price, under the existing terms of the Notes, the 3,000,000 shares of common stock underlying the Extension Warrants was increased to 39,130,435 shares (and such shares are registered for resale pursuant to the registration statement of which this prospectus forms a part);

(2)	The Original Warrants issued on February 16, 2021 were irrevocably exchanged for 12-month non-convertible promissory notes in the amount of $482,000 (the “Exchange Notes”). This exchange caused the cancellation of the Extension Warrants for all purposes. The Exchange Notes have a maturity date of December 30, 2023 and carry an interest rate of ten percent (10%). We shall have the right, but not the obligation, in lieu of a cash payment upon maturity of the Exchange Notes, to issue 51,901,711 shares of common stock, as adjusted for any stock splits, dividends or other similar corporate events, in full satisfaction of its obligations under each of the Exchange Notes (or any pro rata portion of such number of shares in partial satisfaction of such obligations). We are under no legal obligation to reserve such number of shares for future issuance;

(3)	Each of Cavalry and Mercer agreed (i) not to convert all or any portion of the Notes until after March 30, 2023 and (ii) waive any events of default under the Notes and the SPAs;

(4)	Certain other warrants held by Cavalry and Mercer which contain a mandatory exercise provision allowing us to force exercise of such warrants if the price of the common stock is $0.06 per share or above were amended effective December 30, 2022 to reduce such forced exercise price to $0.04 per share; and

(5)	We are obligated to register the shares of common stock underlying the Notes and the shares underlying all warrants held by Cavalry and Mercer for resale with the Securities and Exchange Commission and we have filed the registration statement of which this prospectus forms a part to satisfy such registration obligation.

The parties also acknowledged that the principal and accrued interest under the Notes as of December 28, 2022 is equal to an aggregate of $2,264,784, or $1,132,392 for each of Cavalry and Mercer. In addition, as a result of the reduction in the conversion price of the Notes, certain other warrants held by third parties will have the exercise price of such warrants reduced to $0.0115 per share. All of the shares of our common stock underlying the Notes as amended and all warrants held by Cavalry and Mercer as adjusted are registered for resale pursuant to the registration statement of which this prospectus forms a part.

Recent Developments

During 2022, we have continued our efforts to both improve the features and functionality of IPSIPay while also augmenting our marketing efforts aimed at generating downloads and use of IPSIPay. In particular:

●	In April 2022, we announced the approval from VISA® for use of its debit card services as part of IPSIPay. This achievement provides IPSIPay users the ability to withdraw cash with minimal fees from their digital wallet using the VISA debit card in ATM machines. The IPSIPay VISA debit card also gives customers access to their money from a large merchant network around the world, providing the ability to make everyday purchases anywhere that accepts VISA cards. Simultaneously, the cards provide users with a bank account via Metropolitan Bank, thereby enabling a path for users to potentially establish or enhance their credit;

●	In July 2022, we announced an exclusive endorsement agreement with television personality Mario Lopez to increase awareness regarding our products. The goal of this collaboration is to highlight the challenges faced by the unbanked and underserved communities in the United States and Latin America emphasizing how our products can help address these challenges;

●	In August 2022, we announced a commercial relationship with DRUID, a leader in conversational artificial intelligence (“AI”), to provide various conversational AI technology to be integrated into IPSIPay. This collaboration will enable IPSIPay app users to conduct transactions and utilize other functions through voice command in addition to traditional touch screen interaction;

●	In October 2022, we announced the availability of MeMD (also known as Walmart Health Virtual Care) on IPSIPay, providing a comprehensive telemedicine offering to IPSIPay users; and

●	In October 2022, we announced that since the initiation of our new marketing campaign in August 2022, we had achieved 10,000 downloads of our IPSIPay® app. Of the 10,000 downloads, 1,200 were converted to active users with wallets, meaning the users have initiated at least one transaction via IPSIPay®.

In June 2021, we acquired a 10% strategic interest in Frictionless Financial Technologies, Inc. (“Frictionless”). Frictionless has been a key collaborator in the development of IPSIPay and we contract for key services related to IPSIPay, including hosting and payment transaction execution, through Frictionless and other third parties. We have an irrevocable right to acquire up to an additional 41% of the outstanding common stock of Frictionless at a purchase price of $300,000 for each 1% acquired.

In August 2021, we formed a new majority owned subsidiary, Beyond Fintech, in which we own a 51% stake, with Frictionless owning the remaining 49%. Beyond Fintech acquired an exclusive license to our Beyond Wallet offering to further its objective of providing virtual payment services allowing U.S. persons to transfer funds to Mexico and other countries.

Our Strategy and Market

We offer simple digital e-wallet and digital payment solutions. As a California-based fintech company, our initial launch efforts for IPSIPay and Beyond Wallet has been focused on the Central Valley region in California, which is the largest agricultural belt in the U.S. Our applications (which can be used both business-to-business and business-to-consumer) will facilitate the transfer of funds in digital form to other countries, initially Mexico but also, India and the Philippines, primarily from hand-held devices as well as on desktop or laptop computers. Our launch plan for IPSIPay and Beyond Wallet is to target lower income, migrant communities in California (notably in the agriculture industry), and expanding to other states with large migrant populations such as Texas and Florida.

Our Apps and Business Model

Our primary sources of revenue are commissions and fees from the use of our digital suite of products without physical custody of customer funds. Our fully functional apps include the ability to use an e-wallet, Visa debit cards, bill payment platform, e-commerce and the ability to buy gold and silver. We expanded the functionality of IPSIPay in October 2022 when we announced the availability of MeMD (also known as Walmart Health Virtual Care), a comprehensive telemedicine offering, on IPSIPay. We believe we have the ability and technology to add micro-loans as well as payroll services to our apps in the future.

In addition to these revenue generators, we intend on releasing our BeyondAgro software to enable growers to improve business management and management of contract employees, particularly migrant workers. This will be offered as a monthly fee-based SaaS platform.

Our revenue will include fees derived from the use of debit cards, ATM fees, merchant processing fees, money transfer fees, commissions on international bill payments and, in the future micro-loans.

Marketing

We intend to initially focus on the unbanked and underserved labor markets, initially focusing on the Californian agriculture industry to acquire customers for our IPSIPay and Beyond Wallet apps. We will use direct social media marketing strategies to the business to consumer market. We will also employ our paid marketing campaign with television personality Mario Lopez.

Competition

The payment service business is highly competitive and continued growth depends on our ability to compete effectively. Companies like Western Union, Money Gram, Paypal, and Venmo, dominate the money remittance business, and most of our competitors have far greater sources of financing, greater name recognition and have been engaged in the industry longer than we have. We believe, however that the differentiator with the IPSIPay and Beyond Wallet apps is our ability to provide the unbanked and under-served the ability to transact without the use of a traditional bank account, with greater convenience, lower costs and instant settlement, and with free wallet-to-wallet transfers, and the ability to upload funds onto Visa debit cards across borders. We believe the design of our apps will be highly attractive to our initial target communities, thus allowing our product to compete effectively.

Intellectual Property

We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our technology and the technology that we license and/or that we develop in the future. We presently have three trademark applications on file and under review, and our 51% subsidiary Beyond Fintech has an additional three trademark applications on file and under review.

Government and Environmental Regulation and Laws

We act as a facilitator between consumers and finance product providers, and therefore operate in a highly regulated industry. While we do not believe that our core business as a facilitator presently is subject to significant government regulation our finance product providers are subject to a variety of regulations aimed at preventing money laundering and financing criminal activity and terrorism, financial services regulations, payment services regulations, consumer protection laws, currency control regulations, advertising laws and privacy and data protection laws and therefore may expect to experience periodic investigations by various regulatory authorities in connection with the same, which may sometimes result in monetary or other sanctions being imposed upon them. Many of these laws and regulations are constantly evolving and are often unclear and inconsistent with other applicable laws and regulations, making compliance challenging, and may indirectly increase our operating costs and legal risks (or directly should it be determined that our business model is or becomes subject to more extensive regulation). Any violations of any of the foregoing or similar laws, rules or regulations could adversely affect our ability to maintain IPSIPay and Beyond Wallet, which could have a material adverse effect on our operations and financial condition.

Corporate Information and Background

Our principal offices are located at 56B 5th Street, Lot 1, #AT, Carmel by the Sea, CA, 93921, and our telephone number at that office is (866) 477-4729. Our website address is www.ipsipay.com. Information contained in our website does not form part of this prospectus and is intended for informational purposes only.

Our company was formed in 2013, but we only commenced our current business model in late 2019. For information on our corporate history, see “Business--Our Corporate History and Background.”

Available Information

We have included our website address as a factual reference and do not intend it to be an active link to our website. We make available on our website, www.ipsipay.com., our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. These reports are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after those reports are filed with the SEC.

Summary Risk Factors

Our business faces significant risks and uncertainties of which investors should be aware before making a decision to invest in our common stock. If any of the following or similar risks are realized, our business, financial condition and results of operations could be materially and adversely affected. The following is a summary of the more significant risks relating to the Company. A more detailed description of our risk factors set forth under the caption “Risk Factors” in this prospectus.

●	We have had very limited operations to date with our current business model.

●	We have generated and we will likely continue to generate, operating losses and experience negative cash flows, and it is uncertain whether we will achieve profitability.

●	We have a present need for additional funding, which raises questions about our ability to continue as a going concern. We may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts.

●	We have not generated sufficient revenue or cash flow to pay our convertible notes, and conversion of such debt into shares of common stock, which could cause significant dilution.

●	We previously identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future.

●	We are dependent on Frictionless and other back-end providers for our technology development and infrastructure.

●	The payment services industry is highly competitive, and many of our competitors are larger and have greater financial and other resources.

●	There is uncertainty as to market acceptance of our technology, products and services.

●	We may be unable to scale usage of our digital payment products.

●	We may be unable to integrate complimentary services or features into IPSIPay, which could cause IPSIPay to decrease in popularity or customer usage.

●	We are dependent on technology networks and systems to process, transmit and securely store electronic information and we could be subject to liability if our technology systems fail to be secure.

●	Our focus on migrant communities generally, and significant changes or disruption in U.S.-Mexico migration patterns, could adversely affect our business, financial condition and results of operations.

●	We are subject to economic risks that could impact the overall level of consumer spending.

●	Our business will initially be geographically concentrated and could be significantly affected by any adverse change in the region in which we operate.

●	We expect to be subject to extensive government regulation if we are deemed to be engaged in a regulated business or if we implement our cryptocurrency operations, and we are faced with the risk that new regulations applicable to our business will be enacted.

●	The laws and regulations indirectly affecting our industry is constantly evolving and failure to comply could adversely impact our business.

●	We may have difficulty managing our growth, which may divert resources and limit our ability to successfully expand our operations.

●	We may not be able to complete or integrate successfully any potential future acquisitions, partnerships or joint ventures.

●	Major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions, could adversely affect our business, financial condition and results of operations.

●	If we cannot keep pace with rapid developments and change in our industry and provide new services to our clients, the use of our services could decline, reducing our revenues.

●	Our systems and our third party providers’ systems may fail due to factors beyond our control, which could interrupt our service, cause us to lose business and increase our costs.

●	Unauthorized disclosure of data, whether through cybersecurity breaches, computer viruses or otherwise, could expose us to liability, protracted and costly litigation and damage our reputation.

●	Customer complaints or negative publicity about our customer service could affect attractiveness of our services adversely and, as a result, could have an adverse effect on our business, financial condition and results of operations.

●	Our payment system might be used for fraudulent, illegal or improper purposes, which could expose us to additional liability and harm our business.

●	We may not be able to successfully protect the intellectual property we license or own and may be subject to infringement claims.

●	We rely on certain key personnel and in a dynamic industry like ours, the ability to attract, recruit, retain and develop qualified personnel is critical to our success and growth.

●	There is currently a limited public trading market for our common stock and one may never develop.

●	Because our common stock may be a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.

●	Our stock price has been subject to significant volatility, and future volatility may result in our investors incurring substantial losses.

●	Because we became public by means of a reverse merger, we and our shareholders may be faced with regulatory constraints, and we may not be able to attract the attention of brokerage firms.

●	Our investors’ ownership will likely be diluted in the future.

●	We do not have an independent compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with its financial performance.

THE OFFERING

Issuer:	Innovative Payment Solutions, Inc., a Nevada corporation

Securities offered by the Selling Stockholders	306,528,740 shares of our common stock, including (i) 196,937,678 shares of common stock issuable upon conversion of the Notes, and (iii) 109,591,062 shares of common stock issuable upon exercise of the Warrants.

Total Common Stock outstanding after this offering	683,430,419 shares of common stock; assuming all of the Shares offered in this offering are issued including Shares issuable upon conversion of the Notes and exercise of the Warrants.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares covered by this prospectus. However, we may receive gross proceeds upon the exercise of the Warrants if exercised for cash. See “Use of Proceeds.”

Risk Factors	Investing in our common stock is highly speculative and involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our securities, you should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 8 of this prospectus.

RISK FACTORS

Investing in our common stock is highly speculative and involves a high degree of risk. Therefore, you should be able to bear the complete loss of your investment. You should carefully consider the risks described below, the other information in this prospectus and the documents incorporated by reference herein when evaluating our company and our business. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock

Risks Relating to our Company

We have had very limited operations to date with our current business model.

We only began developing our current business December 2019, when we sold our Mexican subsidiaries and began to focus solely on application-based payment solutions, as opposed to our prior business plan which was based on payments via physical kiosks. Moreover, COVID-19 resulted in significant delays in the development and commercial launch of IPSIPay and Beyond Wallet, and we only achieved full commercial availability of our flagship offering IPSIPay in September 2022. As such, we have a very limited operating history in our current business model, which makes it difficult to evaluate both our operating history and our future potential. We have yet to demonstrate our ability to overcome the risks frequently encountered in “start-up” companies, including in the payment services industry in the United States, and are still subject to many of the risks common to early stage companies, including the uncertainty as to our ability to implement our business plan, market acceptance of our proposed business and services, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources and uncertainty of our ability to generate revenues. There is therefore a significant risk that our activities will not result in any material revenues or profit, and the likelihood of our business viability and long term prospects must be considered in light of the stage of our development. There can be no assurance that we will be able to fulfill our stated business strategy and plans, or that financial, technological, market, or other limitations may force us to modify, alter, significantly delay, or significantly impede the implementation of such plans. We have insufficient results of operations in our current business model for investors to use to identify historical trends. Investors should consider our prospects considering the risk, expenses and difficulties we will encounter as an early-stage company. Our revenue and income potential is unproven and our business model is continually evolving. We are subject to the risks inherent to the operation of a new business enterprise and cannot assure you that we will be able to address these risks, and our inability to address these risks could lead to the failure of our business..

We have generated and we will likely continue to generate, operating losses and experience negative cash flows, and it is uncertain whether we will achieve profitability.

For the year ended December 31, 2021 and the nine months ended September 30, 2022, we incurred a net loss of $14,494,915 and $6,208,074, respectively. We have an accumulated deficit of $48,290,394 through September 30, 2022. We expect to continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from operations. There can be no assurance that we will ever generate significant sales or achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted.

We also expect to experience negative cash flows for the foreseeable future as we fund our operating losses. Although we believe our existing cash and cash equivalents will be sufficient for the near term, if in the long term we do not generate significant revenues or raise additional financing in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability would likely negatively impact the value of our securities and financing activities.

We have a present need for additional funding, which raises questions about our ability to continue as a going concern. We may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts.

As of September 30, 2022, we had cash and cash equivalents of $1,352,983. We believe that based on our current operating plan, our existing cash and cash equivalents will only be sufficient to enable us to fund our operations and our debt and other obligations for a very limited period. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” below. This raises questions about our ability to continue as a going concern. Moreover, we have significant indebtedness due in December 2023, and thus we will need significant additional funds to repay our debt, fund our working capital, and fully implement our business plan as we seek to achieve revenues, positive cash flow and profitability. There is a material risk that we will be unable to generate sufficient revenues to pay our expenses, and if our existing sources of cash and cash flows are insufficient to fund our activities, we will need to raise additional funds. Additional equity or debt financing may not be available on acceptable terms, if at all, particularly in the current economic environment. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our new products in development.

Until such time, if ever, as we can generate substantial product revenues, we will be required to finance our cash needs through public or private equity offerings, debt financings and corporate collaboration and licensing arrangements. If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we may raise may contain terms, such as liquidation and other preferences, that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, research programs or product candidates or grant licenses on terms that may not be favorable to us.

If we are unable to generate cash flow positive operations or achieve profitability, and if we are unable to raise additional funds on commercially reasonable terms or at all, we may be required to significantly reduce or cease our operations, or our business could fail, which could result in the loss to investors of their investment in our securities.

We have not generated sufficient revenue or cash flow to pay our convertible notes, and conversion of such debt into shares of common stock, which would cause significant dilution.

As of December 28, 2022, we had outstanding convertible notes owed to Cavalry and Mercer in the aggregate principal amount of approximately $2.26 million which has a currently maturity date of December 30, 2023. To date, we have not generated sufficient revenue or cash flows to pay the balances owed under these notes and provide sufficient working capital to run our business. The outstanding principal amount of the notes is convertible at any time into shares of our common stock at $0.0115 per share. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the notes), the notes each will become immediately due and payable and we have agreed to pay additional default interest rates. We may not have sufficient cash resources or access to funding to repay such notes. Moreover, upon conversion of these notes, our current shareholders will suffer dilution, which given the current conversion price of the notes would be significant.

Servicing our debt requires a significant amount of cash. Our ability to generate sufficient cash to service our debt depends on many factors beyond our control.

Our ability to make payments on and to refinance our debt, to fund planned capital expenditures and to maintain sufficient working capital depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or from other sources in an amount sufficient to enable us to service our debt or to fund our other liquidity needs. If our cash flow and capital resources are insufficient to allow us to make scheduled payments on our debt, we may need to seek additional capital or restructure or refinance all or a portion of our debt on or before the maturity thereof, any of which could have a material adverse effect on our business, financial condition or results of operations. We cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all, or that the terms of that debt will allow any of the above alternative measures or that these measures would satisfy our scheduled debt service obligations. If we are unable to generate sufficient cash flow to repay or refinance our debt on favorable terms, it could significantly adversely affect our financial condition and the value of our outstanding debt. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. There can be no assurance that we will be able to obtain any financing when needed.

Covenant restrictions under our indebtedness may limit our ability to operate our business.

Our outstanding convertible notes contain, and our future indebtedness agreements may contain covenants that restrict our ability to finance future operations or capital needs or to engage in other business activities. The Notes restrict our ability to:

●	incur, assume or guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom other than Permitted Indebtedness (as defined in the notes);

●	repurchase capital stock;

●	repay any Indebtedness (as defined in the notes) other than certain secured notes which are no longer outstanding or Permitted Indebtedness or make other restricted payments including, without limitation, paying dividends and making investments;

●	create liens;

●	sell or otherwise dispose of assets; and

●	enter into transactions with affiliates.

In addition, the notes contain price protection anti-dilution provisions that will discourage financing at prices below the conversion price of the notes and will result in a decrease in the conversion price of the notes if we should issue securities below such price.

We previously identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a- 15(f) under the Exchange Act. In connection with our audited financial statements for the year ended December 31, 2021, we identified material weaknesses in our internal controls which included (i) insufficient segregation of duties and oversight of work performed in our accounting and finance function due to limited personnel with the appropriate skill sets and (ii) lack of written policies and procedures to address all material transactions and developments impacting our financial statements. Our management believes that these material weaknesses have since been remedied. However, given the small size of our company and the current state of our business, we are faced with the risk that we may not always be able to detect errors or omissions in our financial reporting and we face internal control weaknesses in the future. If we fail to comply with the rules under Sarbanes-Oxley related to disclosure controls and procedures in the future, or, if we experience material weaknesses and other deficiencies in our internal control and accounting procedures and disclosure controls and procedures, our stock price could decline significantly and raising capital could be more difficult. If new material weaknesses or significant deficiencies are discovered or if we otherwise fail to address the adequacy of our internal control and disclosure controls and procedures from time to time, our business may be harmed. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our securities could drop significantly.

Risks Related to Our Business

We are dependent on Frictionless and other back-end providers for our technology development and infrastructure.

In June 2021, we entered into an investment and services collaboration with Frictionless under which Frictionless agreed to deliver to us a live, fully compliant financial payment software as a service solution for use by us as a digital payment platform (which became IPSIPay) that enables payments within the United States and abroad, including Mexico, together with a full suite of product services to facilitate our anticipated product offerings. Frictionless was and remains critical in the development of IPSIPay, and currently, we remain dependent on Frictionless and its contracted back-end providers for the execution of the technological aspects of IPSIPay. If Frictionless or such other technology providers are unable to perform the important functions they manage for us, or if we were to lose our commercial relationship Frictionless or such other technology collaborators, our ability to offer IPSIPay, and thus our business and results of operations, would suffer greatly.

The payment services industry is highly competitive, and many of our competitors are larger and have greater financial and other resources.

The payment services industry is highly competitive, and our continued growth depends on our ability to compete effectively with both traditional and non-traditional payment service providers. We currently expect to face competition from a variety of financial and non-financial business groups which include retail banks, non-traditional payment service providers which provide mobile top-up services, and mobile network operators, traditional kiosk and terminal operators, electronic payment system operators, as well as other companies that provide various forms of payment services, including electronic payment and payment processing services. Competitors in our industry seek to differentiate themselves by features and functionalities such as speed, convenience, network size, accessibility, hours of operation, reliability and price. A significant number of these competitors have greater financial, technological and marketing resources than we have, and operate robust networks and are highly regarded by consumers.

There is uncertainty as to market acceptance of our technology, products and services.

We have conducted our own research into the markets for our technology, products and services; however, because we are a new entrant into the market, there is a risk that the market will not accept our technology, products and services. Further, we have limited information on which to estimate our anticipated level of sales. Our products and services require consumers and service providers to adopt our technology. Our industry is susceptible to rapid technological developments and there can be no assurance that we will be able to match any new technological advances. If we are unable to match the technological changes in the needs of our customers, the demand for our products will be reduced and our ability to generate revenue could be adversely impacted.

We may be unable to scale usage of our digital payment products.

We have developed and launched digital payment products, including, IPSIPay and Beyond Wallet. It was only recently (in September 2022) that we completed the key integration of our IPSIPay mobile application and back-end payment processing infrastructure through its commercial partners, and our efforts are now focused on increasing the number of IPSIPay downloads. No assurance can be given that we will be able to achieve commercial success these products as and when planned. Moreover, the growth of the digital payments industry in general is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. This would have a material adverse impact on our results of operations and the viability of our current business model.

We may be unable to integrate complimentary services or features into IPSIPay, which could cause IPSIPay to decrease in popularity or customer usage.

As part of our development of IPSIPay, we are endeavoring to integrate into IPSIPay new services and capabilities, such as conversational AI technology through Druid and the MeMD telemedicine service. We may be unable to technologically establish or maintain the capabilities of these offerings, and even if we are able to do so, these offerings may not increase customer interest in IPSIPay, which could harm our business, our ability to generate revenues and results of operations.

We are dependent on technology networks and systems to process, transmit and securely store electronic information and we could be subject to liability if our technology systems fail to be secure.

We could be held liable for damages or our reputation could suffer from security breaches or disclosure of confidential information or personal data. Through Frictionless and other service providers, we are dependent on technology networks and systems to process, transmit and securely store electronic information and to communicate with our kiosks, with our partners and with our customers. Security breaches of this infrastructure could lead to shutdowns or disruptions of our systems and potential loss or unauthorized disclosure of confidential information or data, including personal data. The theft and/or unauthorized use or publication of our, or our customers’, confidential information or other proprietary business information as a result of such an incident could adversely affect our competitive position and reduce marketplace acceptance of our services. Any failure in the networks or computer systems used by us or our customers could result in a claim for substantial damages against us and significant reputational harm, regardless of our responsibility for the failure. In addition, through Frictionless and other service providers, we have access to or are required to manage, utilize, collect and store sensitive or confidential customer or employee data, including personal data. As a result, we are subject to numerous U.S. and non-U.S. laws and regulations designed to protect this information, such as various U.S. federal and state laws governing the protection of personal data. If any person, including any of our employees, negligently disregards or intentionally breaches controls or procedures with which we are responsible for complying with respect to such data, or otherwise mismanages or misappropriates that data, or if unauthorized access to or disclosure of data in our possession or control occurs, we could be subject to liability and penalties in connection with any violation of applicable privacy laws and/or criminal prosecution, as well as significant liability to our customers or our customers’ clients’ for breaching contractual confidentiality and security provisions or privacy laws. The loss or unauthorized disclosure of sensitive or confidential customer or employee data, including personal data, whether through breach of computer systems, systems failure, employee negligence, fraud or misappropriation, or otherwise, could damage our reputation and cause us to lose customers. Similarly, unauthorized access to or through our information systems and networks or those we develop or manage for our customers, whether by our employees or third parties, could result in negative publicity, legal liability and damage to our reputation, which could in turn harm our business, results of operations, or financial condition.

Our focus on migrant communities generally, and significant changes or disruption in U.S.-Mexico migration patterns, could adversely affect our business, financial condition and results of operations.

We are targeting the unbanked and underserved migrant communities as initial users of IPSIPay. Our money transfer business therefore relies to a large extent on international migration patterns, particularly between the U.S. and Mexico, as individuals move from their native countries to countries with greater economic opportunities or a more stable political environment. A significant portion of money transfer transactions are initiated by immigrants or refugees sending money back to their native countries, particularly Mexico. Immigration has become a very contentious political topic in recent years, and changes in immigration laws or policies that discourage migration and political or other events (such as war, trade wars, terrorism or health emergencies including but not limited to the COVID-19 pandemic) that make it more difficult for individuals to migrate to or work in the U.S. could adversely affect our money transfer remittance volume or growth rate. Additionally, sustained weakness in global economic conditions could reduce economic opportunities for migrant workers and result in reduced or disrupted international migration patterns. Reduced or disrupted international migration patterns, particularly in the U.S. or Europe, are likely to reduce money transfer transaction volumes and therefore have an adverse effect on our business. Finally, since we are targeting migrant communities, and since immigration has become such a contentious topic, our reputation in the marketplace (including the financial markets) could be harmed, which could adversely effect our business.

We are subject to economic risks that could impact the overall level of consumer spending.

The payment services industry depends heavily on the overall level of consumer spending. We are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. Economic factors such as employment levels, business conditions, energy and fuel costs, interest rates, and inflation rate could reduce consumer spending or change consumer purchasing habits. A reduction in the amount of consumer spending could result in a decrease in our prospects for revenue and profits. If users of our products and services spend or remit less money per transaction, we will have fewer transactions to process at lower amounts, resulting in lower revenue. As we are targeting the migrant communities in the United States, weakening in the Mexican economy could have a negative impact on users of IPSIPay which could, in turn, negatively impact our business, financial condition and results of operations, particularly if the recessionary environment disproportionately affects some of the market segments that represent a larger portion of our payment processing volume.

If consumer confidence in our business deteriorates, our business, financial condition and results of operations could be adversely affected.

Our business is built on consumers’ confidence in our brands, as well as our ability to provide fast, reliable payment services. As a consumer business, the strength of our brand and reputation are of paramount importance to us. Several factors could adversely affect consumer confidence in our brand, many of which are beyond our control, and could have an adverse impact on our results of operations. These factors include:

●	any regulatory action or investigation against us;

●	any significant interruption to our systems and operations; and

●	any breach of our security systems or any compromises of consumer data.

Our business will initially be geographically concentrated and could be significantly affected by any adverse change in the region in which we operate.

Initially our business will be concentrated in states such as California and later Texas and Florida, which have high migrant populations. We plan to derive a large portion of our revenues in the coming years from these migrant states and customers in these migrant states. Therefore, our business is exposed to adverse regulatory and competitive changes, economic downturns and changes in political conditions in these migrant states. For example, in 2022, the governors of Florida and Texas have begun transporting persons who allegedly engaged in illegal immigration to other states, and policies such as these have increased the national focus on immigration, in many instances negatively. Such activities could discourage migration, which could cause our products and services to be less desirable. Moreover, due to the concentration of our businesses in migrant states, our business is less diversified and, accordingly, is subject to regional risks, including inclement weather, power outages, labor shortages, and state and local laws, rules and regulations.

We expect to be subject to extensive government regulation if we are deemed to be engaged in a regulated business or if we implement our cryptocurrency operations, and we are faced with the risk that new regulations applicable to our business will be enacted.

Currently, we are indirectly impacted by government regulation, however, we may be directly subject to a variety of regulations aimed at preventing money laundering and financing criminal activity and terrorism, financial services regulations, payment services regulations, consumer protection laws, currency control regulations, advertising laws and privacy and data protection laws which may sometimes result in monetary or other sanctions being imposed on our financial service providers or us. Many of these laws and regulations are constantly evolving and are often unclear and inconsistent with other applicable laws and regulations, making compliance challenging and could directly or indirectly increase our related operating costs and legal risks. In particular, there has been increased public attention and heightened legislation and regulations regarding money laundering and terrorist financing. Our financial service providers or us may be required make significant judgment calls in applying anti-money laundering legislation and risk being found in non-compliance with such laws, which could have an adverse impact on our business.

The regulatory regime governing digital assets and offerings of digital assets is evolving and uncertain, and new regulations or policies may materially adversely affect our development.

The regulatory regime governing digital assets and offerings of digital assets is uncertain, and new regulations or policies may materially adversely affect the development and the value of the Company. Regulation of digital assets is currently undeveloped and likely to rapidly evolve as government agencies take greater interest in them. Regulation also varies significantly among international, federal, state and local jurisdictions and is subject to significant uncertainty. Various legislative and executive bodies in the United States and in other countries may in the future adopt laws, regulations, or guidance, or take other actions, which may severely impact the digital assets market. In addition, any violations of laws and regulations relating to the safeguarding of private information in connection with e-Wallets could subject us to fines, penalties or other regulatory actions, as well as to civil actions by affected parties. Any such violations could adversely affect the ability of the Company to maintain e-Wallets, which could have a material adverse effect on our operations and financial condition. Failure by us to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines.

The laws and regulations indirectly affecting our industry are constantly evolving and failure to comply adversely impact our business.

Our business is indirectly subject to a wide range and increasing number of laws and regulations, as described below. Liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity, and increased costs or loss of business associated with compliance with those laws and regulations has had and we expect will continue to have an adverse effect on our business, financial condition, results of operations, and cash flows. Our services are subject to increasingly strict legal and regulatory requirements, including those intended to help detect and prevent money laundering, terrorist financing, fraud, and other illicit activity. The interpretation of those requirements by judges, regulatory bodies and enforcement agencies may change quickly and with little notice. Additionally, these requirements or their interpretations in one jurisdiction may conflict with those of another jurisdiction. As United States federal and state as well as foreign legislative and regulatory scrutiny and enforcement action in these areas increase, we expect that our costs of complying with these requirements could continue to increase, perhaps substantially, and may make it more difficult or less desirable for consumers and others to use our services or for us to contract with certain intermediaries, either of which would have an adverse effect on our revenue and operating income. For example, we have made additional investments in our compliance programs based on the rapidly evolving and increasingly complex global regulatory and enforcement environment and our internal reviews. These additional investments relate to enhancing our compliance capabilities, including our consumer protection efforts. Further, failure by us or partners and service providers to comply with any of these requirements or their interpretation could result in the suspension or revocation of a license or registration required to provide money transfer, payment or foreign exchange services, the limitation, suspension or termination of services, changes to our business model, loss of consumer confidence, the seizure of our assets, and/or the imposition of civil and criminal penalties, including fines and restrictions on our ability to offer services. We are subject to numerous regulations such as those imposed by the Foreign Corrupt Practices Act (the “FCPA”) in the United States and similar laws in other countries, which generally prohibit companies and those acting on their behalf from making improper payments to foreign government officials for the purpose of obtaining or retaining business. Some of these laws, such as the Bribery Act, also prohibit improper payments between commercial enterprises. Because our services are offered in other countries, we face significant risks associated with our obligations under the FCPA and other national anti-corruption laws. Any determination that we have violated these laws could have an adverse effect on our business, financial condition, results of operations, and cash flows. Our United States business is subject to reporting, recordkeeping and anti-money laundering provisions of the BSA and could be subject to regulatory oversight and enforcement by FinCEN.

The remittance and digital payments industry has come under increasing scrutiny from government regulators and others in connection with its ability to prevent its services from being abused by people seeking to defraud others. Our failure to continue to help prevent frauds and increased costs related to the implementation of enhanced anti-fraud measures, or a change in fraud prevention laws or their interpretation or the manner in which they are enforced has had and could in the future have an adverse effect on our business, financial condition, results of operations, and cash flows.

Further, any determination that our partners have violated laws and regulations could seriously damage our reputation and brands, resulting in diminished revenue and profit and increased operating costs. In some cases, we could be liable for the failure of our partners to comply with laws which also could have an adverse effect on our business, financial condition, results of operations, and cash flows. The regulations implementing the remittance provisions of the Dodd-Frank Act also impose responsibility on us for any related compliance failures of our partners.

The requirements under the U.S. Dodd-Frank Act, the European Revised Payment Services Directive and similar legislation enacted or proposed in other countries have resulted and will likely continue to result in increased compliance costs, and in the event we or our agents are unable to comply, could have an adverse impact on our business, financial condition, results of operations, and cash flows. Additional countries may adopt similar legislation.

We may have difficulty managing our growth, which may divert resources and limit our ability to successfully expand our operations.

Our implementation of our business plan and current or future strategic initiatives will place significant demands on our operations and management. Our future success will depend on the ability of our officers and other key employees to continue to implement and improve our operational, credit, financial, management and other internal risk controls and processes, along with our reporting systems and procedures, as the number and geographical scope of our customer and vendor relationships continue to expand. We may be unable to implement improvements to our management information and control systems and control procedures and processes in an efficient or timely manner, and we may discover additional deficiencies in existing systems and controls. In particular, our controls and procedures must be able to accommodate our expected increase in revenue. Our growth strategy may require us to incur additional expenditures to expand our administrative and operational infrastructure. If we are unable to manage future expansion in our operations, we may experience compliance and operational problems, have to slow the pace of growth or have to incur additional expenditures beyond current projections to support such growth, any one of which could adversely affect our business and results of operations. We may be unable to increase the volume of sales at acceptable risk levels, expand our customer base and manage the costs and implementation risks associated with our growth strategy. We also cannot provide you with any assurance that our further expansion will be profitable, that we will be able to maintain any specific level of growth, if any, that we will be able to maintain capital sufficient to support our continued growth or that we will be able to adequately and profitably manage that growth.

We may not be able to complete or integrate successfully any potential future acquisitions, partnerships or joint ventures.

We have implemented joint ventures and commercial partnerships as part of our business, and from time-to-time, we may evaluate possible acquisition transactions, partnerships or joint ventures, some of which may be material. Potential future acquisitions, partnerships and joint ventures may pose significant risks to our existing operations if they cannot be successfully integrated. These projects would place additional demands on our managerial, operational, financial and other resources, create operational complexity requiring additional personnel and other resources and require enhanced control procedures. In addition, we may not be able to successfully finance or integrate any businesses, services or technologies that we acquire or with which we form a partnership or joint venture. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations. Moreover, even if we were successful in integrating newly acquired assets, expected synergies or cost savings may not materialize, resulting in lower than expected benefits to us from such transactions. We may spend time and money on projects that do not increase our revenue. Additionally, when making acquisitions it may not be possible for us to conduct a detailed investigation of the nature of the assets being acquired due to, for instance, time constraints in making the decision and other factors. We may become responsible for additional liabilities or obligations not foreseen at the time of an acquisition. In addition, in connection with any acquisitions, we must comply with various antitrust requirements. It is possible that perceived or actual violations of these requirements could give rise to regulatory enforcement action or result in us not receiving all necessary approvals in order to complete a desired acquisition. To the extent we pay the purchase price of any acquisition in cash, it would reduce our cash reserves, and to the extent the purchase price is paid with our stock, it could be dilutive to our stockholders. To the extent we pay the purchase price with proceeds from the incurrence of debt, it would increase our level of indebtedness and could negatively affect our liquidity and restrict our operations. All of the above risks could have a material adverse effect on our business, results of operations, financial condition, and prospects.

We are subject to the discretion of administrative enforcement agencies.

In certain cases, regulations may provide administrative discretion regarding enforcement, and regulations may be applied inconsistently across the industry, resulting in increased costs for the Company that may not be incurred by competitors. Changes in laws, regulations or other industry practices and standards, or interpretations of legal or regulatory requirements, may reduce the market for or value of our products or services or render our products or services less profitable or obsolete. For example, policymakers may impose heightened customer due diligence requirements or other restrictions, fees or taxes on remittances. Changes in the laws affecting the kinds of entities that are permitted to act as money transfer agents (such as changes in requirements for capitalization or ownership) could adversely affect our ability to distribute certain services and the costs of providing those services.

Major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions, could adversely affect our business, financial condition and results of operations.

We face certain risks in the event of a sustained deterioration of financial market liquidity, as well as in the event of sustained deterioration in the liquidity, or failure, of our clearing, cash management and custodial financial institutions. In particular, in the event of a major bank or credit card failure, we could be unable to process transactions via our mobile applications: In such a case, or if financial liquidity deteriorates for other reasons, our ability to operate our business and our financial condition and results of operations could be significantly harmed.

As our business develops, we will need to implement enhanced compliance processes, procedures and controls with respect to the rules and regulations that apply to our business.

Our success requires significant public confidence in our ability to handle large and growing payment volumes and amounts of consumer funds, as well as comply with applicable regulatory requirements. Any failure to manage consumer funds or to comply with applicable regulatory requirements could result in the imposition of fines, harm our reputation and significantly diminish use of our products. In addition, if we are not in compliance with anti-corruption laws and other laws governing the conduct of business with government entities and/or officials (including local laws), we may be subject to criminal and civil penalties and other remedial measures, which could have an adverse impact on our business, financial condition, results of operations and prospects.

If we cannot keep pace with rapid developments and change in our industry and provide new services to our clients, the use of our services could decline, reducing our revenues.

The payment services industry in which we operate is characterized by rapid technological change, new product and service introductions, evolving industry standards, changing customer needs and the entrance of more established market players seeking to expand into these businesses. In order to remain competitive, we continually seek to expand the services we offer and to develop new projects, including, for example, the electronic wallet. These projects carry risks, such as delays in delivery, performance problems and lack of customer acceptance. In our industry, these risks are acute. Any delay in the delivery of new services or the failure to differentiate our services or to accurately predict and address market demand could render our services less desirable, or even obsolete, to consumers. In addition, if alternative payment mechanisms become widely available, substituting our current products and services, and we do not develop and offer similar alternative payment mechanisms successfully and on a timely basis, our business and prospects could be adversely affected. Furthermore, we may be unable to recover the costs we have incurred in developing new services. Our development efforts could result in increased costs and we could also experience a loss in business that could reduce our earnings or could cause a loss of revenue if promised new services are not timely delivered to our clients, we are not able to compete effectively with our competitors’ or do not perform as anticipated. If we are unable to develop, adapt to or access technological changes or evolving industry standards on a timely and cost effective basis, our business, financial condition and results of operations could be materially adversely affected.

Our systems and our third party providers’ systems may fail due to factors beyond our control, which could interrupt our service, cause us to lose business and increase our costs.

We depend on the efficient and uninterrupted operation of numerous systems, including our computer systems, software and telecommunications networks, as well as the data centers that we lease from third parties, including Frictionless. Our systems and operations, or those of our third party providers like Frictionless, could be exposed to damage or interruption from, among other things, fire, flood, natural disaster, power loss, telecommunications failure, vendor failure, unauthorized entry, improper operation and computer viruses. Substantial property and equipment loss, and disruption in operations, as well as any defects in our systems or those of third parties or other difficulties could expose us to liability and materially adversely impact our business, financial condition and results of operations. In addition, any outage or disruptive efforts to our data center would result in the failure of our computers and kiosks to operate and would, if for an extensive period, adversely impact our reputation, brand and future prospects.

Unauthorized disclosure of data, whether through cybersecurity breaches, computer viruses or otherwise, could expose us to liability, protracted and costly litigation and damage our reputation.

We store and/or transmit sensitive data, such as mobile phone numbers, and we have ultimate liability to our consumers for our failure to protect this data. If breaches occur our encryption of data and other protective measures may not prevent unauthorized disclosure of data. Unauthorized disclosure of data or a cybersecurity breach could harm our reputation and deter clients from using electronic payments generally, our kiosks and our products and services specifically, increase our operating expenses in order to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits, result in the imposition of material penalties and fines by state authorities and otherwise materially adversely affect our business, financial condition and results of operations.

Customer complaints or negative publicity about our customer service could affect attractiveness of our services adversely and, as a result, could have an adverse effect on our business, financial condition and results of operations.

Customer complaints or negative publicity about our customer service could diminish consumer confidence in, and the attractiveness of, our services. Breaches of our consumers’ privacy and our security systems could have the same effect. We sometimes take measures to combat risks of fraud and breaches of privacy and security, such as freezing consumer funds, which could damage relations with our consumers. These measures heighten the need for prompt and attentive customer service to resolve irregularities and disputes. Effective customer service requires significant personnel expense, and this expense, if not managed properly, could impact our profitability significantly. Any inability by us to manage or train our customer service representatives properly could compromise our ability to handle customer complaints effectively. If we do not handle customer complaints effectively, our reputation may suffer, and we may lose our customers’ confidence, which could have a material adverse effect on our business, financial condition and results of operations.

Our payment system might be used for fraudulent, illegal or improper purposes, which could expose us to additional liability and harm our business.

Despite measures we have taken and continue to take, our payment system remains susceptible to potentially illegal or improper uses. These may include use of our payment services in connection with fraudulent sales of goods or services, illicit sales of prescription medications or controlled substances, software and other intellectual property piracy, money laundering, bank fraud and prohibited sales of restricted products. In the past there have been news articles on how organized crime groups have used other payment services to transfer money in the course of illegal transactions.

Criminals are using increasingly sophisticated methods to engage in illegal activities such as counterfeiting and fraud. It is possible that incidents of fraud could increase in the future. Our risk management policies and procedures may not be fully effective to identify, monitor and manage these risks. We are not able to monitor in each case the sources for our counterparties’ funds or the ways in which they use them. Increases in chargebacks or other liability could have a material adverse effect on our business, financial condition and results of operations. Furthermore, an increase in fraudulent transactions or publicity regarding chargeback disputes could harm our reputation and reduce consumer confidence in the use of our kiosks and electronic wallets.

We may not be able to successfully protect the intellectual property we license or own and may be subject to infringement claims.

We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our technology and the technology that we license and/or that we develop in the future. We and our subsidiary have applied for trademark protection for certain marks (notably IPSIPay), but there is a risk that such trademarks will not be approved, which could leave us without important protections for our brand.

Also, we customarily require our employees and independent contractors to execute confidentiality agreements or otherwise to agree to keep our proprietary information and the information we license confidential when their relationship with us begins. Typically, our employment contracts also include clauses requiring our employees to assign to us all the inventions and intellectual property rights they develop in the course of their employment and to agree not to disclose our confidential information. Nevertheless, others, including our competitors, may independently develop similar technology to that licensed by us, duplicate our services or design around our intellectual property. Further, contractual arrangements may not prevent unauthorized disclosure of our confidential information or ensure an adequate remedy in the event of any unauthorized disclosure of our confidential information. We may have to litigate to enforce or determine the scope or enforceability of our intellectual property rights (including trade secrets and know-how), which could be expensive, could cause a diversion of resources and may not prove successful. The loss of intellectual property protection could harm our business and ability to compete and could result in costly redesign efforts, discontinuance of certain service offerings or other competitive harm. Additionally, we do not hold any patents for our business model or our business processes, and we do not currently intend to obtain any such patents in the United States or elsewhere.

We may also be subject to costly litigation in the event our services or the technology that we license are claimed to infringe, misappropriate or otherwise violate any third party’s intellectual property or proprietary rights. Such claims could include patent infringement, copyright infringement, trademark infringement, trade secret misappropriation or breach of licenses. We may not be able to successfully defend against such claims, which may result in a limitation on our ability to use the intellectual property subject to these claims and might require us to redesign affected services, enter into costly settlement or license agreements, pay costly damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling certain of our services. In such circumstances, if we cannot or do not license the infringed technology on reasonable terms or substitute similar technology from another source, our revenue and earnings could be adversely impacted. Additionally, in recent years, non-practicing entities have been acquiring patents, making claims of patent infringement and attempting to extract settlements from companies in our industry. Even if we believe that such claims are without merit and successfully defend these claims, defending against such claims is time consuming and expensive and could result in the diversion of the time and attention of our management and employees.

We may use open-source software in a manner that could be harmful to our business.

We use open source software in connection with our technology and services. The original developers of the open source code provide no warranties on such code. Moreover, some open source software licenses require users who distribute open source software as part of their software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open source code on unfavorable terms or at no cost. The use of such open source code may ultimately require us to replace certain code used in our products, pay a royalty to use some open source code or discontinue certain products. Any of the above requirements could be harmful to our business, financial condition and operations.

We do not have and may be unable to obtain sufficient insurance to protect ourselves from business risks.

While we hold certain mandatory types of insurance policies, we do not currently maintain insurance coverage for business interruption, property damage or loss of key management personnel, as we have been unable to obtain these on commercially acceptable terms. We do not hold insurance policies to cover for any losses resulting from counterparty and credit risks or fraudulent transactions. We also do not generally maintain separate funds or otherwise set aside reserves for most types of business-related risks. Accordingly, our lack of insurance coverage or reserves with respect to business-related risks may expose us to substantial losses, which could materially adversely affect our business, financial condition and results of operations.

We rely on certain key personnel and in a dynamic industry like ours, the ability to attract, recruit, retain and develop qualified personnel is critical to our success and growth.

We rely substantially on the efforts of our current senior management, including our Chief Executive Officer, William Corbett, and our President and Chief Financial Officer, Richard Rosenblum. Our business would be impeded or harmed if we were to lose their services. In addition, our business functions at the intersection of rapidly changing technological, social, economic and regulatory developments that require a wide-ranging set of expertise and intellectual capital. In order for us to compete and grow successfully, we must attract, recruit, retain and develop the necessary personnel who can provide the needed expertise across the entire spectrum of our capital needs. This is particularly true with respect to qualified and experienced software engineers and information technology staff, who are highly sought after. The market for such personnel is highly competitive, and we may not succeed in recruiting additional personnel or may fail to replace effectively current personnel who depart with qualified or effective successors. Our efforts to retain and develop personnel may result in significant additional expenses, which could adversely affect our profitability. We cannot assure you that we will be able to attract and retain qualified personnel in the future. Failure to retain or attract key personnel could have a material adverse effect on our business, financial condition and results of operations.

The COVID-19 pandemic has caused and may continue to cause a delay in our roll out plans, which has negatively impacted our ability to generate revenue and operations and results of operations.

The COVID-19 pandemic has required our management to focus their attention primarily on responding to the challenges presented by the pandemic, including ensuring continuous operations, and adjusting our operations to address changes in the virtual payments industry. Due to measures imposed by the local governments in areas affected by COVID-19, businesses have been suspended due to quarantine intended to contain this outbreak and many people have been forced to work from home in those areas. As a result, development of our e-wallets and the limited installation of our network of kiosks in Southern California has been delayed, which has had an adverse impact on our business and financial condition and has hampered our ability to generate revenue and access usual sources of liquidity on reasonable terms. As the COVID-19 pandemic evolves, we may face similar challenges in the future which could lead to material adverse impacts on our company.

Risks Relating to Our Securities

There is currently a limited public trading market for our common stock and one may never develop.

There currently is a limited public trading market for our securities, and it is not assured that any such public market will develop in the foreseeable future. Moreover, there can be no assurance that even if our common stock is approved for listing on an exchange or is quoted in the over-the-counter market in the future, that an active trading market will develop or be sustained. Therefore, we cannot predict the prices at which our common stock will trade in the future, if at all. As a result, our investors may have limited or no ability to liquidate their investments.

Trading in our common stock is conducted on the OTCQB, as we currently do not meet the initial listing criteria for any registered securities exchange. The OTCQB and OTC Markets are less recognized markets than the registered securities exchanges and is often characterized by low trading volume and significant price fluctuations. These and other factors may further impair our stockholders’ ability to sell their shares when they want to and/or could depress our stock price. As a result, stockholders could find it difficult to dispose of, or obtain accurate quotations of the price of our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our Company may be limited. If a public market for our common stock does develop, these factors could result in lower prices and larger spreads in the bid and ask prices for our shares of common stock.

Because our common stock may be a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.

Our common stock is deemed to be a “penny stock” if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange, or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This risk-disclosure document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get their money back.

If applicable, the penny stock rules may make it difficult for stockholders to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, stockholders may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.

Our stock price has been subject to significant volatility, and future volatility may result in our investors incurring substantial losses.

Our stock price has fluctuated in the past, has been subject to volatility and may be volatile in the future. We may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance. For example, the COVID-19 pandemic and its variants and the Russia-Ukraine conflict has caused broad stock market and industry fluctuations. Furthermore, the market prices for companies operating in our industry have experienced extreme volatility. As a result of this volatility, investors may experience losses on their investment in our common stock. The market price for our common stock may be influenced by many factors, including the following:

●	conversion of our outstanding convertible notes or exercise of outstanding warrants into shares of common stock at low prices, and the sale of such shares in the public market;

●	investor reaction to our business strategy;

●	the success of competitive products or technologies;

●	regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our products;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	our ability or inability to raise additional capital to fund our working capital and business plans, and the terms on which we raise it;

●	declines in the market prices of stocks generally;

●	our public disclosure of the terms of any financing which we consummate in the future;

●	our failure to generate revenue and positive cash flow or to become profitable;

●	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

●	cancellation of key contracts;

●	our failure to meet financial or operational forecasts we publicly disclose;

●	the trading volume of our common stock;

●	sales of our common stock by us or our stockholders (including the Selling Stockholders named herein);

●	general economic, industry and market conditions; and

●	other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the continued spread of COVID-19 and its variants, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability

These and similar market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. Since the stock price of our common stock has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current prices or that future sales of our common stock will not be at prices lower than those sold to investors.

Because we became public by means of a reverse merger, we and our shareholders may be faced with regulatory constraints, and we may not be able to attract the attention of brokerage firms.

Additional risks may exist because we became public through a reverse merger. For example, our status as a former “shell company” may limit the ability of shareholders to utilize SEC Rule 144 to sell their shares. Further, as we did not become a public company via a traditional, underwritten initial public offering, securities analysts of brokerage firms may not provide coverage of our company since there is little incentive for brokerage firms to recommend the purchase of our common stock. In addition, institutional investors may have limitations on investing in reverse merger companies, which could limit the universe of potential investors for our company. No assurance can be given that brokerage firms will want to conduct secondary offerings on our behalf in the future. In addition, if we were to attempt to up-list the listing of our securities on a national securities exchange we will likely be subject to additional listing requirements applicable to entities that became public through a reverse merger.

Compliance with the reporting requirements of federal securities laws are expensive and time consuming.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002. The costs (in terms of expenses and the required dedication of management’s time and attention) of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. If we do not provide current information about our company to market makers, they will not be able to trade our stock. Failure to comply with the applicable securities laws could result in private or governmental legal action against us or our officers and directors, which could have a detrimental impact on our business and financials, the value of our stock, and the ability of stockholders to resell their stock.

Our investors’ ownership will likely be diluted in the future.

In the future, we will likely issue additional authorized but previously unissued equity securities, resulting in the dilution of ownership interests of our present stockholders. We expect to need to issue a substantial number of shares of common stock or other securities convertible into or exercisable for common stock in connection the conversion or exercise of outstanding convertible notes and warrants (including, potentially, up to 306,528,740 shares registered for resale pursuant to the registration statement of which this prospectus is a part) as well as in connection with hiring or retaining employees, future acquisitions, raising additional capital in the future to fund our operations, and other business purposes. Additional shares of common stock issued by us in the future, including shares issued upon exercise of the warrants and the outstanding notes, will dilute an investor’s investment in the Company.

Our Board of Directors has historically had significant control over us and we have yet to establish committees comprised of independent directors.

Each of our board members has significant control over all corporate issues. In addition, two of our six directors serve as our officers. We have not established board committees comprised of independent members, and we do not have an audit or compensation committee comprised of independent directors. Our six directors performed these functions, despite not all being independent directors. Thus, there is potential conflict in that two of our directors were also engaged in management and participated in decisions concerning management compensation and audit issues that may affect management and our performance.

We do not have an independent compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with its financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our Board of Directors is comprised of two executive officers and four other directors, and absent an independent compensation committee currently determines the compensation and benefits of our executive officers, administers our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Our lack of an independent compensation committee presents the risk that our executive officers on the board may have influence over their personal compensation and benefits levels that may not be commensurate with its financial performance.

Limitations on director and officer liability and indemnification of our officers and directors by our articles of incorporation, as amended, and by-laws may discourage stockholders from bringing suit against an officer or director.

Our articles of incorporation, as amended, and bylaws provide, with certain exceptions as permitted by Nevada law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director or officer, unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud or knowing violation of law. These provisions may discourage stockholders from bringing suit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of us against a director or officer.

We are responsible for the indemnification of our officers and directors.

Should our officers and/or directors require us to contribute to their defense in an action brought against them in their capacity as such, we may be required to spend significant amounts of our capital. Our articles of incorporation, as amended, and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. In addition, we have entered into an indemnification agreement with our Chief Executive Officer. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

We do not expect to pay dividends on our common stock in the foreseeable future.

We have not paid cash dividends on our common stock to date and we do not expect to pay dividends on our common stock for the foreseeable future, and we may never pay dividends. Consequently, the only opportunity for investors to achieve a return on their investment may be if an active trading market develops, and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit, neither of which we can guarantee will ever take place. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, and growth plans. See “Dividend Policy” elsewhere in this prospectus for more information.

USE OF PROCEEDS

This prospectus relates to the Shares that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds upon the sale of the Shares by the Selling Stockholders in this offering. However, we may receive gross proceeds upon the exercise of the Warrants issued to the Selling Stockholders only if exercised for cash. If all such Warrants are exercised for cash, we would receive $3,787,974 in gross proceeds, which we would use to fund our working capital, for general corporate purposes or for such other purposes as our Board of Directors may approve. However, no assurances can be given that all or any portion of the Warrants will be exercised or exercised for cash.

DIVIDEND POLICY

We have never declared nor paid any cash dividends on our common stock, and currently intend to retain all our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends on our common stock will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the board deems relevant.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price it may sell the Shares (if any), and such sales may be made at prevailing market prices, or at privately negotiated prices.

THE PRIVATE PLACEMENTS

The Shares registered for resale pursuant to the registration statement of which this prospectus forms a part were issued by us (or underlying notes or warrants issued by us) in several private placements in the past. The following is a description of such private placements which relate specifically to the shares registered hereby.

February 3, 2021 Private Placement

On February 3, 2021, we entered into Securities Purchase Agreements (the “February 3rd SPAs”) with each of Iroquois Master Fund Ltd. (“Iroquois MF”), Mercer and Cavalry (collectively, the “February 3rd Investors”) pursuant to which we received $199,500, $250,250 and $150,500, respectively, in exchange for the issuance of:

●	12.5% Original Issue Discount Convertible Notes (the “February 3rd Notes”) in the principal amounts of $228,000, $286,000 and $172,000 issued to each of Iroquois MF, Mercer and Calvary, respectively; and

●	five-year warrants (the “February 3rd Warrants”) to purchase 5,066,667, 6,355,556 and 3,822,223 shares of our common stock at an exercise price of $0.05 per share to each of Iroquois MF, Mercer and Cavalry, respectively.

The February 3rd Notes matured in 12 months, bore interest at a rate of 10% per annum, and were initially convertible into our common stock at a conversion price of $0.045 per share (as adjusted for stock splits, stock combinations, dilutive issuances and similar events). With the proceeds of the February 16th private placement described below, between February 16, 2021 and February 17, 2021, we repaid the February 3rd Notes issued to Mercer and Cavalry, and they are therefore no longer outstanding. The February 3rd Note issued to Iroquois MF was subsequently converted into shares of our common stock is therefore no longer outstanding.

The February 3rd Investors may exercise the February 3rd Warrants on a cashless basis if, after the six-month anniversary of the date of issuance of the February 3rd Warrants, the underlying common stock is not then registered pursuant to an effective registration statement. The February 3rd Warrants provide for adjustment to the exercise price and number of shares to be issued upon exercise in the event of stock splits, stock combinations and similar events. The February 3rd Warrants also provide for full ratchet price adjustment to the exercise price with respect to issuances of securities below the exercise price and provides for a full ratchet increase in the number of shares to be issued in the event of issuances below the exercise price.

In the event of any fundamental transaction, as described in the February 3rd Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a February 3rd Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Warrant is exercisable immediately prior to such event. Under certain circumstances, upon a fundamental transaction, the holders of the February 3rd Warrants at their option, can cause us to purchase the February 3rd Warrants from the holders by paying cash based on a Black Scholes calculation.

The February 3rd Warrants contain conversion limitations providing that a holder thereof may not convert such February 3rd Note or exercise such February 3rd Warrant to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our common stock immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to us provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

In connection with the February 3rd SPAs, we entered into a Registration Rights Agreement, each dated February 3, 2021 (the “February 3rd Registration Rights Agreements”), with each of the February 3rd Investors pursuant to which we were obligated to file a registration statement with the SEC within ninety (90) days after the date of the agreement to register the resale by the investors of the shares of our common stock issuable under the February 3rd Notes and upon exercise of the February 3rd Warrants, and use all commercially reasonable efforts to have the registration statement declared effective by the SEC within one hundred five (105) days after the registration statement is filed. Such registration statement was declared effective on April 26, 2021.

On May 5, 2021, Mercer exercised its warrant for 6,355,556 shares of common stock for gross proceeds of $317,778. This registration statement of which this prospectus forms a part is being filed to register such shares of common stock issuable upon exercise of the remaining February 3rd Warrants. As a result of the reduction in the conversion price of the Cavalry and Mercer notes discussed below, the remaining 8,888,890 February 3rd Warrants, registered under the Prior Registration Statement, have a current exercise price of $0.0115 per share.

February 16, 2021 Private Placement

On February 16, 2021, we entered into Securities Purchase Agreements (the “February 16th SPAs”) with each of Bellridge Capital, LP (“Bellridge”), Cavalry, and Mercer (the “February 16th Investors”), pursuant to which we received $787,500, $500,500 and $500,500 from Bellridge, Cavalry and Mercer, respectively, in exchange for the issuance of:

●	Original Issue Discount 12.5% Convertible Notes (the “February 16th Notes) in the principal amounts of $900,000 issued to Bellridge and $572,000 to each of Cavalry and Mercer; and

●	five-year warrants (the “February 16th Warrants,”) (i) issued to Bellridge to purchase 3,913,044 shares of our common stock and (ii) issued to each of Cavalry and Mercer to purchase 2,486,957 shares of our common stock, each at an initial exercise price of $0.24 per share which was subsequently adjusted to $0.15 per share following the March Private Placement described below, pursuant to the terms of the February 16th Warrants.

The February 16th Notes initially matured in 12 months, bear interest at a rate of 10% per annum, and were initially convertible into our common stock at a conversion price of $0.23 per share (as adjusted for stock splits, stock combinations, dilutive issuances and similar events). The conversion price of the February 16th Notes was subsequently adjusted to $0.15 per share following the March Private Placement described below, pursuant to the terms of the February 16th Notes.

The February 16th Notes may be prepaid at any time for the first 90 days in an amount equal to 115% of the principal amount plus accrued interest. From day 91 through day 180, the February 16th Notes may be prepaid in an amount equal to 120% of the principal amount plus accrued interest. From day 181 through day 365, each may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The February 16th Notes contain certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

The February 16th Investors may exercise the February 16th Warrants on a cashless basis if, after the six-month anniversary of the date of issuance of the February 16th Warrants, the underlying common stock is not then registered pursuant to an effective registration statement. The February 16th Warrants provide for adjustment to the exercise price and number of shares to be issued upon exercise in the event of stock splits, stock combinations and similar events. The February 16th Warrants also provide for full ratchet price adjustment to the exercise price with respect to issuances of securities below the exercise price.

In the event of any fundamental transaction, as described in the February 16th Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of an February 16th Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the February 16th Warrant is exercisable immediately prior to such event. Under certain circumstances, upon a fundamental transaction, the holders of the February 16th Warrants at their option, can cause us to purchase the February 16th Warrants from the holders by paying cash based on a Black Scholes calculation.

The February 16th Notes and the February 16th Warrants contain conversion limitations providing that a holder thereof may not convert the February 16th Notes or exercise the February 16th Warrants to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our common stock immediately after giving effect to such conversion or exercise (the “Minimum Amount”). A holder may increase or decrease its beneficial ownership limitation upon notice to us, provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice. Upon the occurrence of an event of default under the February 16th Notes, the respective holder has the right to be prepaid at 140% of the outstanding principal balance and accrued interest, and interest accrues at 18% per annum (or the maximum amount permitted by law). In addition, if an event of default under a February 16th Note has occurred, regardless of whether it has been cured or remains ongoing, such February 16th Note will thereafter be convertible at 65% of the lowest closing price of our common stock for the last 10 consecutive trading days.

On February 4, 2022, we repaid the Bellridge February 16th Note , thereby extinguishing such note.

We have twice extended the maturity dates of the February 16th Notes held by each Cavalry and Mercer. On February 3, 2022, we agreed to extend the agreement’s maturity date to August 16, 2022, and on August 30, 2022, we entered an agreement for an additional maturity date extension to November 16, 2022. In consideration for the second extension, we agreed to (i) increase the principal amount outstanding and due under the February 16th Notes to Cavalry and Mercer by twenty percent (20%) and (ii) issue to each of Cavalry and Mercer a new five-year warrant (each, an “Extension Warrant”) to purchase an additional 3,000,000 shares of common stock at an exercise price of $0.15 per share. The Extension Warrant contains the same terms and provisions in all material respects as the February 16th Warrants, except for difference in exercise price.

On December 30, 2022, we again extended the maturity dates of each of the February 16th Notes held by Cavalry and Mercer to December 30, 2023. Each of Cavalry and Mercer entered into Note Amendment Letter Agreement with the Company (the “Note Amendment”) pursuant to which the parties agreed to the following:

(1)	The conversion price of the February 16th Notes was reduced from $0.15 to $0.0115 per share (such reduced conversion price being the current conversion price of such notes give the passage of the November 16, 2022 maturity date). As a result of this change in conversion price, the 3,000,000 shares of common stock underlying the Extension Warrants was increased to 39,130,435 shares.

(2)	The February 16th Warrants issued to Cavalry and Mercer were irrevocably exchanged for 12-month non-convertible promissory notes in the amount of $482,000 (the “Exchange Notes”). This exchange caused the cancellation of the February 16th Warrants held by Cavalry and Mercer for all purposes. The Exchange Notes have a maturity date of December 30, 2023 and carry an interest rate of ten percent (10%). We have the right, but not the obligation, in lieu of a cash payment upon maturity of the Exchange Notes, to issue 51,901,711 shares of common stock, as adjusted for any stock splits, dividends or other similar corporate events, in full satisfaction of our obligations under each of the Exchange Notes (or any pro rata portion of such number of shares in partial satisfaction of such obligations). We are under no legal obligation to reserve such number of shares for future issuance.

(3)	Each of Cavalry and Mercer agreed (i) not to convert all or any portion of the February 16th Notes until after March 30, 2023 and (ii) waive any events of default under the February 16th Notes and the February 16th SPAs.

(4)	Certain other warrants held by Cavalry and Mercer which contain a mandatory exercise provision allowing the Company to force exercise of such warrants if the price of the common stock is $0.06 per share or above were amended effective December 30, 2022 to reduce such forced exercise price to $0.04 per share.

The parties also acknowledged that the principal and accrued interest under the February 16th Notes as of December 28, 2022 is equal to an aggregate of $2,264,784, or $1,132,392 for each of Cavalry and Mercer.

This registration statement, of which this prospectus is a part, is being filed to register 196,937,678 shares of common stock (98,468,839 shares of common stock to each of Cavalry and Mercer, which includes 8,389,334 shares of common stock registered under the Prior Registration Statement) issuable to Cavalry and Mercer on the amended February 16th Notes, exercisable at $0.0115 per share; and to register 3,913,044 shares of common stock on the exercise of the Initial Bellridge February 16th Warrant, at an exercise price of $0.0115 per share; and a further 78,260,870 shares of common stock (39,130,435 shares of common stock to each of Cavalry and Mercer) on the exercise of the Extension Warrants at an exercise price of $0.0115 per share.

The March 2021 Private Placement

On March 11, 2021, we entered into Securities Purchase Agreements (the “March SPAs”) with each of Anson Investments Master Fund LP (“Anson IMF”), Anson East Master Fund LP (“Anson EMF”), Cavalry, Cavalry Special Ops Fund, LLC (“Cavalry SOF”), Hudson Bay Master Fund Ltd. (“Hudson Bay”), Iroquois Capital Investment Group LLC (“Iroquois CIG”), Iroquois MF, and Mercer (together, the “March Investors”), pursuant to which we agreed to sell to the March Investors in a private placement (i) 30,333,334 shares of our common stock (the “March Shares”) and (ii) warrants (the “March Warrants”) to purchase up to an aggregate of 15,166,667 shares of our common stock (the “March Warrant Shares”) for gross proceeds of approximately $4,550,000. The combined purchase price for one share of common stock and associated March Warrant is $0.15. The private placement pursuant to the terms of the March SPAs closed on March 16, 2021.

The March Warrants are exercisable for a period of five years from the date of issuance and have an exercise price of $0.15 per share, subject to adjustment as set forth in the March Warrants for stock splits, stock dividends, recapitalizations, and similar events. The March Investors may exercise the March Warrants on a cashless basis if, after the six-month anniversary of the date of issuance of the March Warrant, the March Warrant Shares are not then registered pursuant to an effective registration statement. Each March Investor has contractually agreed to restrict its ability to exercise the March Warrants such that the number of shares of the Company’s common stock held by the March Investor and its affiliates after such exercise does not exceed the Maximum Percentage beneficial ownership limitation.

In connection with the March SPAs, we entered into Registration Rights Agreements, dated March 11, 2021, with each of the March Investors pursuant to which we are obligated to file a registration statement the SEC to register for resale the March Shares and March Warrant Shares for resale. Such registration statement was declared effective on April 26, 2021.

The March SPAs and the March RRAs contain customary representations, warranties, conditions and indemnification obligations of the parties, which were made only for purposes of such March SPAs and March RRAs as of specific dates and solely for the benefit of the parties.

Pursuant to an engagement letter (the “Engagement Letter”), dated as of March 6, 2021, by and between us and H.C. Wainwright & Co., LLC (“Wainwright”), we engaged Wainwright to act as our exclusive placement agent in connection with the March Private Placement. Pursuant to the engagement agreement, we agreed to pay Wainwright a cash fee of 8.0% of the gross proceeds raised by us in the private placement. We also agreed to pay Wainwright (i) a management fee equal to 1.0% of the gross proceeds raised in the private placement; (ii) $35,000 for non-accountable expenses and (iii) up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses. In addition, we agreed to issue to Wainwright (or its designees) placement agent warrants (the “Placement Agent Warrants”) to purchase an aggregate of up to 2,426,667 shares of our common stock (equal 8.0% of the aggregate number of shares of common stock sold in the March Private Placement or underlying the March Warrants). The Placement Agent Warrants generally have the same terms as the March Warrants, except they have an exercise price of $0.1875.

This registration statement, of which this prospectus is a part, is being filed to register 15,166,667 shares of common stock issuable upon exercise of the March Warrants, at an exercise price of $0.15 per share and a further 2,426,667 shares of common stock issuable upon exercise of the Placement Agent Warrants, at an exercise price of $0.1875 per share.

Other Transactions with Certain Selling Stockholders

On August 5, 2020, we entered into a Securities Purchase Agreement (the “Pinz SPA”) with Pinz Capital Special Opportunities Fund, LP. (“Pinz”), pursuant to which we received $87,500 in exchange for the issuance of:

●	an Original Issue Discount 10% Senior Secured Convertible Note (the “Pinz Note”) in the principal amount of $100,000; and

●	a five-year warrant (the “Pinz Warrant”) to purchase 2,857,143 shares of our common stock at an exercise price of $0.05 per share.

On October 20, 2020, Pinz entered into an assignment and transfer agreement (the “Pinz Assignment Agreement”) with Cavalry, pursuant to which Pinz assigned and transferred all of its rights and obligations under the Pinz Note (hereinafter referred to as the “August 2020 Cavalry Note”), the Pinz Warrant (hereinafter referred to as the “August 2020 Cavalry Warrant”), a Registration Rights Agreement dated August 3, 2020 entered into with Pinz in connection with the Pinz SPA, and the Pinz SPA (hereinafter referred to as the “August 2020 Cavalry SPA”).

The August 2020 Cavalry Note matured in 12 months after issuance, bore interest at a rate of 10% per annum, and were initially convertible into shares of our common stock at a conversion price of $0.035 per share (as adjusted for stock splits, stock combinations, dilutive issuances and similar events).

The August 2020 Cavalry note is no longer outstanding as it was fully converted into shares of common stock.

On April 23, 2021, Cavalry exercised 1,922,220 of the August 2020 Cavalry Warrant at an exercise price of $0.05 per share for gross proceeds of $96,111. The remaining balance of the August 2020 Cavalry Warrant for 934,923 shares of common stock remains outstanding with a current exercise price of $0.0115 per share, and such shares are registered for resale pursuant to the registration statement of which this prospectus is a part.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with and is qualified in its entirety by and should be read together with our financial statements and the related notes thereto appearing elsewhere in this prospectus. This discussion contains certain forward-looking statements that involve risks and uncertainties, as described under the heading “Cautionary Note Regarding Forward-Looking Statements.” Actual results could differ materially from those projected in the forward-looking statements.

Overview

We are a provider of digital payment solutions and services to businesses and consumers. We are focused on operating and developing “e-wallets” that enable consumers to deposit cash, convert it into a digital form, and remit the funds to Mexico and other countries quickly and securely. Our first e-wallet, the Beyond Wallet, is focused on the business market and is currently operational. Our flagship e-wallet, IPSIPay, is focused on the consumer market and was fully launched in July 2022 after a soft launch in December 2021.

Our platform (which can be used both business-to-business and business-to-consumer) facilitates the transfer of funds in digital form to other countries, initially Mexico but also, India and the Philippines, primarily from hand-held devices as well as on desktop or laptop computers.

During the third quarter of 2022, we completed the key integration of our IPSIPay mobile application and back-end payment processing infrastructure through our commercial partners. Additionally, in July 2022 we entered into an endorsement agreement with Mexican-American actor and television personality, Mario Lopez, which we believe will be a significant part of our commercial launch efforts in our target markets as described below.

In October 2022, we announced that since the commencement of our new IPSIPay marketing campaign featuring Mr. Lopez in August 2022, we achieved 10,000 downloads of IPSIPay, and of the 10,000 downloads, 1,200 have been converted to active users with wallets, meaning the users have initiated at least one transaction via IPSIPay.

Our launch plan for IPSIPay and Beyond Wallet is to target lower income, migrant communities in California (notably in the agriculture industry), and expanding to other states with large migrant populations such as Texas and Florida. We not only believe the addressable market for our products and services is large and growing, but that servicing this market is socially responsible. We believe our digital payment facilitation platform and related apps will empower and enable the unbanked and under-served and payment providers who service these users, acting as a bridge to provide access to comprehensive and easy to use payment solutions. Given the large size of our addressable market, our ability to capture even a very small share of the market represents a significant revenue opportunity for our company.

Previously, we intended to invest in physical kiosks which required the user presence at digital payment kiosk locations, and we still intend to use our existing kiosks in certain target markets within Southern California.

We acquired a 10% strategic interest in Frictionless Financial Technologies, Inc. (“Frictionless”), on June 22, 2021. Frictionless agreed to deliver to us, a live fully compliant financial payment software as a service solution for use by us as a digital payment platform that enables payments within the United States and abroad, including Mexico, together with a service agreement providing a full suite of product services to facilitate our anticipated product offerings. . IPSIPay is the digital payment solution provided to us by Frictionless, and Frictionless continues to provide back-end technical services to our company. We have an irrevocable right to acquire up to an additional 41% of the outstanding common stock of Frictionless at a purchase price of $300,000 for each 1% acquired.

On August 26, 2021, we formed a new majority owned subsidiary, Beyond Fintech Inc. (“Beyond Fintech”), in which we own a 51% stake, with Frictionless owning the remaining 49%. Beyond Fintech acquired an exclusive license to our Beyond Wallet offering to further its objective of providing virtual payment services allowing U.S. persons to transfer funds to Mexico and other countries.

Known Trends, Demands, Commitments, Events or Uncertainties Impacting Our Business

Launch and Scaling of E-Wallets

Having achieved full commercial integration and launch of the IPSIPay app during the third quarter of 2022, the key for our business for the foreseeable future is to scale the number of IPSIPay and, to a lesser extent, Beyond Wallet downloads achieved and revenue generated from transactions process by customers via IPSIPay and Beyond Wallet. Presently, our ability to generate meaningful revenue from customer use of IPSIPay or Beyond Wallet is limited, given the relatively recent commencement of launch activities, the relatively limited app downloads and active users achieved to date and our launch promotional activities. While we see great potential for our product offerings in our initial target markets as described above, both the near- and long-term viability of our business is dependent in large part on our ability to scale our IPSIPay and Beyond Wallet business and add complimentary offerings (such as our telemedicine collaboration with MeMD (also known as Walmart Health Virtual Care), which we announced in October 2022), all with the goal of increasing app downloads and active users who would generate transaction processing and other fees for our company.

We expect to generate some initial IPSIPay-related revenue during the fourth quarter of 2022, with the goal of increasing revenues during 2023. However, our ability to scale our business and generate revenue is unproven at this time, so we remain faced with all of the risks associated with launching and seeking to scale a new business. If we are unable to grow our IPSIPay and Beyond Wallet business, our business would be severely harmed.

Outstanding Indebtedness

At September 30, 2022, we had outstanding convertible notes (described in note 8 to the accompanying condensed consolidated financial statements) in the principal amount of approximately $2.2 million. The notes matured on November 16, 2022 and were convertible into shares of our Common Stock at a conversion price of $0.15 per share (as adjusted for stock splits, stock combinations, dilutive issuances and similar events). As described under the section of this prospectus captioned, “The Private Placements”, we have amended the maturity date of these notes to December 30, 2023 on negotiated terms. We may be unable to repay these notes on maturity, and our inability to extent, repay or refinancing this indebtedness would have a material adverse effect on our ability to operate our company.

COVID-19

The novel coronavirus (“COVID-19”) pandemic has resulted in government authorities and businesses throughout the world implementing numerous measures intended to contain and limit the spread of COVID-19, including travel restrictions, border closures, quarantines, shelter-in-place and lock-down orders, mask and social distancing requirements, and business limitations and shutdowns. The spread of COVID-19 and increased variants has caused, and may continue to cause us to make significant modifications to our business practices, including enabling most of our workforce to work from home, establishing strict health and safety protocols for our offices, restricting physical participation in meetings, events, and conferences, and imposing restrictions on employee travel. We will continue to actively monitor the situation and may take further actions that alter our business practices as may be required by federal, state, or local authorities or that we determine are in the best interests of our employees, customers, or business partners.

The rapidly changing global market and economic conditions as a result of the COVID-19 pandemic have impacted, and are expected to continue to impact, our operations and business. For example, COVID-19 related issues has caused a delay in our ability to launch our products and services. The broader implications of the COVID-19 pandemic and related global economic unpredictability on our business, financial condition, and results of operations remain uncertain.

Russia’s Invasion of Ukraine

In February 2022, Russia invaded Ukraine, with Belarus complicit in the invasion. As of the date of this report, the conflict between these two countries is ongoing. We do not have any direct or indirect exposure to Ukraine, Belarus or Russia, through our operations, employee base or any investments in any of these countries. In addition, our securities are not traded on any stock exchanges in these three countries. We do not believe that the sanction levied against Russia or Belarus or individuals and entities associated with these two countries will have a material impact on our operations or business, if any. Further, we do not believe that we have any direct or indirect reliance on goods sourced from Russia, Ukraine or Belarus or countries that are supportive of Russia.

We have commercially launched our e-wallet platforms which provide online money transfer and payment services to our customers which may expose us to cybersecurity risks. We employ the latest encryption techniques and firewall practices and constantly monitor the usage of our software, however, this may not be sufficient to prevent the heightened risk of cybersecurity attacks emanating from Russia, Ukraine, Belarus, or any other country.

The impact of the invasion by Russia of Ukraine has increased volatility in stock trading prices and commodities throughout the world. To date, we have not seen a material impact on our operations; however, a prolonged conflict may impact on consumer spending, in general, which could have an adverse impact on the payment services industry as a whole and our business.

Inflation

Macro-economic conditions could affect consumer spending adversely and consequently our future operations when we fully launch our e-wallet products commercially. The U.S. has entered a period of significant inflation, and this may impact consumer’s desire to adopt our products and services and may increase our costs overall. However, as of the date of this report, we do not expect there to be any material impact on our liquidity as forecast in our business plan due to recent inflationary concerns in the U.S.

Foreign Exchange Risks

We intend to operate in several foreign countries, including Mexico. Changes and fluctuations in the foreign exchange rate between the US Dollar and other foreign currencies, including the Mexican Peso, may in future have an effect our results of operations.

Critical Accounting Estimates

Preparation of our consolidated financial statements in accordance with U.S. generally accepted accounting principles ("GAAP") requires us to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses, as well as related disclosure of contingent assets and liabilities. Significant accounting policies are fundamental to understanding our financial condition and results as they require the use of estimates and assumptions which affect the financial statements and accompanying notes. See Note 2 - Summary of Significant Accounting Policies of the Notes to the condensed Consolidated Financial Statements included in Part I, Item I of this Form 10-Q for further information.

The critical accounting policies that involved significant estimation included the following:

Derivative liabilities

We have certain short-term convertible notes and certain warrants which have fundamental transaction clauses which might result in cash settlement. The conversion feature of these convertible notes and warrants are recorded as derivative liabilities which are valued at each reporting date.

The derivative liability is valued using the following inputs:

●	Conversion prices;

●	Current market prices of our equity

●	Risk free interest rates;

●	Expected remaining life of the derivative liability;

●	Expected volatility of the underlying stock; and expected dividend rates

Any change in the above factors such as a change in risk free interest rates, a significant increase or decrease in our current stock prices and a change in the volatility of our Common Stock may result in a significant increase or decrease in the derivative liability.

Impairment of Investments and Intangible assets

We carried investments of $500,001 and Intangible assets of $964,310 as more fully described in Notes 4 and 5 to the accompanying condensed consolidated financial statements. The Company tests its investments and intangible assets with an indefinite useful life annually for impairment or more frequently if indicators for impairment exist. The value of our Investments and intangibles is based upon our mutual goal of providing payment services to an underserved market. Currently our investments or our intangible assets have not produced any revenues on which to assess whether the income generated from these assets can support the carrying value of these assets. For impairment testing of investments and intangibles we determine the fair value of the underlying assets using an income-based approach which estimates the fair value using a discounted cash flow model. Key assumptions in estimating fair values include projected revenue growth and the weighted average cost of capital. In addition, management recently reviewed the future revenue and profit projections of our e-wallet services based on management forecasts of the size of the market and expected customer growth and retention, we determined that no impairment charges were necessary, however if we are unable to achieve our forecasts once operations begin, we may need to re-evaluate our forecasts which could result in an impairment charge. Since performing this analysis we have no reason to believe that further impairment is necessary as of September 30, 2022.

Results of Operations

Results of Operations for the Three Months Ended September 30, 2022 and 2021

Net revenue

We did not have revenues during the three months ended September 30, 2022 and 2021. We anticipate that we will commence generating revenue during the fourth quarter as we have fully launched our IPSIPay e-wallet.

Cost of goods sold

As we did not have revenues during the three months ended September 30, 2022 and 2021, we anticipate that we will begin to recognize cost of goods sold during the fourth quarter as we have launched our IPSIPay e-wallet.

General and administrative expenses

General and administrative expenses were $2,721,451 and $2,747,693 for the three months ended September 30, 2022 and 2021, respectively, a decrease of $26,242 or 1.0%. The decrease is primarily due to the following:

(i)	Consulting fees were $193,000 and $470,250 for the three months ended September 30, 2022 and 2021, respectively, a decrease of $277,250. In the prior year 5,650,000 shares valued at $443,050 were issued to various consultants for services rendered in connection with developing the IPSIPay platform, in the current year, we issued a further 4,000,000 shares of our Common Stock to two consultants for marketing efforts related to our platform, valued at $168,000.

(ii)	Payroll expenses were $1,290,681 and $1,437,751 for the three months ended September 30, 2022 and 2021, respectively, a decrease of $147,070 or 10.2%. The decrease is primarily due to the reduction is stock based compensation of $140,620 over the prior period based on the amortization of option and restricted stock expense and shares of Common Stock issued for salaries.

(iii)	Professional fees were $454,613 and $104,756 for the three months ended September 30, 2022 and 2021, respectively, an increase of $349,857 or 334.0%. The increase is primarily due to; (i) professional fees paid to Frictionless in managing and providing customer support for the IPSIPay platform, including expenses incurred on setting up Mexican operations; and (ii) social media expenses incurred to promote the IPSIPay platform to our target market.

(iv)	Selling and marketing expenses were $412,567 and $2,333 for the three months ended September 30, 2022 and 2021, respectively, an increase of $410,234. The increase is primarily attributable to Mario Lopez related endorsement expenses of $357,370 and marketing expenses of $33,553 incurred during the current period to promote the launch of the IPSIPay wallet and platform.

(v)	Legal fees were $213,760 and $39,025 for the three months ended September 30, 2022 and 2021, respectively, an increase of $174,735. The increase is primarily due to legal expenses incurred on labor disputes filed by several employees who were severed in the prior year.

(vi)	Directors fees were $30,000 and $583,006 for the three months ended September 30, 2022 and 2021, respectively, a decrease of $553,006, primarily due to the prior year issuance of 7,000,000 shares of Common Stock to directors valued at $538,300.

(vii)	The balance of the general and administrative expenses increased by approximately $16,258, which is made up of several individually insignificant expenses.

Depreciation and amortization

Depreciation was $20,500 and $4,642 for the three months ended September 30, 2022 and 2021, respectively, an increase of $15,858 or 341.6%, the increase is primarily due to the amortization of the IPSIPay intangible which was brought into use during the current period.

Penalty on convertible notes

Penalty on convertible notes was $602,100 and $0 for the three months ended September 30, 2022 and 2021, an increase of $602,100 or 100.0%. The increase is due to the modification of the maturity date of two convertible notes, resulting in the negotiation of a 20% repayment penalty on the convertible notes and the value of the warrants to purchase 6,000,0000 shares of our Common Stock that were issued to the note holders as additional compensation for extending the maturity date to November 16, 2022.

Interest expense, net

Interest expense was $51,340 and $53,903 for the three months ended September 30, 2022 and 2021, respectively, a decrease of $2,563 or 4.8%. The decrease is due to the repayment of our convertible note with Bellridge, offset by an increase in the principal due on the two remaining convertible notes.

Amortization of debt discount

Amortization of debt discount was $0 and $515,200 for the three months ended September 30, 2022 and 2021, respectively, a decrease of $515,200 or 100.0%. The decrease is due to the full amortization of the debt discount on convertible notes in the first quarter of the current year, in the prior year, debt discount was amortized on the three remaining convertible notes.

Derivative liability movements

Derivative liability movements were $84,895 and $1,578,361 for the three months ended September 30, 2022 and 2021, respectively, a decrease of $1,493,466 or 94.6%. The derivative liability arose due to the issuance of convertible securities and warrants with a fundamental transaction clause allowing for a cash settlement of the convertible note at the option of the holder. The charge during the current period represents the increase in the mark-to-market value of the derivative liability due to an increase in the share price over the prior quarter.

Net loss

Net loss was $3,310,496 and $1,743,077 for the three months ended September 30, 2022 and 2021, respectively, an increase in loss of $1,567,419 or 89.9%. The increase is primarily due to the increase in penalty on convertible notes and the reduction in the derivative liability movement, offset by the reduction in amortization of debt discount, as discussed above.

Results of Operations for the Nine Months Ended September 30, 2022 and September 30, 2021

Net revenue

We did not have revenues during the nine months ended September 30, 2022 and 2021. We anticipate that we will commence generating revenue during the fourth quarter as we have fully launched our IPSIPay e-wallet.

Cost of goods sold

As we did not have revenues during the nine months ended September 30, 2022 and 2021, we anticipate that we will begin to recognize cost of goods sold during the fourth quarter as we have launched our IPSIPay e-wallet.

General and administrative expenses

General and administrative expenses were $4,386,375 and $9,457,134 for the nine months ended September 30, 2022 and 2021, respectively, a decrease of $5,070,759 or 53.6%. The decrease is primarily due to the following:

(i)	Consulting fees were $247,900 and $1,313,134 for the nine months ended September 30, 2022 and 2021, respectively, a decrease of $1,065,234. In the prior year 10,000,000 shares valued at $938,000 were issued to 4 advisory board members and a third party as compensation for their services and consulting fees of $60,000 were paid to our previous CTO.

(ii)	Payroll expenses were $1,998,232 and $6,656,270 for the nine months ended September 30, 2022 and 2021, respectively, a decrease of $4,658,038 or 70.0%. The decrease is primarily due to the issue of warrants exercisable for 20,000,000 shares of Common Stock to our CEO in the prior period with a fair value of $4,327,899 and restricted Common Stock of 1,000,000 shares with a fair value of $50,000 issued to one of our previous employees and the creation of a severance provision of $294,000 representing six months of pay for five former employees in the prior year, offset by an increase in base salaries over the prior period due to an improvement in the caliber of employees, including the hiring of our current CFO.

(iii)	Professional fees were $734,300 and $226,866 for the nine months ended September 30, 2022 and 2021, respectively, an increase of $507,434, or 223.7%. The increase is primarily due to; (i) professional fees paid to Frictionless in managing and providing customer support for the IPSIPay platform, including expenses incurred on setting up Mexican operations; and (ii) social media expenses incurred to promote the IPSIPay platform to our target market.

(iv)	Selling and marketing expenses were $498,494 and $119,514 for the nine months ended September 30, 2022 and 2021, respectively, an increase of $378,980. The increase is primarily attributable to Mario Lopez related endorsement expenses of $357,370 and an increase in marketing expenses of $40,363 incurred during the current period to promote the launch of the IPSIPay wallet and platform.

(v)	Legal fees were $335,846 and $171,866 for the nine months ended September 30, 2022 and 2021, respectively, an increase of $163,980.The increase is primarily due to legal expenses incurred on labor disputes filed by several employees who were severed in the prior year.

(vi)	Directors fees were $90,000 and $681,614 for the nine months ended September 30, 2022 and 2021, respectively, a decrease of $591,614, primarily due to the prior year issuance of 7,000,000 shares of Common Stock to directors valued at $538,300.

(iv)	The balance of the general and administrative expenses decreased by $193,733, which is made up of several individually insignificant expenses.

Depreciation

Depreciation was $29,493 and $13,293 for the nine months ended September 30, 2022 and 2021, respectively, an increase of $16,200 or 121.9%, primarily due to the amortization of the IPSIPay platform which commenced during the third quarter.

Penalty on convertible notes

Penalty on convertible notes was $1,321,658 and $0 for the nine months ended September 30, 2022 and 2021, an increase of $1,321,658, or 100.0%. The increase is due to the repayment of one convertible note and the modification of the maturity date of two convertible notes during the first and the third quarters, respectively, resulting in the triggering of the repayment penalty per the convertible note agreements as well as additional penalties for the extension of the maturity date.

Loss on debt conversion

Loss on debt conversion was $0 and $5,184,447 for the nine months ended September 30, 2022 and 2021, respectively, a decrease of $5,184,447. The loss on debt conversion during the prior year represented a loss realized on the conversion of convertible notes, into equity at fixed conversion prices which ranged from $0.035 to $0.05 per share, when the stock price ranged from $0.05 per share to $0.22 per share, resulting in a significant loss. A total of $2,259,221 was converted from convertible debt to equity during the nine months ended September 30, 2021.

Interest expense, net

Interest expense was $142,302 and $174,587 for the nine months ended September 30, 2022 and 2021, respectively, a decrease of $32,285 or 18.5%. The decrease is due to the repayment of our convertible note with Bellridge, offset by an increase in the principal due on the two remaining convertible notes.

Amortization of debt discount

Amortization of debt discount was $263,200 and $3,138,452 for the nine months ended September 30, 2022 and 2021, respectively, a decrease of $2,875,252 or 91.6%. The decrease is primarily due to the accelerated amortization of debt discount related to notes converted to equity during the first quarter of the prior year.

Derivative liability movements

Derivative liability movements were $(65,046) and $4,714,451 for the nine months ended September 30, 2022 and 2021, respectively. The derivative liability arose due to the issuance of convertible securities and warrants with a fundamental transaction clause allowing for a cash settlement of the convertible note at the option of the holder. The charge during the current period represents the increase in the mark-to-market value of the derivative liability due to an increase in the share price over the prior period.

Net loss

Net loss was $6,208,074 and $13,253,462 for the nine months ended September 30, 2022 and 2021, respectively, a decrease in loss of $7,045,388, or 53.2%. The decrease is due to the decrease in general and administrative expenses, the loss realized on the conversion of convertible debt in the prior year and the decrease in amortization of debt discount, offset by the movement in derivative liabilities, discussed in detail above.

Liquidity and Capital Resources

To date, our primary sources of cash have been funds raised primarily from the sale of our debt and equity securities.

We have an accumulated deficit of approximately $48.3 million through September 30, 2022 and incurred negative cash flow from operations of $2.3 million for the nine months ended September 30, 2022. Our primary focus is on operating e-wallets that enable consumers to deposit cash, convert it into a digital form and remit the funds to Mexico and other countries quickly and securely, which will require us to spend, substantial amounts in connection with implementing our business strategy.

At September 30, 2022, we had cash of approximately $1.35 million and a working capital deficit of $2.0 million including a derivative liability of approximately $0.7 million, after eliminating the derivative liability our working capital is $1.3 million.

We utilized cash of approximately $2.3 million and $1.9 million in operations for each of the nine months ended September 30, 2022 and 2021, respectively.

We invested approximately $0.6 million during the first nine months of 2022 in our e-wallet platforms to enhance our product offering.

We utilized cash of $1.1 million during the current period to repay a convertible note together with a prepayment penalty. Cash provided by financing activities for the nine months ended September 30, 2021 was primarily comprised of gross proceeds of approximately $4.6 million from the private placement on March 17, 2021, approximately $3.0 million from warrants exercised and approximately $2.6 million from convertible debt issued, we utilized $0.5 million for share issue expenses and repaid convertible debt of approximately $0.5million during the prior period.

At September 30, 2022, we had outstanding notes in the principal amount of approximately $2.2 million. The notes were issued on February 16, 2021, and the maturity date was extended from February 16, 2022 to August 16, 2022 and again to November 16, 2022. The notes contain certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets. The notes bear interest at a rate of 10% per annum. and are convertible into shares of our Common Stock at a conversion price of $0.15 per share (as adjusted for stock splits, stock combinations, dilutive issuances and similar events). Upon the occurrence of an event of default under the notes, the respective holder has the right to be prepaid at 140% of the outstanding principal balance and accrued interest, and interest accrues at 18% per annum (or the maximum amount permitted by law). In addition, if an event of default under a note has occurred, regardless of whether it has been cured or remains ongoing, such Note will thereafter be convertible at 65% of the lowest closing price of our Common Stock for the last 10 consecutive trading days. Should the investors choose not to convert these convertible notes, we may need to repay these notes together with interest thereon which will impact on our liquidity.

We expect to invest an additional $250,000 to enhance our e-wallet products, other capital expenditure is expected to be less than $100,000 during the next twelve-month period. Accordingly, we expect to meet our cash requirements for the next twelve months, and beyond twelve months, we expect to raise either debt or equity funding and generate revenue from operations to meet cash requirements. We will also incur costs and expenses on sales and marketing initiatives and for our general working capital.

However, given our losses and negative cash flows, we will be required to raise significant additional funds to progress our business as planned by issuing equity or equity-linked securities. Should this occur, our stockholders would experience dilution, perhaps significantly. Additional debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any additional debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders and require significant debt service payments, which diverts resources from other activities. Moreover, there is a risk that financing may be unavailable to support our operations on favorable terms, or at all.

There is also a significant risk that none of our plans to raise financing will be implemented in a manner necessary to sustain us for an extended period of time. If adequate funds are not available to us when needed, we may be required to continue with reduced operations or to obtain funds through arrangements that may require us to relinquish rights to technologies or potential markets, any of which could have a material adverse effect on our company. In addition, our inability to secure additional funding when needed could cause our business to fail or become bankrupt or force us to wind down or discontinue operations.

We do not have any off-balance sheet financing arrangements as of the date of this prospectus.

Results of Operations for the Years Ended December 31, 2021 and December 31, 2020

Net revenue

We did not have revenues during the years ended December 31, 2021 and 2020.We anticipate that we will recommence generating revenue when we launch our e-wallets once we have determined our deployment strategy, the timing of which is uncertain.

Cost of goods sold

As we did not have revenues during the years ended December 31, 2021 and 2020, we anticipate that we will begin to recognize cost of goods sold when we launch our e-wallets once we have determined our deployment strategy.

General and administrative expenses

General and administrative expenses were $10,284,815 and $1,742,008 for the years ended December 31, 2021 and 2020, respectively, an increase of $8,542,807 or 490.4%. The increase is primarily due to the following;

(i)	Salaries and wages of $7,066,725 and $761,946 for the years ended December 31, 2021 and 2020, respectively, an increase of $6,304,779 or 827.5%. The increase is due to the value of warrants issued to our CEO of $4,327,899, which were subsequently cancelled and replaced with stock options; the increase in stock option compensation expense of $1,291,024; the amortization of restricted stock expense with vesting rights of $301,064 during the current year and $502,128 in the prior year; the increase in payroll of $564,828 due to the increase in head count from two people to six people and the increase in our CEO’s salary from $12,500 per month to $30,000 per month; the employment of a CFO at a monthly salary of $18,000 with effect from July 1, 2021; and a severance provision of $302,000 raised due to the termination of several employees, the severance is still being negotiated with the individuals concerned.

(ii)	Consulting fees of $1,340,134 and $362,180 for the years ended December 31, 2021 and 2020, respectively, an increase of $977,954 or 270.0%. The increase is due to 8,000,000 restricted shares issued to various advisory board members valued at $776,000 in April 2021 and 3,650,000 shares issued to various consultants and advisory board members valued at $443,050 during July and August 2021. The remaining decrease of $(241,096) is due to management fees paid to various employees before they were appointed to official positions within the Company.

(iii)	Directors’ fees of $722,114 and $88,000 for the years ended December 31, 2021 and 2020, respectively, an increase of $634,114 or 720.6%, Directors fees in the current year included shares issued to directors valued at $539,000, the value of options granted to directors of $91,614 and cash fees paid of $91,500. Directors’ fees expense in the prior period represents the value of restricted shares issued to a director.

(iv)	Selling and marketing costs of $117,185 and $30,828 for the years ended December 31, 2021 and 2020, respectively, an increase of $86,357 or 280.1%. The increase is due to initial expenses paid for software development and public relations expenses incurred during the current period amounting to $110,680. In the prior year marketing expenses related to marketing activities undertaken by third parties.

(v)	Professional fees of $405,552 and $150,812 for the years ended December 31, 2021 and 2020, respectively, an increase of $254,740 or 168.9%. The increase is primarily due to social media expense of $123,242, fees paid to Frictionless of $51,940 as part of the ongoing software development agreement we have in place with them; $40,000 paid to an individual for professional administrative advice and an additional $89,866 for proxy solicitation services conducted prior to the Annual General Meeting.

(vi)	The balance of the increase is made up of several individually insignificant expenses.

Depreciation

Depreciation was $17,935 and $12,500 for the years ended December 31, 2021 and 2020, respectively, an increase of $5,435. Depreciation during the current period represents depreciation on the kiosks received from Qpagos Mexico and miscellaneous assets acquired during the current year. Depreciation in the prior year is related to kiosks acquired from Mexico.

Investment impairment charge

Investment impairment charge was $0 and $1,019,960 for the years ended December 31, 2021 and 2020, respectively, the Company raised an impairment charge against the investment in Vivi Holdings Inc, as Vivi continues to not meet any of its indicated milestones concerning its proposed IPO and fund-raising efforts.

Loss on debt conversion

Loss on debt conversion was $5,498,820 and $433,610 for the years ended December 31, 2021 and 2020, respectively, an increase of $5,065,210. The loss on debt conversion during the current year represents a loss realized on the conversion of convertible notes, into equity at fixed conversion prices which ranged from $0.035 to $0.045 per share, when the stock price ranged from $0.05 per share to $0.238 per share, resulting in a significant loss. A total of $2,259,221 was converted from convertible debt to equity during the year ended December 31, 2021.

Loss on settlement of liabilities

Loss on settlement of liabilities was $0 and $95,082 for the years ended December 31, 2021 and 2020, respectively. The loss on settlement of liabilities represents the settlement of certain promissory notes during the prior period by the issuance of 1,692,764 shares of common stock at a discount to current market prices resulting in a loss on settlement of $50,082 and the issuance of 1,500,000 shares of common stock to a previous note holder in settlement of a dispute over the repayment of a convertible note during the current period, at the market value of the shares of $45,000, on the date of settlement.

Debt extension fee

Debt extension fee was $0 and $40,000 for the years ended December 31, 2021 and 2020, respectively, we incurred a debt extension fee of $40,000 in the prior year, on a convertible note which was maturing, this note has subsequently been repaid.

Forgiveness of federal relief loan

Forgiveness of federal relief loan was $60,292 and $0 for the years ended December 31, 2021 and 2020, respectively. During the current period the company applied and was granted on the PPP loan advanced by the federal government during the prior year.

Interest expense

Interest expense was $228,240 and $381,034 for the years ended December 31, 2021 and 2020, respectively, a decrease of $152,794 or 40.1%. The decrease is primarily due to a penalty interest expense in the prior period of $238,080 related to the settlement of convertible debt prior to conversion by the note holders offset by the increase in the principal outstanding of convertible debt from $1,505,000 in the prior period to $2,044,000 in the current period.

Amortization of debt discount

Amortization of debt discount was $3,653,652 and $1,065,879 for the years ended December 31, 2021 and 2020, respectively, an increase of $2,587,773 or 242.8%. The increase is primarily due to the accelerated amortization of debt discount related to notes converted to equity during the first quarter of the current year, in addition, the increase is also due to the increase in the debt discount of $2,569,000 associated with the increase in convertible debt over the prior year.

Derivative liability movements

Derivative liability movements were $5,128,255 and $(654,471) for the years ended December 31, 2021 and 2020, respectively. The derivative liability arose due to the issuance of convertible securities with variable conversion prices and no floor conversion price. The credit during the current year represents the mark-to-market of the derivative liability outstanding as of December 31, 2021, primarily as a result of a decrease in the share price over the prior year.

Net loss

We incurred a net loss of $14,494,915 and $5,444,544 for the years ended December 31, 2021 and 2020 respectively, an increase in loss of $9,050,371 or 166.2%. The increase is due to the increase in general and administrative expenses, the loss realized on the conversion of convertible debt and the amortization of debt discount, offset by the movement in derivative liabilities, discussed in detail above.

Liquidity and Capital Resources

To date, our primary sources of cash have been funds raised primarily from the sale of our debt and equity securities.

We incurred an accumulated deficit of $42,111,701 through December 31, 2021 and incurred negative cash flow from operations of $2,608,118 for the year ended December 31, 2021. The Company’s focus on operating and developing e-wallets that enable consumers to deposit cash, convert it into a digital form and remit the funds to Mexico and other countries quickly and securely, will require us to spend, substantial amounts in connection with implementing our business strategy, including our planned product development.

To meet our financing needs, we have raised net convertible debt funding of $2,048,000, received proceeds from warrant exercises of $3,009,349 and additional gross proceeds $4,550,000 from a private placement of equity securities, we believe we have sufficient funding to implement our business strategy.

At December 31, 2021, we had cash of $5,449,751 and working capital of $2,701,065, including a derivative liability of $407,161. After eliminating the derivative liability our working capital is $3,108,226.

We utilized cash of $2,608,118 and $1,256,279 in operations for the year ended December 31, 2021 and 2020, respectively. Overall cash utilized in operations increased by $1,351,839, primarily due to the increase in corporate overhead as we ready ourselves for our new technology platform.

We invested $500,000 in the common stock of Frictionless which has been contracted to develop our payment platform for the Mexican and other markets. This is a strategic investment and we expect a platform to be ready to utilize within the current year. We also invested a further $625,000 in the acquisition of a license and services for the Beyond Wallet software in the furtherance of our objectives.

Cash provided by financing activities for the year ended December 31, 2021 was primarily comprised of gross proceeds of $4,550,000 from the private placement on March 17, 2021, $3,009,349 from warrants exercised and a net $2,048,000 from convertible debt issued, net of convertible debt repayments of $521,000. We utilized $501,100 for share issue expenses.

At December 31, 2021, we had outstanding notes in the principal amount of $2,044,000. The notes were issued on February 16, 2021 and may be prepaid at any time for the first 90 days in an amount equal to 115% of the principal amount plus accrued interest. From day 91 through day 180, the Notes may be prepaid in an amount equal to 120% of the principal amount plus accrued interest. From day 181 through day 365, it may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The notes contain certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets. The notes mature in 12 months, bears interest at a rate of 10% per annum, and are initially convertible into our common stock at a conversion price of $0.23 per share (as adjusted for stock splits, stock combinations, dilutive issuances and similar events). Upon the occurrence of an event of default under the notes, the respective holder has the right to be prepaid at 140% of the outstanding principal balance and accrued interest, and interest accrues at 18% per annum (or the maximum amount permitted by law). In addition, if an event of default under a note has occurred, regardless of whether it has been cured or remains ongoing, such Note will thereafter be convertible at 65% of the lowest closing price of our common stock for the last 10 consecutive trading days.

We expect to invest an additional $150,000 to enhance our e-wallet products, other capital expenditure is expected to be less than $100,000 during the next twelve month period. Accordingly, we expect to meet our cash requirements for the next twelve months, beyond twelve months, we expect to raise either debt or equity funding and generate revenue from operations to meet cash requirements. We will also incur costs and expenses on sales and marketing initiatives and for our general working capital.

However, given our losses and negative cash flows, it is likely that we will be required to raise significant additional funds to progress our business as planned by issuing equity or equity-linked securities. Should this occur, our stockholders would experience dilution, perhaps significantly. Additional debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any additional debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders and require significant debt service payments, which diverts resources from other activities. Moreover, there is a risk that financing may be unavailable to support our operations on favorable terms, or at all.

There is also a significant risk that none of our plans to raise financing will be implemented in a manner necessary to sustain us for an extended period of time. If adequate funds are not available to us when needed, we may be required to continue with reduced operations or to obtain funds through arrangements that may require us to relinquish rights to technologies or potential markets, any of which could have a material adverse effect on our company. In addition, our inability to secure additional funding when needed could cause our business to fail or become bankrupt or force us to wind down or discontinue operations.

We do not have any off-balance sheet financing arrangements as of the date of this prospectus.

Critical Accounting Policies

Preparation of our consolidated financial statements in accordance with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses, as well as related disclosure of contingent assets and liabilities. Significant accounting policies are fundamental to understanding our financial condition and results as they require the use of estimates and assumptions which affect the financial statements and accompanying notes.

Recently Issued Accounting Pronouncements

For a description of recently announced accounting standards, including the expected dates of adoption and estimated effects, if any, on our consolidated financial statements, see “Recently Issued Accounting Pronouncements” in our Consolidated Financial Statements included elsewhere is this prospectus.

Contractual Obligations

We have contractual obligations in the form of convertible notes which are described in the financial statements presented below.

BUSINESS

Overview

We are fintech provider of digital payment solutions and services to businesses and consumers, focusing on the needs of unbanked and underserved communities, particularly migrant communities in the United States. We are focused on operating and developing “e-wallet” mobile applications that enable consumers to deposit cash, convert it into a digital form, and remit the funds to Mexico and other countries quickly and securely.

Our initial two initial e-wallet applications are Beyond Wallet and IPSIPay®. While Beyond Wallet is currently operational and is an institutional business-to-business product, we consider IPSIPay to be our flagship product and is the product we are presently dedicating most of our resources to developing and commercializing. IPSIPay was first “soft” launched in December 2021, and in September 2022, we announced completion of the key integration of IPSIPay and its back-end payment processing infrastructure through our commercial partners. This major achievement allows IPSIPay users the ability to easily transfer money and make payments through the IPSIPay app throughout five continents for receipt at more than 215,000 payment locations. We receive transaction fees for the use of IPSIPay by our customers.

Recent Developments

During 2022, we have continued our efforts to both improve the features and functionality of IPSIPay while also augmenting our marketing efforts aimed at generating downloads and use of IPSIPay. In particular:

●	In April 2022, we announced the approval from VISA® for use of its debit card services as part of IPSIPay. This achievement provides IPSIPay users the ability to withdraw cash with minimal fees from their digital wallet using the VISA debit card in ATM machines. The IPSIPay VISA debit card also gives customers access to their money from a large merchant network around the world, providing the ability to make everyday purchases anywhere that accepts VISA cards. Simultaneously, the cards provide users with a bank account via Metropolitan Bank, thereby enabling a path for users to potentially establish or enhance their credit;

●	In July 2022, we announced an exclusive endorsement agreement with television personality Mario Lopez to increase awareness regarding our products. The goal of this collaboration is to highlight the challenges faced by the unbanked and underserved communities in the United States and Latin America emphasizing how our products can help address these challenges;

●	In August 2022, we announced a commercial relationship with DRUID, a leader in conversational artificial intelligence (“AI”), to provide various conversational AI technology to be integrated into IPSIPay. This collaboration will enable IPSIPay app users to conduct transactions and utilize other functions through voice command in addition to traditional touch screen interaction; and

●	In October 2022, we announced the availability of MeMD (also known as Walmart Health Virtual Care) on IPSIPay, providing a comprehensive telemedicine offering to IPSIPay users.

●	In October 2022, we announced that since the initiation of our new marketing campaign in August 2022, we had achieved 10,000 downloads of our IPSIPay® app. Of the 10,000 downloads, 1,200 were converted to active users with wallets, meaning the users have initiated at least one transaction via IPSIPay®.

In June 2021, we acquired a 10% strategic interest in Frictionless Financial Technologies, Inc. (“Frictionless”). Frictionless has been a key collaborator in the development of IPSIPay and we contract for key services related to IPSIPay, including hosting and payment transaction execution, through Frictionless and other third parties. We have an irrevocable right to acquire up to an additional 41% of the outstanding common stock of Frictionless at a purchase price of $300,000 for each 1% acquired.

In August 2021, we formed a new majority owned subsidiary, Beyond Fintech, in which we own a 51% stake, with Frictionless owning the remaining 49%. Beyond Fintech acquired an exclusive license to our Beyond Wallet offering to further its objective of providing virtual payment services allowing U.S. persons to transfer funds to Mexico and other countries.

Our Strategy and Market

We offer a simple digital e-wallet and digital payment solution. As a California-based fintech company, our initial launch efforts for IPSIPay and Beyond Wallet has been focused on the Central Valley region in California, which is the largest agricultural belt in the U.S. Our applications (which can be used both business-to-business and business-to-consumer) will facilitate the transfer of funds in digital form to other countries, initially Mexico but also, India and the Philippines, primarily from hand-held devices as well as on desktop or laptop computers.

Our launch plan for IPSIPay and Beyond Wallet is to target lower income, migrant communities in California (notably in the agriculture industry), and expanding to other states with large migrant populations such as Texas and Florida. According to the American Immigration Counsel, in 2018, 10.6 million immigrants (foreign-born individuals) comprised 27 percent of the population of California, and the top country of origin for immigrants was Mexico, at 38 percent of immigrants. According to The Wilson Center Mexico Institute, the market for money remittance from California to Mexico during 2021 was estimated to be approximately $16.25 billion. We therefore believe our market is not only large and growing, but that servicing this market is socially responsible. We believe our digital payment facilitation platform and related apps will empower and enable the unbanked and under-served and payment providers who service these users, acting as a bridge to provide access to comprehensive and easy to use payment solutions. Given the large size of our addressable market, our ability to capture even a very small share of the market represents a significant revenue opportunity for our company.

Previously, we intended to provide digital payment solutions via physical kiosks. However due to the delays experienced with the COVID-19 pandemic, we pivoted to a mobile platform, we believe will offer our users more convenience, security and efficiency through hand-held mobile devices, while significantly reducing our capital expenditures.

Our Apps and Business Model

Our primary sources of revenue is commissions and fees from the use of our digital suite of products without physical custody of customer funds. Our fully functional apps include the ability to use an e-wallet, Visa debit cards, bill payment platform, e-commerce and the ability to buy gold and silver. We expanded the functionality of IPSIPay in October 2022 when we announced the availability of MeMD (also known as Walmart Health Virtual Care), a comprehensive telemedicine offering, on IPSIPay. We believe we have the ability and technology to add micro-loans as well as payroll services to our apps in the future.

In addition to these revenue generators, we intend releasing our BeyondAgro software to enable growers to improve business management and management of contract employees, particularly migrant workers. This will be offered as a monthly fee-based SaaS platform.

Our revenue will include fees derived from the use of debit cards, ATM fees, merchant processing fees, money transfer fees, commissions on international bill payments and, in the future micro-loans.

Marketing

We intend to initially focus on the unbanked and underserved labor markets, initially focusing on the Californian agriculture industry to acquire customers for our IPSIPay and Beyond Wallet apps. We will use direct social media marketing strategies to the business to consumer market.

We will also employ our paid marketing campaign with television personality Mario Lopez (“Lopez”). Effective July 8, 2022, we entered into an Endorsement Agreement (the “Endorsement Agreement”) with Pez-Mar, Inc., a California corporation, to furnish the services (the “Services”) of Lopez. Pursuant to the Endorsement Agreement, Lopez will act as our spokesperson in connection with the promotion, advertisement and endorsement of our physical and virtual payment processing and money remittance business and our related products and services.

The Endorsement Agreement has a term of two (2) years, which is subject to earlier termination on customary terms and conditions. The parties have agreed to certain deliverables of Lopez during the term of the agreement, including with respect to social media posts, television commercials, interviews and photo shoots. The Endorsement Agreement also contains other customary terms, covenants and conditions, including representations and warranties, restrictions on endorsements of competitive products during the term of the Endorsement Agreement, confidentiality, indemnification, and Lender and Lopez’s independent contractor status.

As compensation for the Services, Lender/Lopez or their designees will be paid the following: (i) a cash endorsement fee of Three Hundred Thousand U.S. Dollars ($300,000 USD), payable as follows: (i) One Hundred Twenty-Five Thousand Dollars ($125,000) upon execution of the Endorsement Agreement, (ii) One Hundred Twenty-Five Thousand Dollars ($125,000) quarterly during the Term, beginning on the 90th day following execution of the Endorsement Agreement, and (iii) Fifty Thousand Dollars ($50,000) on or prior to the first anniversary of the execution of the Endorsement Agreement and (ii) warrants (“Warrants”) exercisable for an aggregate of Fifteen Million (15,000,000) shares of the common stock of the Company (“Shares”) at a price of $0.0345 per Share (the “Exercise Price”). The Warrants shall have a three (3) year term commencing from the execution of the Endorsement Agreement. The right to exercise the Warrants shall be subject to vesting but shall vest in full upon the consummation of a fundamental transaction involving the Company or upon certain termination events provided for in the Endorsement Agreement. The Exercise Price may be payable via “cashless exercise”, unless the underlying Shares are registered under an effective registration statement under the Securities Act of 1933, as amended. The Shares are subject to certain “piggyback” registration rights.

Our marketing effort will be directed towards businesses, initially towards agricultural businesses. In marketing our software platform, we believe we have a differentiated product that will allow agricultural companies to pay their laborers with e-wallet money transfers instead of traditional check payments. The laborers will then be able to transfer funds, pay utility bills and send money abroad cheaper and more conveniently with instant settlement, a product offering that, we believe, does not exist at present.

Competition

The payment service business is highly competitive and continued growth depends on our ability to compete effectively. Companies like Western Union, Money Gram, Paypal, and Venmo, dominate the money remittance business, and most of our competitors have far greater sources of financing, greater name recognition and have been engaged in the industry longer than we have.

We believe, however that the differentiator with the IPSIPay and Beyond Wallet apps is our ability to provide the unbanked and under-served the ability to transact without the use of a traditional bank account, with greater convenience, lower costs and instant settlement, and with free wallet-to-wallet transfers, and the ability to upload funds onto Visa debit cards across borders. We believe the design of our apps will be highly attractive to our initial target communities, thus allowing our product to compete effectively.

Intellectual Property

We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our technology and the technology that we license and/or that we develop in the future. We presently have three trademark applications on file and under review, and our 51% subsidiary Beyond Fintech has an additional three trademark applications on file and under review.

Government and Environmental Regulation and Laws

We act as a facilitator between consumers and finance product providers, and therefore operate in a highly regulated industry. While we do not believe that our core business as a facilitator presently is subject to significant government regulation our finance product providers are subject to a variety of regulations aimed at preventing money laundering and financing criminal activity and terrorism, financial services regulations, payment services regulations, consumer protection laws, currency control regulations, advertising laws and privacy and data protection laws and therefore may expect to experience periodic investigations by various regulatory authorities in connection with the same, which may sometimes result in monetary or other sanctions being imposed upon them. Many of these laws and regulations are constantly evolving and are often unclear and inconsistent with other applicable laws and regulations, making compliance challenging, and may indirectly increase our operating costs and legal risks (or directly should it be determined that our business model is or becomes subject to more extensive regulation). In particular, there has been increased public attention and heightened legislation and regulations regarding money laundering and terrorist financing. Our providers may have to make significant judgment calls in applying anti-money laundering legislation and risk being found in non-compliance with such laws, and these judgement calls, to the extent they curtail the availability of the applicable financial product, could harm our business.

To the extent our business is or will be involved in the utilization of blockchain or cryptocurrency, the regulatory regime governing these sectors is highly uncertain, and new regulations or policies may materially adversely affect our business plans. Regulation of cryptocurrencies, blockchain technologies and cryptocurrency exchanges, is currently undeveloped and likely to rapidly evolve as government agencies take greater interest in them. Regulation also varies significantly among international, federal, state and local jurisdictions and is subject to significant uncertainty.

In addition, any violations of laws and regulations relating to the safeguarding of private information in connection with IPSIPay and Beyond Wallet, could subject us to fines, penalties or other regulatory actions, as well as to civil actions by affected parties.

Any violations of any of the foregoing or similar laws, rules or regulations could adversely affect our ability to maintain IPSIPay and Beyond Wallet, which could have a material adverse effect on our operations and financial condition. Failure by us to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines.

Human Capital/Employees

As of the date of this prospectus, we had 3 full time employees, including our Chief Executive Officer and President or Chief Financial Officer and 9 part-time employees or consultants. None of our employees are represented by a labor union, and we consider our employee relations to be good.

Our Corporate History and Background

We were incorporated on September 25, 2013 under the laws of the State of Nevada originally under the name Asiya Pearls, Inc. On May 27, 2016, Asiya Pearls, Inc. filed a Certificate of Amendment to its Articles of Incorporation to change its name from Asiya Pearls, Inc. to QPAGOS.

On May 12, 2016, we (at that time, under the name QPAGOS), entered into the Merger Agreement with Qpagos Corporation, and Merger Sub. Pursuant to the Merger Agreement, on May 12, 2016, the merger was consummated, and Qpagos Corporation and Merger Sub merged, with Qpagos Corporation continuing as the surviving corporation of the Merger.

Pursuant to the Merger Agreement, upon consummation of the Merger, each share of Qpagos Corporation’s capital stock issued and outstanding immediately prior to the Merger was converted into the right to receive two shares of our Common Stock. Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, we assumed all of Qpagos Corporation’s warrants issued and outstanding immediately prior to the Merger, which were exercisable for approximately 621,920 shares of Common Stock, respectively, as of the date of the Merger. Prior to and as a condition to the closing of the Merger, the then-current stockholder of 500,000 shares of Common Stock agreed to return to us 497,500 shares of Common Stock held by such holder and the then-current stockholder retained an aggregate of 2,500 shares of Common Stock and the other stockholders retained 500,000 shares of Common Stock. Therefore, immediately following the Merger, Qpagos Corporation’s former stockholders held 4,992,900 shares of Common Stock which represented approximately 91% of the then outstanding Common Stock.

The Merger was treated as a reverse acquisition of our company, which was then a public shell company, for financial accounting and reporting purposes. As such, Qpagos Corporation was treated as the acquirer for accounting and financial reporting purposes while IPSI was treated as the acquired entity for accounting and financial reporting purposes.

Qpagos Corporation was incorporated on May 1, 2015 under the laws of the state of Delaware to effectuate a reverse merger transaction with Qpagos Mexico and Redpag. Each of the entities were incorporated in November 2013 in Mexico.

Qpagos Mexico was formed to process payment transactions for service providers it contracts with, and Redpag was formed to deploy and operate kiosks as a distributor.

On June 1, 2016, our Board of Directors of changed our fiscal year end from October 31 to December 31.

On November 1, 2019, we changed our name from QPAGOS to Innovative Payment Solutions, Inc. Additionally, and immediately following the name change, we filed a Certificate of Change with the Secretary of State of the State of Nevada to affect the Reverse Stock Split. As a result of the Reverse Stock Split, each ten pre-split shares of Common Stock outstanding automatically combined into one new share of Common Stock without any further action on the part of the holders, and the number of outstanding shares of Common Stock was reduced from 320,477,867 shares to 32,047,817 after rounding for fractional shares.

On December 31, 2019, we consummated the disposal of Qpagos Corporation, Qpagos Mexico and Redpag in exchange for 2,250,000 Vivi Shares of common stock of Vivi Holdings pursuant to the SPA dated August 5, 2019. Of the 2,250,000 shares of Vivi, nine percent (9%) was allocated as follows: Gaston Pereira (5%), Andrey Novikov (2.5%), and Joseph Abrams (1.5%). The SPA closed on December 31, 2019 after the satisfaction of customary conditions, the receipt of a final fairness opinion and the approval of our shareholders. As a result of this transaction, we no longer have any Mexican subsidiaries.

We acquired a 10% strategic interest in Frictionless on June 22, 2021. Frictionless agreed to deliver to us, a live, fully compliant financial payment Software as a Service solution for use by us as a digital payment platform that enables payments within the United States and abroad, including Mexico, together with a service agreement providing a full suite of product services to facilitate our anticipated product offerings. We hold an irrevocable right to acquire up to an additional 41% of the outstanding common stock of Frictionless at a purchase price of $300,000 for each 1% acquired.

On August 26, 2021, we formed a new subsidiary, Beyond Fintech to acquire a product known as Beyond Wallet from a third party, together with the logo, use of name and implementation of the product into our technology. We own 51% of Beyond Fintech with the other 49% owned by Frictionless.

Corporate Information

Our principal offices are located at 56B 5th Street, Lot 1, AT#, Carmel by the Sea, CA, 93921, and our telephone number at that office is (866) 477-4729. Our website address is www.ipsipay.com. Information contained in our website does not form part of this prospectus and is intended for informational purposes only.

Available Information

We have included our website address as a factual reference and do not intend it to be an active link to our website. We make available on our website, www.ipsipay.com, our Annual Reports on Form 10-K, quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. These reports are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after those reports are filed with the SEC.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Below is a description of our outstanding pending litigation matters. Litigation is subject to inherent uncertainties and an adverse result in the below described or other matters may arise from time to time that may harm our business.

Voloshin v. Innovative Payment Solutions, Inc.

On October 20, 2021, a complaint was filed against our company and certain of its officers and directors with the Occupational Safety and Health Administration of the United Stated Department of Labor (“OSHA”), captioned Naum Voloshin, Yulia Rey, Alexander Voloshin, Andrey Novikov, and Frank Perez v. Innovative Payment Solutions, Inc., William Corbett, Richard Rosenblum, Madisson Corbett, James Fuller, Clifford Henry and David Rios. The complaint generally alleges that complainants, five former employees of our company did not receive compensation to which they claim they were entitled and that they were wrongfully terminated for engaging in protected activities in violation of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1514A. The complaint seeks reinstatement of complainants’ employment, monetary damages including back pay, raises, bonuses, benefits, overtime, emotional distress and loss of reputation, orders of abatement and injunctive relief, and costs of litigation.

In early 2022, OSHA dismissed the claims of Ms. Rey and Mr. Perez; they appealed that decision. We moved to dismiss the remaining claims and as of this writing OSHA took no action with respect to that motion. On October 26, 2022, OSHA scheduled a hearing on Ms. Rey’s and Mr. Perez’s appeal for April 5, 2023. On November 8, 2022, the claimants’ counsel informed us that all five claimants intended to exercise their right to file a lawsuit in federal court and asked if we would to stipulate to dismissal of Rey’s and Perez’s OSHA claims without prejudice. We agreed and a stipulation of dismissal without prejudice was filed on November 10, 2022.

On November 7, 2022, the same five employees filed a lawsuit, not in federal court, but in the California Superior Court for the County of Los Angeles against our company and the same individuals against whom they had asserted their OSHA claim. The complaint asserted claims for, among other things, breach of contract and failure to pay wages and provide expense reimbursements under the California Labor Code and asserting retaliation claims under the California Labor Code. On December 16, 2022, the same five employees filed an amended complaint dropping all defendants from the case except Mr. Corbett and our company. The amended complaint asserts claims for violations of California Labor Code Section 1102.5; wrongful termination in violation of public policy; breach of contract; breach of covenant of good faith and fair dealing; violation of California Labor Code Section 201; waiting time penalties (Cal. Lab. Code Sections 201 & 203) and violation of California Labor Code Section 2802 The defendants’ response to the complaint in the case is due January 27, 2023.

We may engage in alternative dispute resolution with the plaintiffs but there can be no assurance that these efforts will be successful. While the outcome of the anticipated civil action is uncertain at this point, we intend to vigorously defend against the action.

Minkovich v. Corbett, et al.

On May 26, 2022, Mr. Jan Minkovich (“Minkovich”) filed a lawsuit in California Superior Court in Los Angeles County (captioned Minkovich v. Corbett, et al., case No. 22CHCV00377) against our company and our Chairman and Chief Executive Officer William Corbett. The complaint asserts six causes of action for: (i) breach of contract; (ii) nonpayment of wages; (iii) waiting time penalties; (iv) failure to indemnify for alleged employee business expenses; (v) violation of Section 17200 of the California Business and Professional Code; and (vi) wrongful termination of employment in violation of public policy. Minkovich seeks $570,000 in damages, penalties, and attorneys’ fees plus shares equal to five percent (5%) ownership of our company.

We are vigorously defending these claims, which are premised upon a putative three-year employment agreement that is not signed by our company or Mr. Corbett, and which Minkovich admits in his complaint that we expressly refused to sign.

We and Mr. Corbett filed a motion to compel arbitration. The motion was denied on October 4, 2022. We and Mr. Corbett have appealed that decision to the California Court of Appeal. As a result of the appeal, the court case is stayed until the appeal is decided, which we expect to take at least six months. As a result of the stay, the demurrer (the equivalent of a motion to dismiss) we and Mr. Corbett filed has yet to be decided and will not be decided unless the court’s decision is sustained on appeal. Otherwise, the case shall proceed to arbitration.

Other than as set forth above, we are not presently a party to any legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, financial condition or cash flows.

MANAGEMENT

Executive Officers and Directors

The table below sets certain information concerning our executive officers and directors, including their names, ages, anticipated positions with us. Our executive officers are chosen by our board and hold their respective offices until their resignation or earlier removal by the board.

In accordance with our Articles of Incorporation, as amended, incumbent directors are elected to serve until our next annual meeting and until each director’s successor is duly elected and qualified.

Name	Age	Position
William Corbett	63	Chairman of the Board, Chief Executive Officer, and Director
Richard Rosenblum	63	President, Chief Financial Officer, Secretary and Director
Clifford Henry	83	Director
Madisson Corbett	33	Director
David Rios	79	Director

Currently, our Board of Directors consists of five (5) members: William Corbett (Chairman), Richard Rosenblum, Madisson Corbett, Clifford Henry and David Rios. Except for Ms. Corbett, who is the daughter of Mr. Corbett, there are no family relationships between the members of our Board of Directors and executive officers.

The following information pertains to the members of our board and executive officers, their principal occupations and other public Company directorships for at least the last five years and information regarding their specific experiences, qualifications, attributes and skills:

William Corbett, Chairman of the Board, Chief Executive Officer and Director. Mr. Corbett has been serving as the Company’s Chief Executive Officer and a Director since August 6, 2019 and as its Chairman since February 22, 2021. He was also the Company’s Interim Chief Financial Officer from August 6, 2019 to July 22, 2021.

William Corbett has over thirty years of Wall Street experience. Starting with Bear Stearns in the mid-eighties he became an associate director responsible for managing over 50 brokers and was subsequently hired by Lehman Brothers where he was one of the top producers in the 1990’s. In 1995, he co-founded and became CEO of The Shemano Group, a San Francisco investment banking boutique, which developed into one of the leading banks for funding small cap companies. Mr. Corbett was a managing director at Paulson Investment Co. from October 2013 until October 2016, responsible for West Coast investment banking activities. He also has served as CEO of DPL a lending company, and a wholly owned subsidiary of DPW Holdings, Inc., from October of 2016 until May 2019.

Mr. Corbett’s financial experience on Wall Street, specifically with micro-cap companies, we believe provides him with the attributes that make him a valuable member of the Company’s Board of Directors.

Richard Rosenblum, President, Chief Financial Officer, Secretary and Director. Mr. Rosenblum has been serving as the Company’s President, Chief Financial Officer and a Director since July 22, 2021. Mr. Rosenblum has also served as the Secretary of the Company since August 26, 2021.

Richard Rosenblum has been, since its founding in 1994, Chief Executive Officer and Principal at Harborview Capital Advisors LLC (“Harborview”), which provided strategic advisory services in the areas of capital formation, merchant banking and management consulting. Additionally, Mr. Rosenblum has been the owner of Harborview Property Management (“HPM”) for over twenty-five (25) years, where he invests and manages domestic and international commercial real-estate, and multi-family real-estate assets. From 2008 to 2014, Mr. Rosenblum was a Director, President and Executive Chairman of Alliqua Biomedical Inc. (NASDAQ: ALQA), which developed and marketed hydrogel manufacturing technology in the wound care sector. His philanthropic and community-centered activities include being a founding board member of the Dr. David Feit Memorial Foundation (DFM), which for over 15 years raised money for the benefit and support of youth activities. Since 2018, Mr. Rosenblum has served on the Board of Directors of the Chilton Hospital Foundation. Mr. Rosenblum graduated Summa Cum Laude from SUNY Buffalo with a B.A. in Finance & Accounting.

Mr. Rosenblum’s experience as an executive of a publicly traded company and his financial experience, including in investment banking and as an investor in publicly traded companies, we believe provide him with the attributes that make him a valuable member of the Company’s Board.

Madisson G. Corbett, Director. Ms. Madisson G. Corbett was appointed to our Board of Directors in May 2021. Ms. Corbett has extensive experience in sales and built the sales development organizations at Series A-C tech companies. Ms. Corbett’s career in sales began in San Diego, overseeing global sales and marketing at the top surf wax company in the US. Ms. Corbett then worked at the International Surfing Association, recognized by the International Olympic, Committee and helped introduce surfing to the Olympics in 2020. After her time in San Diego, Ms. Corbett began working for various Y Combinator companies including payroll & benefits platform, Gusto, hiring software, Lever, and mental health start up, Modern Health. Presently, Ms. Corbett works for fintech start-up, Brex.com and has been with the company over the last two years. She built out the entire sales development organization from scratch and oversaw top of funnel production for the Go To Market Team at Brex.com. Ms. Corbett managed the increase of recurring annual revenue from $20,000,000 to $100,000,000 in just 18 months and her team accounted for 85% of the net new revenue generated during the period.

We chose Ms. Corbett to serve as a member of our Board of Directors due to her extensive business and finance experience, which makes her a valuable member of our Board of Directors.

Clifford W. Henry, Director. Mr. Clifford W. Henry was appointed to our Board of Directors in May 2021. Mr. Henry is Chairman and CIO of CWH Associates, an investment management and consulting firm he founded in 1989. CWH is the owner and General Partner of Worthington Growth, LP, one of the earliest thematic focused, research-driven investment funds specializing in small and mid-cap companies. In addition to his investment work, Mr. Henry has served a number of companies as a director or advisor. He is also involved extensively in pro bono work most recently as a Chairman of the Indian River (Florida) Cultural Council and was a founding Chairman of the Board of Trustees of the Clay Art Center in Port Chester New York.

We chose Mr. Henry to serve as a member of our Board of Directors due to his extensive business and finance experience, which makes him a valuable member of our Board of Directors.

David Rios, Director. David Rios was appointed to our Board of Directors on July 22, 2021. Mr. Rios is a currently a philanthropist. Prior to turning to philanthropy approximately ten years ago, Mr. Rios was the founder, Chairman, and Chief Executive Officer of D.F. Rios Construction, Inc., the largest framing construction company in the state of California, for over 30 years. Mr. Rios was also President of the California Framers Association and on the Board of Carpenters. Additionally, Mr. Rios sat on the Board of Pan Pacific Bank where he was instrumental in closing its acquisition by California Bank of Commerce in December 2015.

We chose Mr. Rios to serve as a member of our Board of Directors due to his extensive business experience, which makes him a valuable member of our Board of Directors.

James Fuller, Director (term as director ending November 3, 2022). Mr. James W. Fuller, MBA, was appointed to our Board of Directors in May 2017. Mr. Fuller has voluntarily elected to not stand for re-election at our 2022 Annual Meeting of Stockholders but will serve out his current term as a director until November 3, 2022, the date of such annual meeting.

Mr. Fuller has been the Chief Executive Officer, President, Chief Financial Officer, Chairman, Principal Accounting Officer and Secretary of Beauty Brands Group Inc. since February 5, 2013. Since March 2008, Mr. Fuller has been a Partner in the Private equity firm, Baytree Capital Associates, LLC, where he oversees the West Coast operations and their interests in the Far East including China. In 2007 and 2008, he was the Owner of Northcoast Financial brokerage. He served as Senior Vice President of Marketing for Charles Schwab and Company from 1981 to 1985. Subsequently, he served key roles as the President of Bull & Bear Group, a mutual fund/discount brokerage company in New York. He served as the Senior Vice President of the New York Stock Exchange (NYSE) from 1976 to 1981, where he was responsible for corporate development, marketing, corporate listing and regulation oversight, research and public affairs. He also served as Senior Vice president of Bridge Information Systems and was the Founder and Head of Morgan Fuller Capital Group. He has over 30 years of experience in the brokerage and related financial services industries. His financial career started in 1968 with J. Barth & Company in San Francisco. He served as West Coast Managing Director for a New York based investment banking and trading firm from 1972 to 1974. He managed the consulting practice for the Investment Industries Division of SRI International, where he directed a study on the future of the Securities Industry from 1974 to 1976. His other projects included the development and implementation of the Cash Management Account for Merrill Lynch, which is a standard throughout the brokerage industry. He served as the Chairman of Pacific Research Institute. He has been a Director at Beauty Brands Group Inc. since February 5, 2013, Kogeto, Inc. since April 10, 2015 and Oklahoma Energy Corp. since 1998. He has been an Independent Director of Cavitation Technologies, Inc., since February 15, 2010 and serves as its Member of Advisory Board. He served as a Director of Bridge Information Systems. He served as an Independent Director of Propell Technologies Group, Inc. from October 14, 2011 to February 17, 2015. He served as a Director of TapImmune, Inc. from May 18, 2012 to February 6, 2013. He served on the Board of Trustees of the University of California, Santa Cruz for 12 years. He served on the Board of Directors of the Securities Investor Protection Corporation (SIPC) until 1987. He is a Member of the Board of the International Institute of Education. He is an Elected Member and Vice Chairman for Finance of the San Francisco Republican Central Committee and is a Member of the Pacific Council for International Policy, Commonwealth Club. He was a Member of the Committee of Foreign Relations. Mr. Fuller received his MBA in Finance from California State University and Bachelor of Science in Marketing and Political Science from San Jose State University.

Code of Conduct and Ethics

Effective as of May 12, 2016, we adopted a Code of Conduct and Ethics that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to regulatory agencies, including the SEC;

●	the prompt internal reporting of violations of the Code of Conduct and Ethics to an appropriate person or persons identified in the Code of Conduct and Ethics; and

●	accountability for adherence to the Code of Conduct and Ethics.

Our Code of Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Conduct and Ethics. Further, all of our personnel are to be afforded full access to our Board of Directors if any such matter involves an alleged breach of the Code of Conduct and Ethics by our president or chief executive officer.

In addition, our Code of Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer. If the incident involves an alleged breach of the Code of Conduct and Ethics by our president or chief executive officer, the incident must be reported to any member of our Board of Directors or use of a confidential and anonymous hotline phone number. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Conduct and Ethics by another. Our Code of Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at Innovative Payment Solutions, 56B 5th Street, Lot 1, AT #, Carmel by the Sea, California, 93921. A copy of our Code of Conduct and Ethics can be found at www.ipsipay.com.

Composition of the Board

In accordance with our Articles of Incorporation, our board is to be elected annually as a single class.

Board Committees

We currently do not have a separate Audit Committee, Nominating, Governance Committee or Compensation Committee. Our full board currently serves as our Audit Committee and Compensation Committee. Due to the size of our Board of Directors and our company, we believe the structure is sufficient. None of our directors, other than James Fuller, is considered an “Audit Committee” financial expert. The Audit Committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The Compensation Committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. The Nominating and Governance Committee will assist our Board of Directors in fulfilling its oversight responsibilities and identify, select and evaluate our Board of Directors and committees. No final determination has yet been made as to the memberships of the other committees.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will provide officers and directors liability insurance.

Leadership Structure

The chairman of our Board of Directors, and Chief Executive Officer positions are currently the same person, Mr. Corbett. Our Bylaws do not require our Board of Directors to separate the roles of chairman and chief executive officer but provides our Board of Directors with the flexibility to determine whether the two roles should be combined or separated based upon our needs.  Our Board of Directors believes the combination of the chairman and the chief executive officer roles is the appropriate structure for our company at this time. Our Board of Directors believes the current leadership structure serves as an aid in the Board of Directors’ oversight of management and it provides us with sound corporate governance practices in the management of our business.

Risk Management

Our Board of Directors discharges its responsibilities, and assesses the information provided by our management and the independent auditor, in accordance with its business judgment.  Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, and management is responsible for conducting business in an ethical and risk mitigating manner where decisions are undertaken with a culture of ownership.  Our Board of Directors oversees management in their duty to manage the risk of our company and each of our subsidiaries. Our Board of Directors regularly reviews information provided by management as management works to manage risks in the business. Our Board of Directors intends to establish board committees to assist the full Board of Directors’ oversight by focusing on risks related to the particular area of concentration of the relevant committee.

Director Independence

Our Board of Directors, in the exercise of its reasonable business judgment, has determined that Clifford Henry and David Rios qualify as independent directors pursuant to Nasdaq Stock Market Rule 5605(a)(2) and applicable SEC rules and regulations.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation earned in each of the last two fiscal years ended December 31, 2022 and 2021 by our: (i) principal executive officer; (ii) principal accounting officer and (iii) most highly compensated executive officer other than the principal executive officer who was serving as an executive officer of our company as of the end of the last completed fiscal year. The tables below reflect the compensation for the IPSI executive officers who are also named executive officers of the combined company.

Name and principal position	Year	Salary	Bonus	Stock awards		Option awards		All other comp.		Total
William Corbett,	2022	$360,000	$-	$251,064	(a)	$1,090,201	(b)	$15,632	(d)	$1,716,897
Chairman of the Board and
Chief Executive Officer (1)	2021	$359,640	$-	$251,064	(a)	$910,019	(c)	$4,327,899	(e)	$5,848,622

Richard Rosenblum	2022	$216,000	$-	$110,000	(f)	$111,514	(h)	$22,645	(j)	$460,159
Chief Financial Officer and
President (2)	2021	$108,000	$-	$194,000	(g)	$381,006	(i)	$-		$683,006

Andrey Novikov	2022	$-	$-	$-		$-		$-		$-
Chief Technology Officer(3)	2021	$-	$-	$-		$45,804	(k)	$83,500	(l)	$129,304

(1)	Mr. Corbett was appointed as Chief Executive Officer on August 6, 2019 and appointed as Chairman of the board on February 22, 2021.

(2)	Mr. Rosenblum was appointed as our President and Chief Financial Officer on July 22, 2021.

(3)	Mr. Novikov served as our Chief Operating Officer and a director from May 2015 to December 2019, and was appointed our Chief Technology Officer in December 2019. On May 31, 2021, Mr. Novikov resigned as a director and secretary of the Company, and since August 2021, he was suspended from his service as our Chief Technology Officer. On November 11, 2022, with the recommendation of a special committee of disinterested members of our Board of Directors who had reviewed this matter, our Board of Directors approved the formal termination of Mr. Novikov’s employment with us as Chief Technology Officer for “cause.”

(a)	Mr. Corbett was granted 20,495,000 restricted shares of common stock on January 1, 2020, of which 15,371,250 are vested and the remaining 5,123,750 vested on January 1, 2023.

(b)	On July 11, 2022, Mr. Corbett was granted a ten year option exercisable for 15,000,000 shares of common stock at an exercise price of $0.15 per share, of which all vested, in addition, on August 16, 2021, Mr. Corbett was granted an option with a ten-year term exercisable for 20,000,000 shares of common stock at an exercise price of $0.15 per share, of which 14,444,444 are vested and the remaining 5,555,556 vest equally over the next 20 months.

(c)	Mr. Corbett was initially granted a warrant exercisable for 20,000,000 shares of common stock at an exercise price of $0.24 per share on February 22, 2021. On August 16, 2021, the warrant exercisable for 20,000,000 shares of common stock was cancelled and replaced with a ten-year option exercisable for 20,000,000 shares of common stock at an exercise price of $0.15 per share, of which 10,000,000 vested immediately and the remaining 10,000,000 vest equally over the next 36 months.

(d)	Consists of $13,236 of health care expenses and $2,396 of car allowance for the benefit of Mr. Corbett.

(e)	Consists of healthcare related expenses for the benefit of Mr. Corbett.

(f)	Mr. Rosenblum was granted 2,000,000 restricted shares of common stock on July 11, 2022, all of which vested immediately.

(g)	Mr. Rosenblum was granted 2,000,000 restricted shares of common stock on April 5, 2021, as an advisory board member prior to being appointed as the Chief Financial Officer, director and president of the Company on July 22, 2021.

(h)	Mr. Rosenblum was granted a ten year option exercisable for 10,000,000 shares of common stock at an exercise price of $0.15 per share on August 31, 2021, of which 7,222,222 are vested and the remaining 2,777,778 vest equally over 20 months.

(i)	Mr. Rosenblum was granted a ten year option exercisable for 10,000,000 shares of common stock at an exercise price of $0.15 per share on August 31, 2021, of which 5,000,000 vested immediately and the remaining 5,000,000 vest equally over 36 months.

(j)	Consists of healthcare reimbursements for the benefit of Mr. Rosenblum.

(k)	On February 22, 2021, the Board of Directors of the Company granted Mr. Novikov an option to purchase 208,333 shares of the Company’s common stock at an exercise price of $0.24.

(l)	Mr. Novikov was issued shares of common stock valued at $3,000 per month, as partial payment of his base salary, pursuant to the terms of his employment agreement.

Outstanding Equity Awards at Fiscal Year End

The following table lists the outstanding equity awards held by our named executive officers at December 31, 2022:

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable*	Number of Securities Underlying Unexercised Options Unexercisable*	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options*	Option Exercisable Price*	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Shares or Units of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
William Corbett	14,444,444	5,555,556	-	$0.15	8/16/2031	5,123,750	$61,485	-	-
	15,000,000	-	-	$0.15	7/11/2032	-	-	-	-
Richard Rosenblum	7,222,222	2,777,778	-	$0.15	8/16/2031	-	$-	-	-
Andrey Novikov(1)	100,000	-	-	$0.40	12/27/2028	-	$-	-	-
	208,333	-	-	$0.24	2/22/2031	-	$-	-	-

(1)	Since August 2021, Mr. Novikov was on suspension from his service as our Chief Technology Officer. On November 11, 2022, with the recommendation of a special committee of disinterested members of our Board of Directors who had reviewed this matter, our Board of Directors approved the formal termination of Mr. Novikov’s employment with us as Chief Technology Officer for “cause.”

Agreements with Named Executive Officers

William Corbett

The Company entered into an executive employment agreement with William Corbett effective June 24, 2020 (as amended, the “Corbett Employment Agreement”) which provided that Mr. Corbett be (i) employed as the Company’s Chief Executive Officer for a term of three (3) years, provide for a base salary of $12,500 per month, (ii) granted a signing bonus of $25,000, (iii) receive a bonus of up to 50% of his the annual base salary upon the Company’s achievement of $2,000,000 EBITDA and  additional performance bonus payments as may be determined by the Company’s Board of Directors and (iv) provide for severance in the event of a termination without cause in amount equal to equal to fifty percent (50%) of his annual base salary rate then in effect, provided that if such termination without cause occurs after an Acquisition of the Company (as defined in the agreement), Mr. Corbett will be entitled to receive severance in an amount equal to equal to 100% of his annual base salary rate then in effect.

Further, pursuant to the Corbett Employment Agreement, the Company granted Mr. Corbett 5,123,750 shares of the Company’s common stock, which are fully vested and not subject to forfeiture.

On June 24, 2020, the Company entered into a restricted stock agreement with Mr. Corbett pursuant to which the Company granted him a restricted stock award of 15,371,250 shares of the Company’s common stock, with such shares are subject to forfeiture and which forfeiture restriction lapse 33%, 33% and 34%, respectively, on the first, second and third anniversary of the date of grant.

On June 24, 2020, the Company entered into an indemnification agreement with Mr. Corbett to indemnify him, in connection with his position of employment with the Company and in the discharge of his duties and responsibilities to the Company, to the maximum extent allowed under the laws of the State of Nevada. The Company is not required or obligated to indemnify Mr. Corbett to extent it would violate the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder.

On December 14, 2020, the Company entered into an amendment to the Corbett Employment Agreement whereby the Company agreed to increase Mr. Corbett’s base salary to $20,000 per month and to pay Mr. Corbett a bonus of $20,000 for the year ended December 31, 2020.

On February 22, 2021, the Board of Directors of the Company appointed William Corbett, its Chief Executive Officer and Interim Chief Financial Officer, as its Chairman of the board and issued him a five-year warrant to purchase 20,000,000 shares of the Company’s common stock at an exercise price of $0.24. The board also agreed to increase Mr. Corbett’s monthly base salary to $30,000.

On August 16, 2021, the Company and Mr. Corbett entered into an Executive Employment Agreement that replaced and superseded the previous executive employment agreement (the “August 2021 Corbett Employment Agreement”). The purpose of the August 2021 Corbett Employment Agreement was to provide a replacement grant for warrants previously granted to Mr. Corbett under the terms of his previous employment agreement with the Company. Pursuant to the August 2021 Corbett Employment Agreement, Mr. Corbett would continue to serve as the Company’s Chief Executive Officer on a full time basis effective as of the date of the August 2021 Corbett Employment Agreement until the close of business on December 31, 2024. Mr. Corbett’s base salary will be $30,000 per month, which shall be paid in accordance with the Company’s standard payroll practice for its executives, managers and salaried employees. In addition, the August 2021 Corbett Employment Agreement provides that: (1) Mr. Corbett will be eligible for a cash bonus as determined by the board to the extent the Company achieves (or exceeds) annual revenue or other financial performance objectives established by the board, in its sole discretion, from time to time; (2) the Company will grant to Mr. Corbett options to purchase 20,000,000 shares of common stock of the Company at a per share exercise price of $0.15; and (3) a car allowance for Mr. Corbett in the amount of $800 per month. Fifty percent (50%) of the shares subject to the options shall vest on the grant date and the other 50% of the shares subject to the option shall vest at the rate of 1/36 per month over a three-year period. The options will be exercisable for a period of ten years after the date of grant and the Company shall provide for cashless exercise of the option. The options are being granted pursuant to the Company’s 2021 Stock Incentive Plan.

In addition, the Company and Mr. Corbett entered into an Indemnification Agreement on August 16, 2021 (the “August 2021 Corbett Indemnification Agreement”), pursuant to which the Company agreed to indemnify Mr. Corbett to indemnify Indemnitee to the fullest extent permitted by or under the Nevada Corporation Law in respect of claims, including third-party claims and derivative claims and provides for advancement of expenses. The August 2021 Corbett Indemnification Agreement amends the indemnification agreement in effect prior to entering into the August 2021 Corbett Indemnification Agreement to provide that unless Company shall pay Mr. Corbett’s attorneys’ fees and costs, including the compensation and expenses of any arbitrator, unless the arbitrator or the court determines that (a) Company has no liability in such dispute, or (b) the action or claims by Executive are frivolous in nature. In any other case or matter, the Company and Mr. Corbett shall each bear its or his own attorney fees and costs.

Richard Rosenblum

On July 22, 2021, the Company appointed Richard Rosenblum as President and Chief Financial Officer of the Company. In addition, Mr. Rosenblum was elected to the Board of Directors of the Company to serve until the Company’s next annual meeting of shareholders.

On July 27, 2021, the Company and Mr. Rosenblum entered into an Executive Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Rosenblum will serve as the Company’s President and Chief Financial Officer on a full time basis effective as of July 1. The effectiveness of the Employment Agreement is subject to the approval of the Employment Agreement by the board, unless earlier terminated as provided in the Employment Agreement. The term of the Employment Agreement is until December 31, 2024. Mr. Rosenblum’s base salary will be $18,000 per month. In addition, the Employment Agreement provides that: (1) Mr. Rosenblum will be eligible for a cash bonus as determined by the board to the extent the Company achieves (or exceeds) annual revenue or other financial performance objectives established by the board, in its sole discretion, from time to time; and (2) the Company will grant to Mr. Rosenblum options to purchase 10,000,000 shares of common stock of the Company at a per share exercise price equal to the fair market value of the Company’s common stock, as reflected in the closing price of the Company’s common shares on the OTC exchange or, in the event the stock is up listed, on the NASDAQ exchange, on the date of grant (the “Options”)”. Fifty percent (50%) of the shares subject to the Options shall vest on the grant date and the other 50% of the shares subject to the Option shall vest at the rate of 1/36 per month over a three-year period. The Options will be exercisable for a period of ten (10) years after the date of grant and the Company shall provide for cashless exercise of the Option by Executive. The Options are being granted pursuant to the Company’s 2021 Stock Incentive Plan.

If Mr. Rosenblum’s employment with Company is terminated at any time during the term of the Employment Agreement other than for Cause (as defined in the Employment Agreement), or due to voluntary termination, retirement, death or disability, then Mr. Rosenblum shall be entitled to severance equal to fifty percent (50%) of his annual base salary rate in effect as of the date of termination. If Mr. Rosenblum’s employment with Company is terminated at any time during the term of the Employment Agreement other than for Cause (as defined in the Employment Agreement), or due to voluntary termination, retirement, death or disability, within 12 months following an Acquisition (as defined in the Employment Agreement), then Mr. Rosenblum shall be entitled to severance equal to 100% of his annual base salary rate in effect as of the date of termination. Severance payments shall be subject to execution and delivery of a general release in favor of the Company.

On August 16, 2021, the Company entered into an amendment to the Rosenblum Executive Employment Agreement (the “First Amendment”) with Mr. Rosenblum. Under the terms of the Executive Employment Agreement, the Company had agreed to grant to Mr. Rosenblum an option to purchase 10,000,000 (ten million) common shares of Company Stock at a per share exercise price equal to the fair market value of the Company’s common stock, as reflected in the closing price of the Company’s common shares on the OTC exchange or, in the event the stock is uplisted, on the NASDAQ exchange, on the date of grant (the “Option”).” The First Amendment provided that the Option was granted on August 31, 2021 at an exercise price of $0.15.

In addition, the Company and Mr. Rosenblum entered into an Indemnification Agreement, pursuant to which the Company agreed to indemnify Mr. Rosenblum to indemnify Indemnitee to the fullest extent permitted by or under the Nevada Corporation Law in respect of claims, including third-party claims and derivative claims and provides for advancement of expenses.

Board of Directors Compensation

The following table sets forth information for the fiscal year ended December 31, 2022 regarding the compensation of our directors who on December 31, 2022 were not also our named executive officers.

Name	Fees Earned or Paid in Cash	Option Awards	Other	Total
James Fuller(1)(5)	$16,500	$7,993	$-	$24,493
Clifford Henry(2)(5)	19,500	7,993	21,000	48,493
Madisson Corbett (3)(5)	19,500	7,993	-	27,493
David Rios(4)(5)	$19,500	$7,993	$-	$27,493

(1)	On September 13, 2022, the Board of Directors of the Company granted Mr. Fuller an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.04 per share. Mr. Fuller voluntarily resigned as a member of the Board of Directors effective as of our 2022 annual meeting of shareholders which occurred on November 3, 2022.

(2)	On September 13, 2022, the Board of Directors of the Company granted Mr. Henry an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.04 per share. Mr. Henry earned a consulting fee of $3,000 per month for the period January 1, 2022 to July 31, 2022, the consulting agreement was effectively terminated on July 31, 2022.

(3)	On September 13, 2022, the Company granted Ms. Corbett, a director of the Company, an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.04 per share.

(4)	On September 13, 2022, the Company granted Mr. Rios, a director of the Company, an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.04 per share.

(5)	As of December 31, 2022, the following table sets forth the number of aggregate outstanding stock awards held by each of our directors who were not also named executive officers:

The following table sets forth information as of December 31, 2022 regarding the restricted common stock or options to purchase common stock held by our directors who on December 31, 2022 were not also our named executive officers.

Aggregate
Number of
Name	Stock Awards
James Fuller(1)	4,427,333
Clifford Henry(2)	2,200,000
Madisson Corbett (3)	2,200,000
David Rios	1,200,000

(1)

Consists of 19,000 shares of common stock owned by Mr. Fuller.

On March 18, 2020, the Company granted Mr. Fuller, a director of the Company, 2,000,000 shares of restricted common stock.

On February 22, 2021, the Board of Directors of the Company granted Mr. Fuller an option to purchase 208,333 shares of the Company’s common stock at an exercise price of $0.24.

On July 22, 2021, the Company granted Mr. Fuller, a director of the Company, 2,000,000 shares of restricted common stock pursuant to the terms of the 2021 Stock Incentive Plan, which was approved by the Board of Directors in August 2021, subject to approval of the 2021 Plan by the shareholders, which approval was obtained at the annual general meeting held on October 22, 2021.

On September 13, 2022, the Board of Directors of the Company granted Mr. Fuller an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.04 per share.

Mr. Fuller voluntarily resigned as a member of the Board of Directors effective November 3, 2022

(2)

On July 22, 2021, the Company granted Mr. Henry, a director of the Company, 2,000,000 shares of restricted common stock pursuant to the terms of the 2021 Stock Incentive Plan, which was approved by the Board of Directors in August 2021, subject to approval of the 2021 Plan by the shareholders, which approval was obtained at the annual general meeting held on October 22, 2021.

On September 13, 2022, the Board of Directors of the Company granted Mr. Henry an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.04 per share.

(3)

On July 22, 2021, the Company granted Ms. Corbett, a director of the Company, 2,000,000 shares of restricted common stock pursuant to the terms of the 2021 Stock Incentive Plan, which was approved by the Board of Directors in August 2021, subject to approval of the 2021 Plan by the shareholders, which approval was obtained at the annual general meeting held on October 22, 2021.

On September 13, 2022, the Company granted Ms. Corbett, a director of the Company, an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.04 per share.

(4)

On July 22, 2021, the Company granted Mr. Rios, a director of the Company, 1,000,000 shares of restricted common stock pursuant to the terms of the 2021 Stock Incentive Plan, which was approved by the Board of Directors in August 2021, subject to approval of the 2021 Plan by the shareholders, which approval was obtained at the annual general meeting held on October 22, 2021.

On September 13, 2022, the Company granted Mr. Rios, a director of the Company, an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.04 per share.

Each director is reimbursed for travel and other out-of-pocket expenses incurred in attending board of director and committee meetings.

Equity Compensation Plan Information

The purpose of our equity incentive plans is to promote the interests of our company and our stockholders by providing directors, officers, employees and consultants of our company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of our company, to acquire a proprietary interest in our long-term success and to reward the performance of individuals in fulfilling long-term corporate objectives.

On June 18, 2018, we established our 2018 Stock Incentive Plan (the “Plan”). The Plan terminates after a period of ten years in June 2028. The Plan is administered by our board of directors, or a committee appointed by our board of directors who have the authority to administer the Plan and to exercise all the powers and authorities specifically granted to it under the Plan.

The maximum number of securities available under the Plan is 800,000 shares of Common Stock. The maximum number of shares of Common Stock awarded to any individual during any fiscal year may not exceed 100,000 shares of Common Stock.

On October 22, 2021, our board of directors and stockholders established our 2021 Stock Incentive Plan (the “2021 Plan”). The 2021 Plan terminates after a period of ten years in August 2031.

The maximum number of securities available under the 2021 Plan is 53,000,000 shares of Common Stock.

Under the 2021 Plan, we may award the following: (i) non-qualified stock options; (ii)) incentive stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock unit; and (vi) other stock-based awards.

The following table shows the information regarding our equity incentive plans as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2018 Equity Incentive Plan	516,666	$0.23	283,334
2021 Equity Incentive Plan	45,800,000	0.15	7,200,000
Equity compensation plans not approved by security holders	—	—	—
Total	46,316,666	$0.15	7,483,334

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock issued is traded on the OTCQB Market under the symbol “IPSI.” On January 13, 2023 the last reported sale price of our common stock on the OTCQB Market was $0.0108.

Shareholders

As of January 17, 2023, there were an estimated 68 holders of record of our common stock. A certain amount of the shares of common stock are held in street name and may, therefore, be held by additional beneficial owners.

Dividends

We have never paid a cash dividend on our common stock since inception. The payment of dividends may be made at the discretion of our Board of Directors, and will depend upon, but not limited to, our operations, capital requirements, and overall financial condition.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. We intend to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

The following includes a summary of any transaction occurring since January 1, 2020 for us and our subsidiaries or any proposed transaction, in which we and our subsidiaries were or are to be a participant and the amount involved exceeded or exceeds 1% of the average of our total assets for at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions:

William Corbett

Effective June 24, 2020, the Company entered into the Corbett Employment Agreement. Pursuant to the Corbett Employment Agreement we granted Mr. Corbett 5,123,750 shares of the Company’s common stock, which are fully vested and not subject to forfeiture.

On June 24, 2020, the Company entered into a restricted stock agreement with Mr. Corbett pursuant to which the Company granted him a restricted stock award of 15,371,250 shares of the Company’s common stock, which forfeiture restriction lapse 33%, 33% and 34%, respectively, on the first, second and third anniversary of the date of grant

On June 24, 2020, we entered into an indemnification agreement with Mr. Corbett to indemnify him, in connection with his position of employment with us and in the discharge of his duties and responsibilities to us, to the maximum extent allowed under the laws of the State of Nevada.

On December 14, 2020, we entered into an amendment to the Corbett Employment Agreement whereby we agreed to increase Mr. Corbett’s base salary to $20,000 per month and to pay Mr. Corbett a bonus of $20,000 for the year ended December 31, 2020.

On February 22, 2021, the Board of Directors of the Company appointed William Corbett, its Chief Executive Officer and Interim Chief Financial Officer, as its Chairman of the board and issued him a five-year warrant to purchase 20,000,000 shares of the Company’s common stock at an exercise price of $0.24. The board also agreed to increase Mr. Corbett’s monthly base salary to $30,000. The warrant expense for Mr. Corbett for the year ended December 31, 2021 was $4,327,899.

On August 16, 2021, the Company and Mr. Corbett entered into an Executive Employment Agreement that replaced and superseded the previous executive employment agreement (the “August 2021 Corbett Employment Agreement”). The purpose of the August 2021 Corbett Employment Agreement was to provide a replacement grant for warrants previously granted to Mr. Corbett under the terms of his previous employment agreement with the Company. Pursuant to the August 2021 Corbett Employment Agreement, Mr. Corbett would continue to serve as the Company’s Chief Executive Officer on a full time basis effective as of the date of the August 2021 Corbett Employment Agreement until the close of business on December 31, 2024. Mr. Corbett’s base salary will be $30,000 per month, which shall be paid in accordance with the Company’s standard payroll practice for its executives, managers and salaried employees. In addition, the August 2021 Corbett Employment Agreement provides that: (1) Mr. Corbett will be eligible for a cash bonus as determined by the board to the extent the Company achieves (or exceeds) annual revenue or other financial performance objectives established by the board, in its sole discretion, from time to time; (2) the Company will grant to Mr. Corbett options to purchase 20,000,000 shares of common stock of the Company at a per share exercise price of $0.15; and (3) a car allowance for Mr. Corbett in the amount of $800 per month. Fifty percent (50%) of the shares subject to the options shall vest on the grant date and the other 50% of the shares subject to the option shall vest at the rate of 1/36 per month over a three-year period. The options will be exercisable for a period of ten years after the date of grant and the Company shall provide for cashless exercise of the option. The options are being granted pursuant to the Company’s 2021 Stock Incentive Plan.

In addition, the Company and Mr. Corbett entered into the August 2021 Corbett Indemnification Agreement, pursuant to which the Company agreed to indemnify Mr. Corbett to indemnify Indemnitee to the fullest extent permitted by or under the Nevada Corporation Law in respect of claims, including third-party claims and derivative claims and provides for advancement of expenses. The August 2021 Corbett Indemnification Agreement amends the indemnification agreement in effect prior to entering into the August 2021 Corbett Indemnification Agreement to provide that unless Company shall pay Mr. Corbett’s attorneys’ fees and costs, including the compensation and expenses of any arbitrator, unless the arbitrator or the court determines that (a) Company has no liability in such dispute, or (b) the action or claims by Executive are frivolous in nature. In any other case or matter, the Company and Mr. Corbett shall each bear its or his own attorney fees and costs.

Richard Rosenblum

On July 22, 2021, the Company appointed Richard Rosenblum as President and Chief Financial Officer of the Company. In addition, Mr. Rosenblum was elected to the Board of Directors of the Company to serve until the Company’s next annual meeting of shareholders.

On July 27, 2021, the Company and Mr. Rosenblum entered into the Employment Agreement, pursuant to which Mr. Rosenblum will serve as the Company’s President and Chief Financial Officer on a full time basis effective as of July 1. The effectiveness of the Employment Agreement is subject to the approval of the Employment Agreement by the board, unless earlier terminated as provided in the Employment Agreement. The term of the Employment Agreement is until December 31, 2024. Mr. Rosenblum’s base salary will be $18,000 per month. In addition, the Employment Agreement provides that: (1) Mr. Rosenblum will be eligible for a cash bonus as determined by the board to the extent the Company achieves (or exceeds) annual revenue or other financial performance objectives established by the board, in its sole discretion, from time to time; and (2) the Company will grant to Mr. Rosenblum the Options to purchase 10,000,000 shares of common stock of the Company at a per share exercise price equal to the fair market value of the Company’s common stock, as reflected in the closing price of the Company’s common shares on the OTC exchange or, in the event the stock is up listed, on the NASDAQ exchange, on the date of grant. Fifty percent (50%) of the shares subject to the Options shall vest on the grant date and the other 50% of the shares subject to the Option shall vest at the rate of 1/36 per month over a three-year period. The Options will be exercisable for a period of ten (10) years after the date of grant and the Company shall provide for cashless exercise of the Option by Executive. The Options are being granted pursuant to the Company’s 2021 Stock Incentive Plan.

If Mr. Rosenblum’s employment with Company is terminated at any time during the term of the Employment Agreement other than for Cause (as defined in the Employment Agreement), or due to voluntary termination, retirement, death or disability, then Mr. Rosenblum shall be entitled to severance equal to fifty percent (50%) of his annual base salary rate in effect as of the date of termination. If Mr. Rosenblum’s employment with Company is terminated at any time during the term of the Employment Agreement other than for Cause (as defined in the Employment Agreement), or due to voluntary termination, retirement, death or disability, within 12 months following an Acquisition (as defined in the Employment Agreement), then Mr. Rosenblum shall be entitled to severance equal to 100% of his annual base salary rate in effect as of the date of termination. Severance payments shall be subject to execution and delivery of a general release in favor of the Company.

On August 16, 2021, the Company entered into an amendment to the Rosenblum Executive Employment Agreement (the “First Amendment”) with Mr. Rosenblum. Under the terms of the Executive Employment Agreement, the Company had agreed to grant to Mr. Rosenblum an option to purchase 10,000,000 (ten million) common shares of Company Stock at a per share exercise price equal to the fair market value of the Company’s common stock, as reflected in the closing price of the Company’s common shares on the OTC exchange or, in the event the stock is uplisted, on the NASDAQ exchange, on the date of grant (the “Option”).” The First Amendment provided that the Option was granted on August 31, 2021 at an exercise price of $0.15.

In addition, the Company and Mr. Rosenblum entered into an Indemnification Agreement, pursuant to which the Company agreed to indemnify Mr. Rosenblum to indemnify Indemnitee to the fullest extent permitted by or under the Nevada Corporation Law in respect of claims, including third-party claims and derivative claims and provides for advancement of expenses.

Potential Conflicts of Interest

Since we did not have an Audit Committee or Compensation Committee comprised of independent directors, the functions that would have been performed by such committees were performed by our directors. Thus, there was an inherent conflict of interest.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 13, 2023 for:

●	each of our directors and nominees for director;

●	each of our named executive officers;

●	all of our current directors and executive officers as a group; and

●	each person, entity or group, who beneficially owned more than 5% of each of our classes of securities.

We have based our calculations of the percentage of beneficial ownership on 376,901,679 shares of our common stock on January 13, 2023. We have deemed shares of our common stock subject to options and warrants that are currently exercisable within sixty (60) days of January 13, 2023, to be outstanding and to be beneficially owned by the person holding the warrant or restricted stock unit for the purpose of computing the percentage ownership of that person. We did not deem these, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal business address for each of the individuals and entities listed below is 56B 5th Street, Lot 1 #AT, Carmel by the Sea, CA 93921.

We have not deemed shares of common stock to be outstanding for variable priced convertible notes for the purposes of calculating beneficial ownership.

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock Included*		Percentage of Common Stock Beneficially Owned
William Corbett (Chief Executive Officer)	50,494,999	(1)	12.4%
Richard Rosenblum (President and Chief Financial Officer)	11,500,000	(2)	3.0%
Clifford Henry (Director)	2,200,000	(3)	** %
Madisson Corbett (Director)	2,200,000	(4)	** %
David Rios (Director)	1,200,000	(5)	** %
All officers and directors as a group (7 persons)	67,594,999		16.3%

5% or more shareholders
Jimmy J. Gibbs	18,922,912	(6)	5.0%

*	Excludes any shares deemed to be outstanding on variable priced convertible securities.

**	Less than 1%

(1)	Includes (i) 20,495,000 restricted shares of common stock of which none are subject to forfeiture restrictions and which forfeiture restriction lapsed on January 1, 2023. (ii) a ten year option granted to Mr. Corbett on August 16, 2021 exercisable for 20,000,000 shares of common stock, of which 15,277,779 are vested (inclusive of 555,555 options which vest within sixty days of January 13, 2023) and a further 5,000,001are subject to vesting on a monthly basis through August 16, 2024, and (iii) a ten year option granted to Mr. Corbett on July 11, 2022 exercisable for 15,000,000 shares of common stock at an exercise price of $0.15, all of which are vested.

(2)	Consists of 4,000,000 shares of restricted common stock and options exercisable for 10,000,000 shares of common stock of which 7,500,000 are vested (inclusive of 277,778 options which vest within sixty days of January 13, 2023) and a further 2,000,000 are subject to vesting on a monthly basis through July 27, 2024.

(3)	Consists of 2,000,000 shares of restricted common stock and a ten year option granted to Mr. Henry on September 15, 2022 exercisable for 200,000 shares of common stock at an exercise price of $0.037,all of which are vested.

(4)	Consists of 2,000,000 shares of restricted common stock and a ten year option granted to Ms. Corbett on September 15, 2022 exercisable for 200,000 shares of common stock at an exercise price of $0.037, all of which are vested.

(5)	Consists of 1,000,000 shares of restricted common stock and a ten year option granted to Mr. Rios on September 15, 2022 exercisable for 200,000 shares of common stock at an exercise price of $0.037, all of which are vested.

(6)	Consists of (i) 18,816,412 shares of common stock held by Gibbs International Inc; and (ii) 106,500 shares of common stock held by Gibbs Investment Holdings, LLC, of which Mr. Gibbs is an equity holder and controller. The business address for each of Mr. Gibbs, Gibbs International, Inc., and Gibbs Investment Holdings, LLC is 9855 Warren H. Abernathy Highway, Spartanburg, South Carolina 29301. This information is based solely on the information disclosed by Mr. Jimmy I. Gibbs on Schedule 13G/A filed on January 31, 2020.

DESCRIPTION OF CAPITAL STOCK

General

The total number of shares of all classes of shares which we have authority to issue is 775,000,000 of which 750,000,000 shares are designated as “common stock” with a par value of $0.001 per share, and 25,000,000 shares are designated as “preferred stock.”

As of the date of this prospectus, we had 376,901,679 issued and outstanding shares of common stock and no shares of preferred stock issued and outstanding.

Authorized Shares of Common Stock

The authorized number of shares of our common stock, par value $0.001 per share is 750,000,000.

Voting Rights

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of the common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board out of legally available funds.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of the common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Other Rights and Preferences

The holders of the common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Nevada Agency and Transfer Company. Its address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501 and its telephone number is (775) 322-0626.

OTCQB

Our common stock is quoted on the OTCQB Market under the symbol “IPSI.”

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Registrant or changing our board and management. According to our Articles of Incorporation and Bylaws, the holders of the common stock do not have cumulative voting rights in the election of our directors. The lack of cumulative voting makes it more difficult for other stockholders to replace our board or for a third party to obtain control of our company by replacing its board.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares of common stock for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board prior to the date the interested stockholder obtained such status or the combination is approved by the board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation,” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Warrants

The Warrants were issued pursuant to the stock purchase agreements that we entered into with the Selling Stockholders, the Engagement Letter entered into with Wainwright and certain agreements entered into with promotional vendors. As of the date of this prospectus, the Warrants were exercisable for an aggregate of 58,304,104   shares of common stock.

Duration and Exercise Price

The February 3rd Warrants had an exercise price of $0.05 per share which was adjusted pursuant to the terms of the February 3rd Warrants to $0.0115 per share following the December 2022 Note Amendment, the February 16th Warrants had an exercise price of $0.15 per share which was adjusted pursuant to the terms and conditions of the February 16th Warrants to $0.15 per share following the March Private Placement, and further adjusted to $0.015 per share following the December 2022 Note Amendment, and the March Warrants have an exercise price of $0.15 per share. The Placement Agent Warrants have an exercise price of $0.1875 per share. The Warrants were immediately exercisable upon issuance and have a term of five years. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. The Warrants were issued in certificated form. The February 16th Warrants also provide for full ratchet price adjustment to the exercise price with respect to issuances of securities below the exercise price.

Exercisability

The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise

If after the six-month anniversary of the issue date of the Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares, then the Warrants will also be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the Warrants.

Automatic Exercise

We have the right to cause the holder of the February 3rd Warrants to exercise their February 3rd Warrant upon certain conditions, including that the last closing sale price of the common stock has been equal to or greater than $0.04 per share (subject to adjustments for splits, dividends, recapitalizations and similar events) for 10 consecutive trading days.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Warrant is exercisable immediately prior to such event. Under certain circumstances, upon a fundamental transaction, the holders of the July Warrants, February 3rd Warrants and the February 16th Warrants at their option, can cause us to purchase the July Warrants, February 3rd Warrants and the February 16th Warrants from the holders by paying cash based on a Black Scholes calculation.

Transferability

In accordance with its terms and subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Trading Market

There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of common stock, the holders of Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Warrant holders exercise their warrants.

Amendment and Waiver.

A Warrant may be modified or amended or the provisions thereof waived with our written consent and the written consent of the holder of the Warrant.

Other Warrants

In addition to the foregoing described Warrants, we have other warrants presently outstanding exercisable for an aggregate of15,000,000 of shares common stock with a weighted average exercise price of $0.0345 issued to Mario Lopez and his assignees in connection with a promotional agreement entered into.

Convertible Notes

We have two February 16th Notes outstanding as of the date of this prospectus held by Cavalry and Mercer. The Notes were convertible for an aggregate of 196,937,678 shares of common stock, including conversion of interest up until December 28, 2022. For further information on the February 16th Notes, see “The Private Placements”.

Duration, Interest Rate and Conversion Price

The Notes have a current maturity date of December 30, 2023, bear interest at a rate of 10% per annum and are currently convertible into shares of our common stock at $0.0115 per share. The February 16th Notes had a conversion price of $0.23 per share which was adjusted to $0.15 per share following the March Private Placement. The February 16th Notes also provide for a full ratchet adjustment to the conversion price with respect to issuances of securities below the exercise price.

Conversion Limitations

A holder (together with its affiliates) may not convert any portion of such holder’s Notes to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s Notes up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Notes.

Prepayment and certain Restrictions

The February 16th Notes may be prepaid at any time in an amount equal to 125% of the principal amount plus accrued interest. The February 16th Notes contain certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

The February 16th Notes contain certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

Right in the Event of Default

Upon the occurrence of an event of default under the February 16th Notes, the respective holder thereof has the right to be prepaid at 140% of the outstanding principal balance and accrued interest, and interest accrues at 18% per annum (or the maximum amount permitted by law). In addition, if an event of default under the February 16th Notes has occurred, regardless of whether it has been cured or remains ongoing, such note will thereafter be convertible at 65% of the lowest closing price of our common stock for the last 10 consecutive trading days.

Trading Market

There is no established trading market for the February 16th Notes, and we do not expect a market to develop. We do not intend to apply for a listing for the February 16th Notes on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the February 16th Notes will be limited.

Rights as a Shareholder

Except as otherwise provided in the February 16th Notes or by virtue of the holders’ ownership of shares of common stock, the holders of the February 16th Notes do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Note holders convert their February 16th Notes.

Amendment and Waiver.

A February 16th Note may be modified or amended or the provisions thereof waived with our written consent and the written consent of the holder of the February 16th Note.

SELLING STOCKHOLDERS

This prospectus covers the possible resale by the Selling Stockholders identified below. The Shares being offered by the Selling Stockholders are issuable upon conversion of the February 16th Notes and exercise of the Warrants. For additional information regarding the issuance of the Notes and Warrants, see the section of this prospectus entitled “The Private Placements” above. We are registering the Shares to permit the Selling Stockholders to offer the Shares for resale from time-to-time. Except as otherwise noted in this prospectus, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists information regarding the ownership of the Shares by the Selling Stockholders. The first column lists the shares of common stock beneficially owned by such Selling Stockholder prior to this offering, without regard to any limitations on conversions or exercise. The second column lists the number of Shares being offered by the Selling Stockholders in this offering, without regard to any limitations on conversions or exercise. Under the terms of the February 16th Notes and Warrants, the Selling Stockholders may not convert the February 16th Notes or exercise the Warrants to the extent (but only to the extent) the Selling Stockholders or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99%. The number of shares in the second column does not reflect these limitations. A holder may increase or decrease its beneficial ownership limitation upon notice to us provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice. The Selling Stockholders may sell all, some or none of its Shares in this offering. See “Plan of Distribution.”

The third column lists the Shares being offered by this prospectus by the Selling Stockholders and does not take in account any limitations on conversion of the February 16th Notes or exercise of the Warrants set forth therein. The Selling Stockholders may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

The fourth column lists the percent of the class to be owned to be beneficially owned by the Selling Stockholders after the offering and does not take in account any limitations on conversion of the February 16th Notes or exercise of the Warrants set forth therein. The fourth column assumes the sale of all the shares offered by the Selling Stockholders pursuant to this prospectus and is based on 376,901,679 shares of common stock outstanding on January 13, 2023.

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of at least 306,528,740 shares of common stock issued or issuable to the Selling Stockholders in the Private Placements. Because the conversion price of the February 16th Notes or exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

Name of Selling Stockholders	Number of Shares Beneficially Owned Prior to Offering(11)	Percent of the Class to be Owned Before Offering(11)	Maximum Number of Shares to be Offered for Resale Pursuant to this Prospectus	Number of Shares Beneficially Owned After Offering	Percent of the Class to be Owned After Offering
Anson Investments Master Fund LP(1)	2,000,000	*	2,000,000	-	-
Anson East Master Fund LP(2)	666,667	*	666,667	-	-
Bellridge Capital, LP(3)	3,913,044	*	3,913,044	-	-
Cavalry Fund I LP(4)	145,689,754	21.3%	145,689,754	-	-
Cavalry Special Ops Fund, LLC(5)	1,666,667	*	1,666,667	-	-
Hudson Bay Master Fund Ltd.(6)	1,666,667	*	1,666,667	-	-
Iroquois Capital Investment Group LLC(7)	500,000	*	500,000	-	-
Iroquois Master Fund Ltd.(8)	5,400,000	*	5,400,000	-	-
Mercer Street Global Opportunity Fund, LLC(9)	142,599,274	20.9%	142,599,274	-	-
Noam Rubenstein(10)	764,000	*	764,400	-	-
Craig Schwabe(10)	81,900	*	81,900	-	-
Michael Vasinkevich(10)	1,556,100	*	1,556,100	-	-
Charles Worthman(10)	24,267	*	24,267	-	-
Total	306,528,740		306,528,740	-

*	less than 1%

(1)	Includes 2,000,000 shares of common stock issuable upon exercise of March Warrants held by this Selling Stockholder, without giving effect to the blocker described in the next sentence. The March Warrants held by the Selling Stockholder are subject to beneficial ownership limitations such that the warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is initially set at 4.99% but may be increased to 9.99% upon notice to the Company. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP, hold voting and dispositive power over the Common Shares held by the Selling Stockholder. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of common stock except to the extent of their pecuniary interest therein. The principal business address of the Selling Stockholder is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(2)	Includes 666,667 shares of common stock issuable upon exercise of March Warrants held by this Selling Stockholder, without giving effect to the blocker described in the next sentence. The warrants held by the Selling Stockholder are subject to beneficial ownership limitations such that the March Warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is initially set at 4.99% but may be increased to 9.99% upon notice to the Company. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP, hold voting and dispositive power over the Common Shares held by the Selling Stockholder. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of common stock except to the extent of their pecuniary interest therein. The principal business address of the Selling Stockholder is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(3)	Includes 3,913,044 shares of common stock issuable upon exercise of the February 16th Warrants held by this Selling Stockholder, which are subject to beneficial ownership limitations such that warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is initially 4.99%, but may be increased to 9.99% upon written notice to the Company. Robert Klimov is the Partner of Bellridge Capital, LP and holds voting and investment control over the shares. Mr. Klimov disclaims beneficial ownership over these securities. The principal business address of Bellridge is 515 E. Olas Blvd, Suite 120A, Fort Lauderdale, Florida 33301.

(4)	Includes 934,923 shares issuable upon exercise of the July Warrant, 3,822,223 shares of common stock issuable upon exercise of February 3rd Warrants, up to 98,468,839 shares of common stock issuable upon conversion of the Amended February 16th Notes, including interest, 3,333,334 shares of common stock issuable upon exercise of March Warrants, and 39,130,435 shares of common stock issuable upon exercise of the extension warrants, without giving effect to the blocker described in the next sentence. The Notes and Warrants held by the Selling Stockholder are subject to beneficial ownership limitations such that the Notes and Warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is initially 4.99%, but may be increased to 9.99% upon written notice to the Company. Thomas P. Walsh is the manager of Cavalry Fund I LP and holds voting and investment control over the shares. Cavalry’s principal business address is 82 E, Allendale Rd., Suite 5B, Saddle River, NJ 07458.

(5)	Includes, 1,666,667 shares of common stock issuable upon exercise of March Warrants, without giving effect to the blocker described in the next sentence. The March Warrants held by the Selling Stockholder are subject to beneficial ownership limitations such that the warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is initially 4.99% but may be increased to 9.99% upon written notice to the Company. Thomas P. Walsh is the manager of Cavalry Special Ops Fund, LLC and holds voting and investment control over the shares. Cavalry’s principal business address is 82 E, Allendale Rd., Suite 5B, Saddle River, NJ 07458.

(6)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The principal business address of the Selling Stockholder is C/O Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, NY 10017. Includes, 1,666,667 shares of common stock issuable upon exercise of March Warrants, without giving effect to the blocker described in the next sentence. The March Warrants held by this Selling Stockholder are subject to beneficial ownership limitations such that the warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is initially 4.99% but may be increased to 9.99% upon written notice to the Company. The Selling Stockholder has elected to set its beneficial ownership limitation at 9.99%

(7)	Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the shares held by Iroquois Capital Investment Group LLC. The Selling Stockholder’s address is 125 Park Avenue, 25th Floor, New York, New York 10017. Includes, 500,000 shares of common stock issuable upon exercise of March Warrants, without giving effect to the blocker described in the next sentence. The March Warrants held by this Selling Stockholder are subject to beneficial ownership limitations such that the warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is initially 4.99% but may be increased to 9.99% upon written notice to the Company.

(8)	Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares held by Iroquois Capital Management and Iroquois Master Fund. The Selling Stockholder’s address is 125 Park Avenue, 25th Floor, New York, New York 10017. Includes 5,066,667 shares of common stock issuable upon exercise of February 3rd Warrants, and 333,333 shares of common stock issuable upon exercise of March Warrants, without giving effect to the blocker described in the next sentence. The warrants and notes held by this Selling Stockholder are subject to beneficial ownership limitations such that Warrants may not be converted or exercised, respectively, if it would result in such holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is initially 4.99% but may be increased to 9.99% upon written notice to the Company.

(9)	Includes 98,468,839 shares of common stock issuable upon conversion of the Amended February 16th Notes, including interest, 5,000,000 shares of common stock issuable upon exercise of March Warrants, and 39,130,435 shares of common stock issuable upon exercise of the Extension Warrants, without giving effect to the blocker described in the next sentence. The Notes and Warrants held by this Selling Stockholder are subject to beneficial ownership limitations such that the Notes and Warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is initially 4.99% but may be increased to 9.99% upon written notice to the Company. Jonathan Juchno is the managing partner of Mercer Street Global Opportunity Fund, LLC and holds voting and investment control over the shares. Mercer’s, principal business address is 107 Grand Street, 7th Floor, New York, New York 10013.

(10)	Includes shares of common stock underlying warrants to purchase an aggregate of 2,426,667 shares of common stock at a purchase price of $0.1875, issued as compensation for services provided by H.C. Wainwright in connection with the March Private Placement. H.C. Wainwright is a registered broker-dealer that served as the placement agent in the March Private Placement. The Placement Agent Warrant was issued to the Selling Stockholder as the designee of Wainwright. The Selling Stockholder is an employee of H.C. Wainwright and as such is an affiliate of a broker-dealer. The Placement Agent Warrants held by the Selling Stockholder are subject to beneficial ownership limitations such that the Placement Agent Warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is initially 4.99% but may be increased to 9.99% upon written notice to the Company. The principal business address for each of the Selling Stockholders is c/o H.C. Wainwright & Co., LLC., 430 Park Avenue, 3rd Floor, New York, New York 10022.

(11)	Assumes the conversion and exercise in full of the Notes and Warrants, respectively, and sale of all shares of common stock underlying the Notes and the Warrants registered pursuant to this prospectus, although the Selling Stockholders are under no obligation known to us to sell any shares of common stock at this time.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time-to-time, sell any or all of their shares of common stock on the OTCQB Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares covered hereby will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP.

EXPERTS

The financial statements of Innovative Payment Solutions, Inc. for the years ended December 31, 2021 and 2020 and for the nine months ended September 30, 2022 and 2021 included in this registration statement, of which this prospectus forms a part, have been so included in reliance on the report of RBSM LLP, an independent registered public accounting firm appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are publicly available through the SEC’s website at www.sec.gov. We also maintain a website at www.ipsipay.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

DISCLOSURE OF THE SECURITIES AND EXCHANGE COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation contain provisions that permit us to indemnify our directors and officers to the fullest extent permitted by Nevada law. Our bylaws require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of a his being a director or officer of the Company or our subsidiaries, unless that indemnification is prohibited by law. These provisions do not limit or eliminate our rights or the rights of any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

The rights of indemnification provided in our articles of incorporation and bylaws are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Innovative Payment Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Innovative Payment Solutions, Inc. (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations, equity (deficit) and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Assessment of Derivative Liabilities- Refer to Note 10 of the consolidated financial statements

Certain of the short-term convertible notes disclosed in note 9 and certain warrants disclosed in note 11 to the consolidated financial statements, have variable priced conversion rights with no fixed floor price and will re-price dependent on the share price performance over varying periods of time and certain notes and warrants have fundamental transaction clauses which might result in cash settlement, due to these factors, all convertible notes and any warrants attached thereto are valued and give rise to a derivative financial liability, which was initially valued at inception of the convertible notes and warrants using a Black-Scholes valuation model. The value of this derivative financial liability was re-assessed at December 31, 2021.

We identified the accounting for derivative liability for short term convertible notes and warrants as a critical audit matter. Our principal considerations included the existence of subjective judgments related to certain provisions of the convertible notes and warrant agreements in connection with the determination of the classification of the notes and warrants, including provisions related to market volatility. Auditing these elements required especially challenging auditor judgment and significant audit effort, including the need for specialized knowledge and skill in assessing these elements of the agreements.

The primary procedures we performed to address this critical audit matter included:

●	Reading the agreements related to the short-term convertible notes and warrants issued along with management’s technical accounting memos to understand the facts and circumstances within the notes and warrant agreements.

●	Utilizing personnel with specialized knowledge and skill in debt and equity accounting to evaluate the appropriateness of management’s interpretation on how to apply relevant accounting guidance for the classification of the warrants issued, including evaluating the terms associated with market volatility.

/s/ RBSM LLP

We have served as the Company’s auditor since 2014.

PCAOB ID 587
New York, NY
March 31, 2022

INNOVATIVE PAYMENT SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020
Assets

Current Assets
Cash	$5,449,751	$94,703
Other current assets	85,034	5,270
Total Current Assets	5,534,785	99,973

Non-current assets
Plant and equipment	28,799	37,500
Intangible assets	625,000	-
Right of use asset	-	51,926
Security deposit	34,800	4,000
Investment	500,001	1
Total Non-Current Assets	1,188,600	93,427
Total Assets	$6,723,385	$193,400

Liabilities and Equity (Deficit)

Current Liabilities
Accounts payable	$465,205	$461,577
Related party payables	-	4,000
Federal relief loans	-	60,292
Loans payable	-	23,633
Convertible debt, net of unamortized discount of $263,200 and $980,852, respectively	1,961,354	903,641
Operating lease liability	-	44,134
Derivative liability	407,161	2,966,416
Total Current Liabilities	2,833,720	4,463,693

Non-Current Liabilities
Federal relief loans	158,353	152,728
Operating lease liability	-	7,792
Total Non-Current Liabilities	158,353	160,520

Total Liabilities	2,992,073	4,624,213

Equity (Deficit)
Preferred stock, $0.0001 par value, 25,000,000 shares authorized, and 0 shares issued and outstanding as of December 31, 2021 and December 31, 2020.	-	-
Common stock, $0.0001 par value; 750,000,000 and 500,000,000 shares authorized, 367,901,679 and 193,637,747 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.	36,790	19,363
Additional paid-in-capital	45,771,012	23,179,399
Accumulated deficit	(42,111,701)	(27,629,575)
Total equity (deficit) attributable to Innovative Payment Solutions, inc. Stockholders	3,696,101	(4,430,813)
Non-controlling interest	35,211	-
Total Equity (Deficit)	3,731,312	(4,430,813)
Total Liabilities and Equity (Deficit)	$6,723,385	$193,400

The accompanying notes are an integral part of these audited consolidated financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve months ended	Twelve months ended
	December	December
	2021	2020

Net Revenue	$-	$-

Cost of Goods Sold	-	-

Gross profit	-	-

General and administrative	10,284,815	1,742,008
Depreciation	17,935	12,500
Total Expense	10,302,750	1,754,508

Loss from Operations	(10,302,750)	(1,754,508)

Investment impairment charge	-	(1,019,960)
Loss on debt conversion	(5,498,820)	(433,610)
Loss on settlement of liabilities	-	(95,082)
Debt extension fee	-	(40,000)
Forgiveness of federal relief loans	60,292	-
Interest expense, net	(228,240)	(381,034)
Amortization of debt discount	(3,653,652)	(1,065,879)
Derivative liability movements	5,128,255	(654,471)
Loss before taxation	(14,494,915)	(5,444,544)

Taxation	-	-

Net loss	(14,494,915)	(5,444,544)

Net loss attributable to non-controlling interest	12,789	-

Net loss attributable Innovative Payment Solutions, Inc. Stockholders’	$(14,482,126)	$(5,444,544)

Basic and diluted loss per share	$(0.04)	$(0.03)

Weighted Average Number of Shares Outstanding - Basic and diluted	334,343,830	171,391,733

The accompanying notes are an integral part of these audited consolidated financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD JANUARY 1, 2020 TO DECEMBER 31, 2021

	Preferred Stock Shares	Amount	Common Stock Shares*	Amount	Additional Paid-in Capital	Accumulated Deficit	Non-controlling shareholders interest	Total Stockholders’ Equity (Deficit)

Balance at December 31, 2019	-	$-	128,902,124	$12,890	$21,579,022	$(22,185,031)	$-	$(593,119)
Conversion of debt to equity	-	-	35,002,245	3,500	766,058	-	-	769,558
Settlement of liabilities	-	-	4,004,110	400	144,764	-	-	145,164
Shares issued for services	-	-	1,834,268	183	68,817	-	-	69,000
Shares subscriptions	-	-	1,400,000	140	32,860	-	-	33,000
Stock based compensation	-	-	22,495,000	2,250	587,878	-	-	590,128
Net loss	-	-	-	-	-	(5,444,544)	-	(5,444,544)
Balance at December 31, 2020	-	-	193,637,747	19,363	23,179,399	(27,629,575)	-	(4,430,813)
Warrants exercised	-	-	60,186,982	6,019	3,003,330	-	-	3,009,349
Conversion of convertible debt to equity	-	-	61,793,616	6,180	7,751,860	-	-	7,758,040
Shares issued for services	-	-	20,950,000	2,095	1,779,055	-	-	1,781,150
Shares subscriptions	-	-	30,333,334	3,033	4,546,967	-	-	4,550,000
Share issue expenses	-	-	-	-	(501,100)	-	-	(501,100)
Fair value of warrants issued	-	-	-	-	4,327,899	-	-	4,327,899
Stock based option expense	-	-	-	-	1,382,638	-	-	1,382,638
Restricted stock awards	-	-	1,000,000	100	300,964	-	-	301,064
Proceeds from non-controlling shareholders	-	-	-	-	-	-	48,000	48,000
Net loss	-	-	-	-	-	(14,482,126)	(12,789)	(14,494,915)
Balance at December 31, 2021	-	$-	367,901,679	$36,790	$45,771,012	$(42,111,701)	$35,211	$3,731,312

 The accompanying notes are an integral part of these audited consolidated financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve months ended	Twelve months ended
	December 31,	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,494,915)	$(5,444,544)
Adjustment to reconcile net loss to net cash used in operating activities:
Derivative liability movements	(5,128,255)	654,471
Depreciation	17,935	12,500
Amortization of debt discount	3,653,652	1,065,879
Investment impairment charge	-	1,019,960
Loss on conversion of debt to equity	5,498,820	433,610
Loss on settlement of liabilities	-	95,082
Deposit forfeited	4,000	-
Forgiveness of federal relief loans	(60,292)	-
Shares issued for services	1,219,050	69,000
Stock based compensation	6,573,701	590,128
Amortization of right of use asset	17,857	34,815
Changes in Assets and Liabilities
Other current assets	(79,764)	45,788
Accounts payable and accrued expenses	(373)	151,054
Operating lease liabilities	(17,857)	(34,815)
Interest accruals	188,323	50,793
CASH USED IN OPERATING ACTIVITIES	(2,608,118)	(1,256,279)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Frictionless Financial Technologies, Inc.	(500,000)	-
Intangibles acquired	(625,000)	-
Investment in deposits	(34,800)	-
Plant and equipment purchased	(9,234)	(50,000)
NET CASH USED IN INVESTING ACTIVITIES	(1,169,034)	(50,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from share issuances	4,550,000	33,000
Share issue expenses	(501,100)	-
Proceeds from warrants issued	3,009,349	-
Proceeds from loans payable	-	85,000
Repayment of loans payable	(22,049)	(104,500)
Proceeds from short term notes and convertible notes	2,569,000	1,877,375
Repayment of convertible notes	(521,000)	(703,164)
Proceeds from non-controlling shareholders	48,000	-
Proceeds from federal relief loans	-	210,292
NET CASH PROVIDED BY FINANCING ACTIVITIES	9,132,200	1,398,003

Effect of exchange rate changes on cash and cash equivalents	-	-

NET INCREASE IN CASH	5,355,048	91,724
CASH AT BEGINNING OF YEAR	94,703	2,979
CASH AT END OF YEAR	$5,449,751	$94,703

CASH PAID FOR INTEREST AND TAXES:
Cash paid for income taxes	$-	$-
Cash paid for interest	$29,813	$330,242

NON-CASH INVESTING AND FINANCING ACTIVITIES
Derecognition of right of use assets on early termination	$34,070	$-
Conversion of convertible debt to equity	$2,259,220	$769,558
Settlement of liabilities	$-	$145,164

The accompanying notes are an integral part of these audited consolidated financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND DESCRIPTION OF BUSINESS

a)	Organization

On May 12, 2016, Innovative Payment Solutions, Inc. (formerly known as QPAGOS and Asiya Pearls, Inc.), a Nevada corporation (“IPSI” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Qpagos Corporation, a Delaware corporation (“Qpagos Corporation”), and Qpagos Merge, Inc., a Delaware corporation and wholly owned subsidiary of IPSI (“Merger Sub”). Pursuant to the Merger Agreement, on May 12, 2016, the merger was consummated, and Qpagos Corporation and Merger Sub merged (the “Merger”), with Qpagos Corporation continuing as the surviving corporation of the Merger.

Pursuant to the Merger Agreement, upon consummation of the Merger, each share of Qpagos Corporation’s capital stock issued and outstanding immediately prior to the Merger was converted into the right to receive two shares of IPSI common stock, par value $0.0001 per share (the “Common Stock”). Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, IPSI assumed all of Qpagos Corporation’s warrants issued and outstanding immediately prior to the Merger, which were exercisable for approximately 621,920 shares of Common Stock, respectively, as of the date of the Merger. Prior to and as a condition to the closing of the Merger, the then-current IPSI stockholder of 500,000 shares of Common Stock agreed to return to IPSI 497,500 shares of Common Stock held by such holder to IPSI and the then-current IPSI stockholder retained an aggregate of 2,500 shares of Common Stock and the other stockholders of IPSI retained 500,000 shares of Common Stock. Therefore, immediately following the Merger, Qpagos Corporation’s former stockholders held 4,992,900 shares of IPSI common stock which represented approximately 91% of the outstanding Common Stock.

The Merger was treated as a reverse acquisition of IPSI, a public shell company, for financial accounting and reporting purposes. As such, Qpagos Corporation was treated as the acquirer for accounting and financial reporting purposes while IPSI was treated as the acquired entity for accounting and financial reporting purposes.

Qpagos Corporation (“Qpagos”) was incorporated on May 1, 2015 under the laws of the state of Delaware to effectuate a reverse merger transaction with Qpagos, S.A.P.I. de C.V. (“Qpagos Mexico”) and Redpag Electrónicos S.A.P.I. de C.V. (“Redpag”). Each of the entities were incorporated in November 2013 in Mexico.

Qpagos Mexico was formed to process payment transactions for service providers it contracts with, and Redpag was formed to deploy and operate kiosks as a distributor.

On May 27, 2016 Asiya changed its name to QPAGOS.

On June 1, 2016, the board of directors of QPAGOS (the “Board”) changed the Company’s fiscal year end from October 31 to December 31.

On November 1, 2019, the Company changed its name from QPAGOS to Innovative Payment Solutions, Inc. Additionally, and immediately following the name change, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada to effect a reverse split of the Company’s common stock, par value $0.0001 per share (the “common stock”) at a ratio of 1-for-10, effective on November 1, 2019 (the Reverse Stock Split”). As a result of the Reverse Stock Split, each ten pre-split shares of common stock outstanding automatically combined into one new share of common stock without any further action on the part of the holders, and the number of outstanding shares of common stock was reduced from 320,477,867 shares to 32,047,817 after rounding for fractional shares.

On December 31, 2019, Innovative Payment Solutions consummated the disposal of Qpagos Corporation, Qpagos Mexico and Redpag in exchange for 2,250,000 shares (the “Vivi Shares”) of common stock of Vivi Holdings, Inc. (“Vivi” or “Vivi Holdings”) pursuant to a Stock Purchase Agreement dated August 5, 2019 (the “SPA”). Of the 2,250,000 shares of Vivi, nine percent (9%) was allocated as follows: Gaston Pereira (5%), Andrey Novikov (2.5%), and Joseph Abrams (1.5%). The SPA was closed on December 31, 2019 after the satisfaction of customary conditions, the receipt of a final fairness opinion and the approval of the Company’s shareholders. Innovative Payment Solutions no longer has any business operations in Mexico and has retained its U.S. operations based in Calabasas, California.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

b)	Description of the business

Subsequent to the merger of Qpagos Corporation into IPSI and until the divestiture of Qpagos Corporation, Qpagos Mexico and Redpag, the Company’s focus was on the operations of Qpagos Corporation in Mexico. The Company’s current focus is on providing payment services to allow US persons to transfer funds to Mexico and other countries.

The Company is focused on operating and developing e-wallets that enable consumers to deposit cash, convert it into a digital form and remit the funds to Mexico and other countries quickly and securely. The Company’s first e-wallet, the Beyond Wallet, is currently operational. The Company’s flagship e-wallet, IPSIPay, is in final stages of development and testing. Previously the Company intended to invest in physical kiosks, which required the user presence at the kiosk location. The Company still intends to use its existing kiosks in certain target markets within Southern California.

The Company acquired a 10% strategic interest in Frictionless on June 22, 2021. Frictionless agreed to deliver to the Company, a live fully compliant financial payment Software as a Service solution for use by the Company as a digital payment platform that enables payments within the United states and abroad, including Mexico, together with a service agreement providing a full suite of product services to facilitate the Company’s anticipated product offerings. The Company has an irrevocable right to acquire up to an additional 41% of the outstanding common stock of Frictionless at a purchase price of $300,000 for each 1% acquired.

On August 26, 2021, the Company formed a new subsidiary, Beyond Fintech, in which its owns a 51% stake, with Frictionless owning the remaining 49%. Beyond Fintech acquired an exclusive license to a product known as Beyond Wallet, to further its objective of providing virtual payment services allowing US persons to transfer funds to Mexico and other countries.

c)	COVID-19

The COVID-19 pandemic has required the Company’s management to focus its attention primarily on responding to the challenges presented by the pandemic, including ensuring continuous operations, and adjusting its operations to address changes in the virtual payments industry. Due to measures imposed by the local governments in areas affected by COVID-19, businesses had been suspended due to quarantine intended to contain this outbreak and many people had been forced to work from home in those areas. As a result, development of our e-wallets and the limited installation of our network of kiosks in Southern California had been delayed, which has had an adverse impact on our business and financial condition and has hampered our ability to generate revenues. As the COVID-19 pandemic evolves, we may face similar challenges in the future which could lead to material adverse impacts on our company.

2	ACCOUNTING POLICIES AND ESTIMATES

a)	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

All amounts referred to in the notes to the consolidated financial statements are in United States Dollars ($) unless stated otherwise.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

b)	Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary in which it has a majority voting interest. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements.

The entities included in these consolidated financial statements are as follows:

Innovative Payment Solutions, Inc. - Parent Company

Beyond Fintech Inc., 51% owned.

c)	Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, which are evaluated on an ongoing basis, that affect the amounts reported in the consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the amounts of revenues and expenses that are not readily apparent from other sources. Actual results could differ from those estimates and judgments. In particular, significant estimates and judgments include those related to, the estimated useful lives for plant and equipment, the fair value of long-lived investments, the fair value of warrants and stock options granted for services or compensation, estimates of the probability and potential magnitude of contingent liabilities, derivative liabilities, the valuation allowance for deferred tax assets due to continuing operating losses and the allowance for doubtful accounts.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

d)	Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.

The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

e)	Fair Value of Financial Instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for the investment in Vivi Holdings Inc., was evaluated at fair value using Level 3 Inputs based on the Company’s estimate of the market value of the entities disposed to Vivi Holdings, Inc. Vivi Holdings Inc., does not have sufficient information available to assess the current market price of its equity.

The carrying amounts reported in the balance sheets for cash, accounts receivable, other current assets, other assets, accounts payable, accrued liabilities, and notes payable, approximate fair value due to the relatively short period to maturity for these instruments. The Company has identified the short-term convertible notes and certain warrants attached to certain of the notes that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. We evaluate the fair value of variably priced derivative liabilities on a quarterly basis and report any movements thereon in earnings.

f)	Risks and Uncertainties

The Company’s operations will be subject to significant risks and uncertainties including financial, operational, regulatory, and other risks, including the potential risk of business failure. The recent global Covid-19 breakout has caused an economic crisis which may result in a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, and extreme volatility in credit, equity and fixed income markets. These conditions may not only limit the Company’s access to capital, but also make it difficult for its customers, vendors and the Company to accurately forecast and plan future business activities. In addition, businesses have been suspended due to quarantines intended to contain this outbreak and many people have been forced to work from home in those areas. As a result, installation of the Company’s network of kiosks, terminals and payment channels in Southern California has been delayed, which has had an adverse impact on its business and financial condition and has hampered the Company’s ability to generate revenue and access usual sources of liquidity on reasonable terms.

The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

g)	Recent accounting pronouncements

In November 2021, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2021-10, Disclosures by Entities about Government Assistance (Topic 832), the update increases the transparency of government assistance, including the following disclosures: (1) the types of assistance, (2) an entity’s accounting for the assistance, and (3) the effect of the assistance on an entity’s financial statements.

This ASU is effective for fiscal years beginning after December 15, 2021.

The effects of this ASU on the Company’s consolidated financial statements is currently being assessed and is not expected to have an impact on current disclosure.

The FASB issued several additional updates during the period, none of these standards are either applicable to the Company or require adoption at a future date and none are expected to have a material impact on the consolidated financial statements upon adoption.

h)	Reporting by Segment

No segmental information is required as the Company has not generated any revenue for the years ended December 31, 2021 and 2020 and only has one operating segment.

i)	Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At December 31, 2021 and 2020, respectively, the Company had no cash equivalents.

The Company minimizes credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution in the United States. The balance at times may exceed federally insured limits. At December 31, 2021 and 2020, the balance exceed the federally insured limit by $5,117,551 and $0, respectively.

j)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for doubtful accounts, which is estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectability of these receivables or reserve estimates. Revisions to the allowance for doubtful accounts estimates are recorded as an adjustment to bad debt expense. Receivables deemed uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. There were no recoveries during the period ended December 31, 2021 and 2020.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

k)	Investments

The Company’s non-marketable equity securities are investments in privately held companies without readily determinable market values. The carrying value of our non-marketable equity securities is adjusted to fair value for observable transactions for identical or similar investments of the same issuer or impairment (referred to as the measurement alternative). All gains and losses on non-marketable equity securities, realized and unrealized, are recognized in other income (expense), net. Non-marketable equity securities that have been remeasured during the period are classified within Level 3 in the fair value hierarchy because the Company estimates the value based on valuation methods using the observable transaction price at the transaction date and other unobservable inputs including volatility, rights, and obligations of the securities the Company holds. The cost method is used when the Company has a passive, long-term investment that doesn’t result in influence over the Company. The cost method is used when the investment results in an ownership stake of less than 20%, and there is no substantial influence. Under the cost method, the stock purchased is recorded on a balance sheet as a non-current asset at the historical acquisition/purchase price, and is not modified unless shares are sold, additional shares are purchased or there is evidence of the fair market value of the investment declining below carrying value. Any dividends received are recorded as income.

The Company recorded an impairment charge of $0 and $1,019,960 on its non-marketable equity securities for the years ended December 31, 2021 and 2020, respectively. The impairment charge was based on management’s determination that due to the lack of ability, to date, by Vivi Holdings (“Vivi”) to fulfill its capital raising requirements and implement its business strategy that there is a significant risk that Vivi may not be able to meet its obligations.

l)	Plant and Equipment

Plant and equipment is stated at cost, less accumulated depreciation. Plant and equipment with costs greater than $1,000 are capitalized and depreciated. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Description	Estimated Useful Life

Kiosks	7 years

Computer equipment	3 years

Leasehold improvements	Lesser of estimated useful life or life of lease

Office equipment	10 years

The cost of repairs and maintenance is expensed as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

m)	Long-Term Assets

Assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

n)	Revenue Recognition

The Company’s revenue recognition policy is consistent with the requirements of FASB ASC 606, Revenue.

The Company’s revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company derives its revenues from the sale of its services, as defined below. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its revenue transactions:

i.	identify the contract with a customer;

ii.	identify the performance obligations in the contract;

iii.	determine the transaction price;

iv.	allocate the transaction price to performance obligations in the contract; and

v.	recognize revenue as the performance obligation is satisfied.

The Company had no revenues during the years ended December 31, 2021 and 2020.

o)	Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments is recorded in operating expenses in the consolidated statement of operations.

Prior to the Company’s reverse merger which took place on May 12, 2016, all share-based payments were based on management’s estimate of market value of the Company’s equity. The factors considered in determining managements estimate of market value includes, assumptions of future revenues, expected cash flows, market acceptability of our technology and the current market conditions. These assumptions are complex and highly subjective, compounded by the business being in its early stage of development in a new market with limited data available.

Where equity transactions with arms-length third parties, who had applied their own assumptions and estimates in determining the market value of our equity, had taken place prior to and within a reasonable time frame of any share-based payments, the value of those share transactions have been used as the fair value for any share-based equity payments.

Where equity transactions with arms-length third parties, included both shares and warrants, the value of the warrants have been eliminated from the unit price of the securities using a Black-Scholes valuation model to determine the value of the warrants. The assumptions used in the Black Scholes valuation model includes market related interest rates for risk-free government issued treasury securities with similar maturities; the expected volatility of the Company’s common stock based on companies operating in similar industries and markets; the estimated stock price of the Company; the expected dividend yield of the Company and; the expected life of the warrants being valued.

Subsequent to the Company’s reverse merger which took place on May 12, 2016, the Company has utilized the market value of its common stock as quoted on the OTCQB, as an indicator of the fair value of its common stock in determining share- based payment arrangements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

p)	Derivative Liabilities

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re- measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

q)	Income Taxes

The Company is based in the US and currently enacted US tax laws are used in the calculation of income taxes.

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A full valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of December 30, 2021 and December 31, 2020, there have been no interest or penalties incurred on income taxes.

r)	Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. The Company does not have any comprehensive income (loss) for the periods presented.

s)	Reclassification of prior year presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3	LIQUIDITY MATTERS

The Company has incurred net losses since its inception and anticipates net losses and negative operating cash flows for the near future. For the year ended December 31, 2021, the Company had a net loss of $14,494,915 and had $5,449,751 in cash. In connection with preparing the consolidated financial statements for the year ended December 31, 2021, management evaluated the extent of the impact from the COVID-19 pandemic on the Company’s business and its future liquidity for the next twelve months through March 31, 2023.

The Company had a cash balance of $5,449,751 available as of December 31, 2021. Management has determined that this cash balance is sufficient to meet its expected cash requirements until at least March 31, 2023.

If the Company is required to raise additional funds by issuing equity securities, its stockholders would experience dilution. Additional debt financing, if available, may involve covenants restricting its operations or its ability to incur additional debt. Any additional debt financing or additional equity that the Company raises may contain terms that are not favorable to it or its stockholders and require significant debt service payments, which diverts resources from other activities.

Based on this current business plan, the Company believes its existing cash is sufficient to conduct planned operations for one year from the issuance of the December 31, 2021 financial statements.

4	INTANGIBLES

On August 26, 2021, The Company formed a new subsidiary, Beyond Fintech. to acquire a product known as Beyond Wallet from a third party for gross proceeds of $250,000, together with the logo, use of name and implementation of the product into the Company’s technology. The company owns 51% of Beyond Fintech with the other 49% owned by Frictionless.

During the year, the Company paid gross proceeds of $375,000 to frictionless for the development of the IPSIPay wallet, which is now complete.

	December 31, 2021	December 31, 2020
Purchased Technology	$625,000	$-

5	INVESTMENTS

Investment in Frictionless Financial Technologies Inc.

On June 22, 2021, the Company entered into a Stock Purchase Agreement (the “SPA”) with Frictionless, to purchase 150 common shares for gross proceeds of $500,000, representing 10.0% of the outstanding common shares. In terms of the SPA, Frictionless agreed to deliver to the Company on or before August 30, 2021, a live fully compliant financial payment Software as a Service solution for use by the Company as a digital payment platform that enables payments within the United states and abroad, including Mexico, together with a service agreement providing a full suite of product services to facilitate to Company’s anticipated product offerings.

The company has undertaken to issue Frictionless a non-restricted, non-dilutable 5 year warrant to purchase 30,000,000 shares of common stock in the Company at an exercise price of $0.15 per share, upon delivery of the financial payment software. Frictionless delivered the software subsequent to year end and the warrants will be issued in accordance with the agreement.

The Company has the right to appoint and has appointed, one member to the board of directors of Frictionless, which appointee will remain on the board as long as the Company is the holder of the Frictionless common stock.

The Company has an irrevocable right to acquire up to an additional 41% of the outstanding common stock of Frictionless at a purchase price of $300,000 for each 1% acquired.

The shares in Frictionless are unlisted as of December 31, 2021.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5	INVESTMENTS (continued)

Investment in Vivi Holdings, Inc.

Effective December 31, 2019, the Company sold 100% of the outstanding common stock of its subsidiary, Qpagos Corp, together with its 99.9% ownership interest of Qpagos Corporations’ two Mexican entities: QPagos S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V, to Vivi.

As consideration for the disposal Vivi issued an aggregate of 2,250,000 Shares of its common stock as follows: 2,047,500 Shares to the Company; 56,250 Shares to the Company’s designee, Mr. Andrey Novikov; 33,750 Shares to the Company’s designee, the Joseph W. & Patricia G. Abrams Family Trust; and 112,500 Shares to the Company’s designee, Mr. Gaston Pereira.

Due to the lack of available information, the Vivi Shares were valued by a modified market method, whereby the value of the assets disposed of were determined by management using the enterprise value of the entire Company less the liabilities and assets retained by the Company.

As of December 31, 2021 and 2020, the Company impaired the carrying value of the investment in Vivi Holdings, Inc by $0 and $1,019,960, respectively, based on Vivi’s indicated timeline for its proposed IPO and fund raising activities, largely impacted by the COVID-19 pandemic. The total impairment as of December 31, 2021 and 2020 was $1,019,960.

The shares in Vivi Holdings, Inc., are unlisted as of December 31, 2021.

	December 31, 2021	December 31, 2020
Investment in Frictionless Financial Technologies, Inc.	$500,000	$-
Investment in Vivi Holdings, Inc.	1	1
	$500,001	$1

6	LEASES

The Company entered into a real property lease for office and warehouse space located at 19355 Business Center Drive in Northridge California, Los Angeles County. The lease commenced on February 15, 2020 and expires on February 28, 2022, monthly rental expense is $3,945 per month with no escalations during the term of the lease.

The initial value of the right-of-use asset was $86,741 and the operating lease liability was $86,741. The Company monitors for events or changes in circumstances that require a reassessment of its lease. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding right-of-use asset unless doing so would reduce the carrying amount of the right-of-use asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative right-of-use asset balance is recorded as a loss in the statement of operations.

Effective June 1, 2021, the Company entered into a Mutual Termination of Lease Agreement with the landlord. The security deposit of $4,000 was forfeited.

On March 22, 2021, the Company entered into a real property lease for an office located at 56B 5th Street, Lot 1 Carmel By The Sea, California. The lease commenced on April 1, 2021 and is for a twelve month period, terminating on April 1, 2022. The Company applied the practical expedient whereby operating leases with a duration of twelve months or less are expensed as incurred.

Discount Rate

To determine the present value of minimum future lease payments for operating leases at February 15, 2020, the Company was required to estimate a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment (the “incremental borrowing rate” or “IBR”).

The Company determined the appropriate IBR by identifying a reference rate and making adjustments that take into consideration financing options and certain lease-specific circumstances. For the reference rate, the Company used the 5 year ARM interest rate at the time of entering into the agreement and compared that rate to the Company’s weighted average cost of funding at the time of entering into the operating lease. The Company determined that 10.00% was an appropriate incremental borrowing rate to apply to its real-estate operating lease.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6	LEASES (continued)

Right of use assets

Right of use assets are included in the consolidated Balance Sheet are as follows:

	December 31, 2021	December 31, 2020
Non-current assets
Right of use assets, operating leases, net of amortization	$-	$51,926

Total Lease Cost

Individual components of the total lease cost incurred by the Company is as follows:

	Year ended December 31, 2021	Year ended December 31, 2020
Operating lease expense	$74,803	$41,423

Other lease information:

	Year ended December 31, 2021	Year ended December 31, 2020
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$(74,803)	$(41,423)

Remaining lease term – operating lease	3 months	14 months

Discount rate – operating lease	-	10.0%

Maturity of Operating Leases

The amount of future minimum lease payments under operating leases are as follows:

Amount
Undiscounted minimum future lease payments under leases with terms twelve months or less
Total instalments due:
2022	$14,400

7	FEDERAL RELIEF LOANS

Payroll Protection Program loan

On May 7, 2020, the Company received a Payroll Protection Program (“PPP”) loan through its bankers, Wells Fargo Bank, amounting to $60,292 earning interest at 1% per annum, maturing on May 5, 2022 and repayable in installments of $2,538 commencing on November 5, 2020. The Company has applied for the loan to be forgiven in whole or in part based on the loan being utilized for payroll costs, continuation of healthcare benefits, mortgage interest payments, rent, utility and interest payments on any other debt obligation.

The company has not made any payments on this loan, of which $60,292 was forgiven on June 7, 2021.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7	FEDERAL RELIEF LOANS (continued)

Small Business Administration Disaster Relief loan

On July 7, 2020, the Company received a Small Business Economic Injury Disaster loan amounting to $150,000, bearing interest at 3.75% per annum and repayable in monthly installments of $731 commencing twelve months after inception with the balance of interest and principal repayable on July 7, 2050. The loan is secured by all tangible and intangible assets of the Company. The proceeds are to be used for working capital purposes to alleviate economic injury caused by the COVID-19 pandemic.

The company has accrued interest of $8,353 on this loan as of December 31, 2021.

8	LOANS PAYABLE

Loans payable consisted of the following:

Description	Interest Rate	Maturity	December 31, 2021	December 31, 2020

Stanislav Minaychenko	4.0%	September 16, 2020	$-	$14,530
Maxim Pukhoskiy	4.0%	June 16, 2020	-	8,041
Dieter Busenhart	10.0%	January 17, 2021	-	1,062
Total loans payable			$-	$23,633

Interest expense totaled $134 and $1,558 for the year ended December 31, 2021 and 2020, respectively.

Stanislav Minaychenko

On December 17, 2019, in terms of a settlement agreement entered into between the Company, Qpagos Corporation and Stanislav Minaychenko, the Company issued a promissory note to Mr. Minaychenko in settlement of $23,893 owing to him in terms of a service agreement dated September 1, 2015. The promissory note bears interest at 4% per annum, is unsecured and matures on June 16, 2020.

During the year ended December 31, 2021, the Company repaid the aggregate principal sum of $13,893 and interest thereon of $717, thereby extinguishing the note.

Maxim Pukhoskiy

On December 17, 2019, in terms of a settlement agreement entered into between the Company, Qpagos Corporation and Maxim Pukhoskiy, the Company issued a promissory note to Mr. Pukhoskiy in settlement of $17,856 owing to him in terms of a service agreement dated May 1, 2015. The promissory note bears interest at 4% per annum, is unsecured and matures on June 16, 2020.

During the year ended December 31, 2021, the Company repaid the aggregate principal sum of $7,656 and interest thereon of $429, thereby extinguishing the note.

Dieter Busenhart

On July 17, 2020, the Company issued a promissory note to Dieter Busenhart in the aggregate principal amount of $50,000 for net proceeds of $50,000, bearing interest at 10% per annum and maturing on January 17, 2021.

During the year ended December 31, 2021, the Company repaid the aggregate principal sum of $500.

The balance remaining on the promissory note consists of accrued interest of $571 was recorded under accrued liabilities.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9	CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

Description	Interest Rate	Maturity date	Principal	Accrued Interest	Unamortized debt discount	December 31, 2021 Amount, net	December 31, 2020 Amount, net
Power Up Lending Group	12%	July 13, 2021	$-	$-	$-	$-	$33,057

Cavalry Fund I LP	10%	June 30, 2021	-	-	-	-	157,149
	10%	July 31, 2021	-	-	-	-	217,248
	10%	September 24, 2021	-	-	-	-	33,669
	10%	August 5, 2021	-	-	-	-	63,553
	10%	February 3, 2022	-	-	-	-	-
	10%	February 16, 2022	572,000	50,527	(73,655)	548,872	-

Mercer Street Global Opportunity Fund, LLC	10%	August 3, 2021	-	-	-	-	288,895
	10%	February 3, 2022	-	-	-	-	-
	10%	February 16, 2022	572,000	50,527	(73,655)	548,872	-

Iroquois Master Fund Ltd.	10%	September 16, 2021	-	-	-	-	72,835
	10%	February 3, 2022	-	-	-	-	-

Mark Geist	10%	October 20, 2021	-	-	-	-	6,206

Bellridge Capital LP.	10%	November 25, 2021	-	-	-	-	31,029
	10%	February 16, 2022	-	-	-	-	-
	10%	February 16, 2022	900,000	79,500	(115,891)	863,609	-

Total convertible notes payable			$2,044,000	$180,554	$(263,201)	$1,961,353	$903,641

Interest expense, including penalty interest totaled $221,930 and $366,964 for the years ended December 31, 2021 and 2020, respectively.

Amortization of debt discount totaled $3,653,652 and $1,065,879 for the years ended December 31, 2021 and 2020, respectively.

The convertible notes have variable conversion prices based on a discount to market price of trading activity over a specified period of time. The variable conversion features were valued using a Black Scholes valuation model. The difference between the fair market value of the common stock and the calculated conversion price on the issuance date was recorded as a debt discount with a corresponding credit to derivative financial liability.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9	CONVERTIBLE NOTES PAYABLE (continued)

Power Up Lending Group Ltd

●

On July 13, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $63,000 to Power Up Lending Group Ltd for net proceeds of $60,000 after certain expenses. The note had a maturity date of July 13, 2021 and a coupon of 12% per annum. The Company could prepay the note with prepayment penalties that ranged from 115% to 135%. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 61% of the lowest trading price during the previous fifteen trading days.

On January 11, 2021, the Company repaid the principal sum of $63,000 and accrued interest and penalty interest thereon of $27,083, thereby extinguishing the note.

Cavalry Fund LLP

●

On July 1, 2020, the Company closed a transaction with Cavalry Fund I LP (“Cavalry”), pursuant to which the Company received net proceeds of $246,600, after certain expenses in exchange for the issuance of a $300,000 Senior Secured Convertible Note (“Initial Cavalry Note”), with an original issue discount of 12.5% or $37,500, bearing interest at 10% per annum and maturing on June 30, 2021. The Initial Cavalry Note was convertible into shares of common stock at an initial conversion price of $0.035 per share. In addition, the Company issued a warrant exercisable over 8,571,428 shares of common stock at an initial exercise price of $0.05 per share.

The Initial Cavalry Note could be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the Initial Note could be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it could be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Initial Cavalry Note contained certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

Between January 4, 2021 and February 3, 2021, the Company received conversion notices from Cavalry, converting the aggregate principal amount of $300,000 and accrued interest thereon of $16,639 into 9,046,826 shares of common stock at a conversion price of $0.035 per share, thereby extinguishing the Initial Cavalry Note.

●

Cavalry had agreed to purchase an additional $300,000 Senior Secured Convertible Note (the “Second Cavalry Note”); from the Company upon the same terms as the Initial Cavalry Note, within three trading days of a registration statement registering the shares of the Company’s common stock issuable under the Initial Cavalry Note and upon exercise of the Warrants that had been issued being declared effective by the SEC. On July 28, 2020 the registration statement was declared effective and on July 31, 2020, the Company received the additional net proceeds of $262,500. In addition, the Company issued a warrant exercisable over 8,571,429 shares of common stock at an initial exercise price of $0.05 per share.

The Second Cavalry Note could be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the Second Note could be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it could be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Second Cavalry Note contained certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

Between February 8, 2021 and February 12, 2021, the Company received conversion notices from Cavalry, converting the aggregate principal amount of $300,000 and accrued interest thereon of $16,083 into 9,030,953 shares of common stock at a conversion price of $0.035 per share, thereby extinguishing the Second Cavalry Note.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9	CONVERTIBLE NOTES PAYABLE (continued)

Cavalry Fund LLP (continued)

●

On September 24, 2020, the Company closed a transaction with Cavalry pursuant to which the Company received net proceeds of $99,750, after certain expenses in exchange for the issuance of a $114,000 Senior Secured Convertible Note (the “Third Cavalry Note”), with an original issue discount of $14,000, bearing interest at 10% per annum and maturing on September 24, 2021, the Third Cavalry Note was convertible into shares of common stock at an initial conversion price of $0.035 per share, in addition, the Company issued a warrant exercisable over 3,257,143 shares of common stock at an initial exercise price of $0.05 per share.

The Third Cavalry Note could be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the Third Note could be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it could be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Third Cavalry Note contained certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

On February 18, 2021, the Company received a conversion notice from Cavalry, converting the aggregate principal amount of $114,000 and accrued interest thereon of $4,623 into 3,389,238 shares of common stock at a conversion price of $0.035 per share, thereby extinguishing the Third Cavalry Note.

●

On October 20, 2020, Cavalry entered into an Assignment and Transfer agreement whereby the Senior Secured Convertible Note with a face value of $100,000, bearing interest at 10% per annum and maturing on August 5, 2021, together with the warrant exercisable over 2,857,143 shares of common stock at an initial exercise price of $0.05 per share, was acquired by Cavalry (the “Transferred note”). The Transferred Note was convertible into shares of common stock at an initial conversion price of $0.035 per share.

The transferred Note could be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the Transferred Note could be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it could be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Transferred note contained certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

On February 22, 2021, the Company received a conversion notice from Cavalry, converting the aggregate principal amount of $100,000 and accrued interest thereon of $5,583 into 3,016,667 shares of common stock at a conversion price of $0.035 per share, thereby extinguishing the Transferred Note.

●

On February 3, 2021, the Company closed a transaction with Cavalry, pursuant to which the Company received net proceeds of $150,500, after an original issue discount of $21,500 in exchange for the issuance of a $172,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on February 3, 2022 (the Fourth Cavalry Note”). The fourth Cavalry Note is convertible into shares of common stock at an initial conversion price of $0.045 per share, in addition, the Company issued a warrant exercisable for 3,822,223 shares of common stock at an initial exercise price of $0.05 per share.

On February 17, 2021, the Company repaid the aggregate principal sum of $172,000 owing on the Fourth Cavalry Note it had entered into on February 3, 2021. The accrued interest of $669, remains outstanding.

●

On February 16, 2021, the Company closed a transaction with Cavalry, pursuant to which the Company received net proceeds of $500,500, after an original issue discount of $71,500 in exchange for the issuance of a $572,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on February 16, 2022 (the Fifth Cavalry Note”). The Fifth Cavalry Note is convertible into shares of common stock at an initial conversion price of $0.23 per share, in addition, the Company issued a warrant exercisable for 2,486,957 shares of common stock at an initial exercise price of $0.24 per share.

The balance of the Fifth Cavalry Note plus accrued interest at December 31, 2021 was $548,872, after unamortized debt discount of $73,655.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9	CONVERTIBLE NOTES PAYABLE (continued)

Mercer Street Global Opportunity Fund, LLC

●

On August 3, 2020, the Company closed a transaction with Mercer Street Global Opportunity Fund, LLC, (“Mercer”), pursuant to which the Company received net proceeds of $350,000, after an original issue discount of $50,000 in exchange for the issuance of a $400,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on August 3, 2021(the Initial Mercer Note”). The Initial Mercer Note was convertible into shares of common stock at an initial conversion price of 0.035 per share, in addition, the Company issued a warrant exercisable over 11,428,571 shares of common stock at an initial exercise price of $0.05 per share.

The Initial Mercer note could be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the note could be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it could be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Initial Mercer Note contained certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

Between January 4, 2021 and February 9, 2021, the Company received conversion notices from Mercer, converting the aggregate principal amount of $400,000 and accrued interest thereon of $19,411, relating to the Initial Mercer Note entered into on August 3, 2020 into 11,983,170 shares of common stock at a conversion price of $0.035 per share, thereby extinguishing the Initial Mercer Note.

●

On February 3, 2021, the Company closed a transaction with Mercer, pursuant to which the Company received net proceeds of $250,250, after an original issue discount of $35,750 in exchange for the issuance of a $286,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on February 3, 2022 (the Second Mercer Note”). The second Mercer Note was convertible into shares of common stock at an initial conversion price of $0.045 per share, in addition, the Company issued a warrant exercisable for 6,355,556 shares of common stock at an initial exercise price of $0.05 per share.

On February 16, 2021 and February 22, 2021, the Company repaid the aggregate principal sum of $286,000 and interest thereon of $1,033, owing on the Second Mercer Note it had entered into with Mercer on February 3, 2021, thereby extinguishing the Second Mercer Note.

●

On February 16, 2021, the Company closed a transaction with Mercer, pursuant to which the Company received net proceeds of $500,500, after an original issue discount of $71,500 in exchange for the issuance of a $572,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on February 16, 2022 (the Third Mercer Note”). The Third Mercer Note is convertible into shares of common stock at an initial conversion price of $0.23 per share, in addition, the Company issued a warrant exercisable for 2,486,957 shares of common stock at an initial exercise price of $0.24 per share.

The balance of the Third Mercer Note plus accrued interest at December 31, 2021 was $548,872, after unamortized debt discount of $73,655.

Iroquois Master Fund Ltd.

●

On September 16, 2020, the Company closed a transaction with Iroquois Master Fund Ltd., pursuant to which the Company received net proceeds of $199,500, after an original issue discount of $28,500 in exchange for the issuance of a $228,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on September 16, 2021 (the Initial Iroquois Note”). The Initial Iroquois Note is convertible into shares of common stock at an initial conversion price of $0.035 per share. In addition, the Company issued a warrant exercisable over 6,514,286 shares of common stock at an initial exercise price of $0.05 per share.

The Initial Iroquois Note could be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the note could be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it could be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Initial Iroquois Note contained certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

Between January 5, 2021 and February 5, 2021, the Company received conversion notices from Iroquois Master Fund Ltd., converting the aggregate principal amount of $228,000 relating to the Initial Iroquois Note entered into on September 16, 2020 into 6,514,288 shares of common stock at a conversion price of $0.035 per share. The accrued interest of $8,041 on the Initial Iroquois Note remains outstanding and was recorded under accrued liabilities.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9	CONVERTIBLE NOTES PAYABLE (continued)

Iroquois Master Fund Ltd. (continued)

●

On February 3, 2021, the Company closed a transaction with Iroquois Master Fund Ltd., pursuant to which the Company received net proceeds of $199,500, after an original issue discount of $28,500 in exchange for the issuance of a $228,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on February 3, 2022 (the Second Iroquois Note”). The Second Iroquois Note was convertible into shares of common stock at an initial conversion price of $0.045 per share, in addition, the Company issued a warrant exercisable for 5,066,667 shares of common stock at an initial exercise price of $0.05 per share.

On February 19, 2021, the Company received a conversion notice from Iroquois Master Fund Ltd., converting the aggregate principal amount of $228,000 into 5,066,667 shares of common stock at a conversion price of $0.045 per share. The accrued interest of $823 on the Second Iroquois Note remains outstanding and was recorded under accrued liabilities.

Mark Geist

On October 20, 2020, the Company closed a transaction with Mark Geist., pursuant to which the Company received net proceeds of $25,025 after an original issue discount of $3,575 in exchange for the issuance of a $28,600 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on October 20, 2021. The note was convertible into shares of common stock at an initial conversion price of $0.035 per share. In addition, the Company issued a warrant exercisable over 817,143 shares of common stock at an initial exercise price of $0.05 per share.

The note could be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the note could be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it could be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The note contained certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

On January 15, 2021, the Company received a conversion notice from Mark Geist, converting the aggregate principal amount of $28,600 and accrued interest thereon of $561 into 833,172 shares of common stock at a conversion price of $0.035 per share, thereby extinguishing the note.

Bellridge Capital LP.

●

On November 25, 2020, the Company closed a transaction with Bellridge Capital LP., pursuant to which the Company received net proceeds of $250,250 after an original issue discount of $35,750 in exchange for the issuance of a $286,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on November 25, 2021 (the “Initial Bellridge Note”). The Initial Bellridge Note was convertible into shares of common stock at an initial conversion price of 0.035 per share, in addition, the Company issued a warrant exercisable over 8,171,429 shares of common stock at an initial exercise price of $0.05 per share.

The Initial Bellridge Note could be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the note could be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it could be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Initial Bellridge Note contained certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

On February 6, 2021, the Company received a conversion notice from Bellridge Capital, LP. converting the aggregate principal amount of $286,000 and accrued interest thereon of $5,720 into 8,334,857 shares of common stock at a conversion price of $0.035 per share, thereby extinguishing the Initial Bellridge Note.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9	CONVERTIBLE NOTES PAYABLE (continued)

Bellridge Capital LP. (continued)

●

On February 16, 2021, the Company closed a transaction with Bellridge Capital LP., pursuant to which the Company received net proceeds of $180,250, after an original issue discount of $25,750 in exchange for the issuance of a $206,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on February 16, 2022, (the “Second Bellridge Note”). The Second Bellridge Note was convertible into shares of common stock at an initial conversion price of $0.045 per share, in addition, the Company issued a warrant exercisable for 4,577,778 shares of common stock at an initial exercise price of $0.05 per share.

On February 16, 2021, the Company received a conversion notice from Bellridge Capital, LP. converting the aggregate principal amount of $206,000, relating to a convertible note entered into on the same day into 4,577,778 shares of common stock at a conversion price of $0.045 per share, thereby extinguishing the Second Bellridge Note.

●

On February 16, 2021, the Company closed a transaction with Bellridge Capital LP., pursuant to which the Company received net proceeds of $787,500, after an original issue discount of $112,500 in exchange for the issuance of a $900,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on February 16, 2022 (the “Third Bellridge Note”). The Third Bellridge Note is convertible into shares of common stock at an initial conversion price of $0.23 per share, in addition, the Company issued a warrant exercisable for 3,913,044 shares of common stock at an initial exercise price of $0.24 per share.

The Third Bellridge Note may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the note may be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The note contains certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

The balance of the Third Bellridge Note plus accrued interest at December 31, 2021 was $863,609, after unamortized debt discount of $115,891.

10	DERIVATIVE LIABILITY

Certain of the short-term convertible notes disclosed in note 9 above and certain warrants disclosed in note 11 below, have variable priced conversion rights with no fixed floor price and will re-price dependent on the share price performance over varying periods of time and certain notes and warrants have fundamental transaction clauses which might result in cash settlement, due to these factors, all convertible notes and any warrants attached thereto are valued and give rise to a derivative financial liability, which was initially valued at inception of the convertible notes using a Black-Scholes valuation model.

During the year ended December 31, 2021, an additional $2,569,000 was raised as a derivative liability on convertible notes and warrants and $2,569,000 was recorded as a debt discount against the convertible notes

The value of this derivative financial liability was re-assessed at December 31, 202 at $407,161, and $5,128,255 was credited to the statement of operations, respectively. The value of the derivative liability will be re-assessed at each financial reporting period, with any movement thereon recorded in the statement of operations in the period in which it is incurred.

The following assumptions were used in the Black-Scholes valuation model:

	Year Ended December 31, 2021	Year Ended December 31, 2020
Conversion price	$0.05 to $0.24	$0.015 to $2.00
Risk free interest rate	0.05 to 1.12%	0.09 to 1.53%
Expected life of derivative liability	1.6 to 49.6 months	1 to 12 months
Expected volatility of underlying stock	161.19 to 215.33%	171.7 to 222.6%
Expected dividend rate	0%	0%

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10	DERIVATIVE LIABILITY (continued)

The movement in derivative liability is as follows:

	December 31, 2021	December 31, 2020
Opening balance	$2,966,416	$905,576
Derivative financial liability arising from convertible note	2,569,000	1,406,369
Fair value adjustment to derivative liability	(5,128,255)	(654,471)
	$407,161	$2,966,416

11	STOCKHOLDERS’ EQUITY

a.	Common Stock

The Company has authorized 500,000,000 common shares with a par value of $0.0001 each. The Company has issued and outstanding 367,901,679 and 193,637,747 shares of common stock as of December 31, 2021 and 2020, respectively.

The following shares of common stock were issued by the Company during the year ended December 31, 2021:

●	In terms of debt conversion notices received between January 5, 2021 and February 23, 2021, the Company issued an aggregate of 61,793,616 shares of common stock for the conversion of $2,259,221 of convertible debt and interest thereon, realizing a loss on conversion of $5,498,820.

●	In terms of warrant exercise notices received between February 18, 2021 and June 23, 2021, the Company issued 60,186,982 shares of common stock for gross proceeds of $3,009,349.

●	On March 17, 2021, the Company, entered into Securities Purchase Agreements with several institutional investors, pursuant to which the Company agreed to sell to the Investors in a private placement (i) 30,333,334 shares of its common stock (the “Shares”) and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 15,166,667 shares of its common stock for gross proceeds of approximately $4,550,000. The combined purchase price for one share of common stock and associated Warrant is $0.15.

●	Pursuant to an engagement letter dated as of March 6, 2021, by and between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), the Company engaged Wainwright to act as the Company’s exclusive placement agent in connection with the private placement. Pursuant to the engagement agreement, the Company agreed to pay Wainwright a cash fee of 8.0% of the gross proceeds raised by the Company in the private placement. The Company also agreed to pay Wainwright (i) a management fee equal to 1.0% of the gross proceeds raised in the private placement; (ii) $35,000 for non-accountable expenses and (iii) up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses. In addition, the Company agreed to issue to Wainwright (or its designees) placement agent warrants (the “Placement Agent Warrants”) to purchase a number of shares equal to 8.0% of the aggregate number of Shares sold under the Purchase Agreement or warrants to purchase an aggregate of up to 2,426,667 shares of the Company’s common stock. The Placement Agent Warrants generally will have the same terms as the Warrants, except they will have an exercise price of $0.1875.

●	On April 5, 2021, the Board of directors approved advisory board agreements with four individuals, each agreement for a period of two years form the effective date of the agreement and may be terminated by each party with 30 days’ notice. As compensation the Company awarded each advisory board member 2,000,000 restricted shares of common stock, the restricted shares of common stock vest as to 75% on the effective date and 25% on the anniversary date of the agreement.

a.	Common Stock (continued)

The following shares of common stock were issued by the Company during the year ended December 31, 2021:

●	On July 22, 2021, the Board of directors approved the issuance of 7,000,000 shares of common stock to board members that were appointed during the year. In Addition, a further 300,000 shares of common stock were issued to an employee of the Company and a further 3,650,000 shares of common stock were issued to various consultants.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11	STOCKHOLDERS’ EQUITY (continued)

●	On August 9, 2021, the Board of directors approved the issuance of 2,000,000 shares of common stock to a third party vendor.

●	The 1,500,000 shares of unvested restricted stock which was not physically issued to an employee were not earned due to the cessation of employment with the Company and were therefore cancelled.

b.	Restricted stock awards

On December 15, 2020, in terms of an employment agreement entered into with an employee, the Company granted 2,500,000 restricted shares of which 1,000,000 vested on January 1, 2021 and the remaining 1,500,000 shares vest over a period of two years. The 1,500,000 shares of unvested restricted stock which was not physically issued to the employee were not earned due to the cessation of employment with the Company.

A summary of restricted stock activity during the period January 1, 2020 to December 31, 2021 is as follows:

	Total restricted shares	Weighted average fair market value per share	Total unvested restricted shares	Weighted average fair market value per share	Total vested restricted shares	Weighted average fair market value per share
Outstanding January 1, 2020	-	$-	-	$-	-	$-
Granted	20,495,000	0.049	20,495,000	0.049	-	-
Forfeited/Cancelled	-	-	-	-	-	-
Vested	-	-	(5,123,750)	(0.049)	5,123,750	0.049
Outstanding December 31, 2020	20,495,000	0.049	15,371,250	0.049	5,123,750	$0.049
Granted	2,500,000	0.050	2,500,000	0.050	-	-
Forfeited/Cancelled	(1,500,000)	(0.050)	(1,500,000)	(0.050)	-	-
Vested	-	-	(6,123,750)	(0.049)	6,123,750	0.049
Outstanding December 31, 2021	21,495,000	$0.049	10,247,500	$0.049	11,247,500	$0.049

The restricted stock granted and exercisable at December 31, 2021 is as follows:

	Restricted Stock Granted		Restricted Stock Vested
Grant date Price	Number Granted	Weighted Average Fair Value per Share	Number Vested	Weighted Average Fair Value per Share
$0.049	20,495,000	$0.049	10,247,500	$0.049
$0.050	1,000,000	0.050	1,000,000	0.050
	21,495,000	$0.049	11,247,500	$0.049

The Company has recorded an expense of $301,064 and $502,127 for the years ended December 31, 2021 and 2020, respectively.

c.	Preferred Stock

The Company has authorized 25,000,000 shares of preferred stock with a par value of $0.0001 authorized, no preferred stock is issued and outstanding as of December 31, 2021 and December 31, 2020.

d.	Warrants

In terms of the Senior Secured convertible notes entered into with various noteholders as described in note 9 above, the Company issued five year warrants exercisable for a total of 28,709,182 shares of common stock at initial exercise prices ranging from $0.05 to $0.24 per share. The warrants have a cashless exercise option and an exercise limitation based on a certain beneficial ownership percentage of 4.99% which may be adjusted to 9.99%. The exercise price of the warrant is adjustable under the following conditions; i) subsequent equity sales are at a price below the exercise price of the warrant; ii) the Company issues options with an exercise price lower than the exercise price of the warrants; iii) issues convertible securities which are convertible into common stock at a price lower than the warrant exercise price; and iv) the option exercise price or rate of conversion for convertible securities results in a lower exercise price than the exercise price of the warrants.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11	STOCKHOLDERS’ EQUITY (continued)

d.	Warrants (continued)

The warrant holders also have the option to acquire subsequent rights offering rights, under certain circumstances and are entitled to pro-rata distributions made by the Company in assets or securities other than common stock.

The warrants include a fundamental transaction clause which will give the warrant holder the right on an as converted basis to the proceeds which common shareholders would be entitled to as a result of a fundamental transaction. Notwithstanding the aforementioned rights, provided the warrants are not registered under an effective registration statement, the holder of the warrant has the right to receive cash equal to the Black-Scholes value of the unexercised portion of the warrant in accordance with the terms of the warrant agreement.

On February 22, 2021, the Board of Directors of the Company appointed William Corbett, its Chief Executive Officer and then Interim Chief Financial Officer, as its Chairman of the Board and issued him a five-year warrant to purchase 20,000,000 shares of the Company’s common stock at an exercise price of $0.24, valued at $4,327,899 and expensed as stock based compensation during the current period.

In connection with the Securities Purchase Agreements with several institutional investors, disclosed in Note 9(a) above, the Company sold warrants to purchase up to an aggregate of 15,166,667 shares of its common stock. The combined purchase price for one share of common stock and associated Warrant is $0.15. The warrants were valued at $2,028,509 using a Black Scholes valuation model and using the assumptions disclosed below.

The Warrants are exercisable for a period of five years from the date of issuance and have an exercise price of $0.15 per share, subject to adjustment as set forth in the Warrants for stock splits, stock dividends, recapitalizations and similar events. The Investors may exercise the Warrants on a cashless basis if after the six month anniversary of date of issuance the shares of common stock underlying the Warrants (the “Warrant Shares”) are not then registered pursuant to an effective registration statement. Each Investor has contractually agreed to restrict its ability to exercise the Warrants such that the number of shares of the Company’s common stock held by the Investor and its affiliates after such exercise does not exceed the beneficial ownership limitation set forth in the Warrants which may not exceed initially 4.99% or 9.99% of the Company’s then issued and outstanding shares of common stock.

Pursuant to an engagement letter dated as of March 6, 2021, by and between the Company and Wainwright, the Company engaged Wainwright to act as the Company’s exclusive placement agent in connection with the private placement, discussed above. The Company agreed to issue to Wainwright (or its designees) Placement Agent Warrants to purchase an aggregate of up to 2,426,667 shares of the Company’s common stock. The Placement Agent Warrants generally will have the same terms as the Warrants, except they will have an exercise price of $0.1875. The warrants were valued at $323,924 using a Black Scholes valuation model and using the assumptions disclosed below.

On August 16, 2021, the Company and Mr. Corbett entered into an Executive Employment Agreement that replaced and superseded the previous executive employment agreement whereby the 20,000,000 warrants previously issued to Mr. Corbett were cancelled and as a replacement for the warrants, he was granted options to purchase 20,000,000 shares of common stock of the Company at a per share exercise price of $0.15.

The fair value of the warrants granted and issued were determined by using a Black Scholes valuation model using the following assumptions:

Year ended December 31, 2021
Exercise price	$0.05 to $0.24
Risk free interest rate	0.46% to 0.92%
Expected life	5.0 years
Expected volatility of underlying stock	213.84% to 215.33%
Expected dividend rate	0%

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11	STOCKHOLDERS’ EQUITY (continued)

d.	Warrants (continued)

A summary of warrant activity during the period January 1, 2020 to December 31, 2021 is as follows:

	Shares Underlying Warrants	Exercise price per share	Weighted average exercise price
Outstanding January 1, 2020	852,775	$2.00 to 6.25	$5.10
Granted	51,188,572	0.05	0.05
Forfeited/Cancelled	(852,775)	2.00 to 6.25	5.10
Exercised	-	-	-
Outstanding December 31, 2020	51,188,572	$0.05	$0.05
Granted	66,302,515	0.05 to 0.24	0.16
Forfeited/Cancelled	(20,000,000)	0.24	0.24
Exercised	(60,186,982)	0.05	0.05
Outstanding December 31, 2021	37,304,105	$0.05 – 0.1875	$0.12

The warrants outstanding and exercisable at December 31, 2021 are as follows:

	Warrants Outstanding			Warrants Exercisable
Exercise Price*	Number Outstanding	Weighted Average Remaining Contractual life in years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual life in years
$0.05	10,823,813	3.78		10,823,813		3.78
$0.15	24,053,625	4.18		24,053,625		4.18
$0.1875	2,426,667	4.21		2,426,667		4.21
	37,304,105	4.07	$0.12	37,304,105	$0.12	4.07

The warrants outstanding have an intrinsic value of $0 as of December 31, 2021 and 2020.

e.	Stock options

On June 18, 2018, the Company established its 2018 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to promote the interests of the Company and the stockholders of the Company by providing directors, officers, employees and consultants of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling long-term corporate objectives. The Plan terminates after a period of ten years in June 2028.

The Plan is administered by the board of directors or a Committee appointed by the Board of Directors who have the authority to administer the Plan and to exercise all the powers and authorities specifically granted to it under the Plan.

The maximum number of securities available under the Plan is 800,000 shares of common stock. The maximum number of shares of common stock awarded to any individual during any fiscal year may not exceed 100,000 shares of common stock.

On October 22, 2021, the Company (with the approval of the Company’s shareholders) established its 2021 Stock Incentive Plan (“2021 Plan”). The purpose of the 2021 Plan is to promote the interests of the Company and the stockholders of the Company by providing directors, officers, employees and consultants, advisors and service providers of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling long-term corporate objectives. The 2021 Plan terminates after a period of ten years in August 2031.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11	STOCKHOLDERS’ EQUITY (continued)

e.	Stock options (continued)

The 2021 Plan is administered by the board of directors or a Compensation Committee appointed by the Board of Directors who have the authority to administer the 2021 Plan and to exercise all the powers and authorities specifically granted to it under the 2021 Plan.

The maximum number of securities available under the 2021 Plan is 53,000,000 shares of common stock.

Under the 2021 Plan the company may award the following: (i) non-qualified stock options; (ii)) incentive stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock unit; and (vi) other stock-based awards.

On February 22, 2021, the board awarded each of its directors, James Fuller and Andrey Novikov, options under the Company’s 2018 Stock Incentive Plan to purchase 208,333 shares of the Company’s common stock. The options are exercisable for a period of ten years from the date of grant, vest in full on the date of grant and have an exercise price of $0.24 per share.

On August 16, 2021, the Company and Mr. Corbett entered into an Executive Employment Agreement that replaced and superseded the previous executive employment agreement whereby the 20,000,000 warrants previously issued to Mr. Corbett were cancelled and as a replacement for the warrants, he was granted options to purchase 20,000,000 shares of common stock of the Company at a per share exercise price of $0.15. The options are exercisable for a period of ten years from the date of grant, vesting as to 50% on grant date and the remaining 50%, equally over a period of 36 months.

In terms of an employment agreement dated August 16, 2021, on August 31, 2021, the Board awarded Richard Rosenblum, the Company’s Chief Financial Officer an option to purchase 10,000,000 shares of the Company’s common stock at an exercise price of $0.15 per share. The options are exercisable for a period of ten years from the date of grant, vesting as to 50% on grant date and the remaining 50%, equally over a period of 36 months.

The fair value of the options granted and issued were determined by using a Black Scholes valuation model using the following assumptions:

Year ended December 31, 2021
Exercise price	$0.15
Risk free interest rate	1.26% to 1.27%
Expected life	10.0 years
Expected volatility of underlying stock	209.3% to 210.4%
Expected dividend rate	0%

On July 22. 2021, the board of directors authorized the reduction in the exercise price of the options exercisable for 208,333 shares of common stock granted to Mr. Fuller on February 22, 2021, from $0.24 per share to $0.15 per share, resulting in an immediate compensation charge of $6, the remaining terms of the option were unchanged.

The value of the reduction in the exercise price was determined using a Black Scholes valuation model utilizing the following assumptions:

Year ended December 31, 2021
Revised exercise price	$0.15
Original exercise price	$0.24
Risk free interest rate	1.27%
Expected life	9.6 years
Expected volatility of underlying stock	210.4%
Expected dividend rate	0%

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11	STOCKHOLDERS’ EQUITY (continued)

e.	Stock options (continued)

No options were granted for the year ended December 31, 2020.

A summary of option activity during the period January 1, 2020 to December 31, 2021 is as follows:

	Shares Underlying options	Exercise price per share	Weighted average exercise price
Outstanding January 1, 2020	100,000	$0.40	$0.40
Granted	-	-	-
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding December 31, 2020	100,000	0.40	0.40
Granted	30,416,666	0.15 – 0.24	0.15
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding December 31, 2021	30,516,666	$0.15 to 0.40	$0.15

The options outstanding and exercisable at December 31, 2021 are as follows:

	Options Outstanding			Options Exercisable
Exercise Price*	Number Outstanding	Weighted Average Remaining Contractual life in years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual life in years
$0.15	30,208,333	9.64		16,875,000		9.64
$0.24	208,333	9.15		208,333		9.15
$0.40	100,000	6.99		100,000		6.99
	30,516,666	9.63	$0.15	17,183,333	$0.15	9.62

The options outstanding have an intrinsic value of $0 as of December 31, 2021 and 2020, respectively. The option expense was $1,382,639 and $0 for the years ended December 31, 2021 and 2020.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12	INCOME TAXES

The Company’s operations are based in the US and currently enacted tax laws in the US are used in the calculation of income taxes.

Federal Income Tax - United States

On December 22, 2017, the Tax Cuts and Jobs Act (the TCJA), which significantly modified U.S. corporate income tax law, was signed into law by President Trump. The TCJA contains significant changes to corporate income taxation, including but not limited to the reduction of the corporate income tax rate from a top marginal rate of 35% to a flat rate of 21%, limitation of the tax deduction for interest expense to 30% of earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and generally eliminating net operating loss carrybacks, allowing net operating losses to carryforward without expiration, one-time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, elimination of U.S. tax on foreign earnings (subject to certain important exceptions), immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits (including changes to the orphan drug tax credit and changes to the deductibility of research and experimental expenditures that will be effective in the future). Notwithstanding the reduction in the corporate income tax rate, the overall impact of the new federal tax law is uncertain, including to what extent various states will conform to the newly enacted federal tax law.

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A full valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of December 31, 2020 and 2019, there have been no interest or penalties incurred on income taxes.

In the prior year, the Company’s primary operations were based in Mexico and enacted tax laws in Mexico were used in the calculation of income taxes, the holding company was based in the US and enacted US tax laws were used in the calculation of income taxes.

The provision for income taxes consists of the following:

	Year ended December 31, 2021	Year ended December 31, 2020
Current
Federal	$-	$-
State	-	-
Foreign	-	-
	$-	$-

Deferred
Federal	$-	$-
State	-	-
Foreign	-	-
	$-	$-

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12	INCOME TAXES (continued)

A reconciliation of the U.S. Federal statutory income tax to the effective income tax is as follows:

	Year ended December 31, 2021	Year ended December 31, 2020
Continuing operations
Tax expense at the federal statutory rate	$(3,043,932)	$(1,143,354)
State tax expense, net of federal tax effect	(409.279)	(79,743)
Permanent differences	1,813,210	453,667
Prior year net operating loss true up	(43,413)	487,927
Temporary timing differences	-	-
	(1,683,414)	(281,503)
Deferred income tax asset valuation allowance	1,683,414	281,503
	$-	$-

Significant components of the Company’s deferred income tax assets are as follows:

	December 31, 2021	December 31, 2020
Other	$241,491	$246,069
Net operating losses	5,284,205	3,999,612
Stock based compensation	403,399	-
Valuation allowance	(5,929,095)	(4,245,681)
Net deferred income tax assets	$-	$-

The valuation allowance for deferred income tax assets as of December 31, 2021 and December 31, 2020 was $5,929,095 and $4,245,681, respectively. The net change in the deferred income tax assets valuation allowance was an increase of $1,683,414 and is primarily attributable to tax operating losses realized during the current year.

As of December 31, 2021, the prior three years remain open for examination by the federal or state regulatory agencies for purposes of an audit for tax purposes.

As of December 31, 2021, and 2020, the Company had available for income tax purposes approximately $20.6 million in federal and $13.8 million in state net operating loss carry forwards, which may be available to offset future taxable income. $3.5 million of the net operating losses will begin to expire in 2034 and $17.1 million has an indefinite life. Due to the uncertainty of the utilization and recoverability of the loss carryforwards and other deferred tax assets, Management has determined a full valuation allowance for the deferred tax assets, since it is more likely than not that the deferred tax assets will not be realizable.

The Company’s ability to utilize the United States Federal operating loss carryforwards may be subject to an annual limitation if pursuant to IRC Section 382/383 of the Internal Revenue Code of 1986, as amended, if a change of ownership has occurred. Management does not believe if an ownership change has occurred under IRC Section 382/383, but is evaluating, if such change has occurred. If such change has occurred, it is also possible that the loss carryforward could be eliminated.

The Company is subject to taxation in the U.S. and CA state. U.S. federal income tax returns for 2018 and after, remain open to examination. No income tax returns are currently under examination. As of December 31, 2021 and 2020, the Company does not have any unrecognized tax benefits, and continues to monitor its current and prior tax positions for any changes. The Company recognizes penalties and interest related to unrecognized tax benefits as income tax expense. For the years ended December 31, 2021 and 2020, there were no penalties or interest recorded in income tax expense.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13	EQUITY BASED COMPENSATION

Equity based compensation is made up of the following:

	Year ended December 31, 2021	Year ended December 31, 2020
Incentive stock awards	$6,011,601	$502,128
Stock issued for services rendered	1,781,150	88,000
	$7,792,751	$590,128

14	NET LOSS PER SHARE

Basic loss per share is based on the weighted-average number of common shares outstanding during each period. Diluted loss per share is based on basic shares as determined above plus common stock equivalents. The computation of diluted net loss per share does not assume the issuance of common shares that have an anti-dilutive effect on net loss per share. For the years ended December 31, 2021 and 2020 all warrants options and convertible debt securities were excluded from the computation of diluted net loss per share.

Dilutive shares which could exist pursuant to the exercise of outstanding stock instruments and which were not included in the calculation because their affect would have been anti-dilutive for the years ended December 31, 2021 and 2020 are as follows:

	Year ended December 31, 2021 (Shares)	Year ended December 31, 2020 (Shares)
Convertible debt	13,626,666	56,486,677
Stock options	30,516,666	100,000
Warrants to purchase shares of common stock	37,304,104	51,188,572
	81,477,436	107,775,249

15	RELATED PARTY TRANSACTIONS

The following transactions were entered into with related parties:

James Fuller

On February 22, 2021, the board of directors awarded James Fuller options under the Company’s 2018 Stock Incentive Plan to purchase 208,333 shares of the Company’s common stock. The options are exercisable for a period of ten years from the date of grant, vest in full on the date of grant and have an exercise price of $0.24 per share. The option expense for Mr. Fuller for the year ended December 31, 2021 was $45,804.

On July 22. 2021, the Company granted Mr. Fuller 2,000,000 shares of common stock, valued at $154,000.

Additionally, the board of directors approved the repricing of the options exercisable for 208,333 shares of common stock granted to Mr. Fuller on February 22, 2021, from $0.24 per share to $0.15 per share.

Andrey Novikov

On February 22, 2021, the board of directors awarded Andrey Novikov options under the Company’s 2018 Stock Incentive Plan to purchase 208,333 shares of the Company’s common stock. The options are exercisable for a period of ten years from the date of grant, vest in full on the date of grant and have an exercise price of $0.24 per share. The option expense for Mr. Novikov for the year ended December 31, 2021 was $45,804.

On May 31, 2021, Mr. Novikov notified the board of directors of his decision to resign as a member of the Board and as Secretary of the Company, effective as of June 1, 2021. Since August 2021, Mr. Novikov has been on suspension from service as the Company’s Chief Technology Officer.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15	RELATED PARTY TRANSACTIONS (continued)

William Corbett

On February 22, 2021, the board of directors of the Company appointed William Corbett, its Chief Executive Officer and Interim Chief Financial Officer, as its Chairman of the Board and issued him a five-year warrant to purchase 20,000,000 shares of the Company’s common stock at an exercise price of $0.24. The Board also agreed to increase Mr. Corbett’s monthly base salary to $30,000. The warrant expense for Mr. Corbett for the year ended December 31, 2021 was $4,327,899.

On August 16, 2021, the Company and Mr. Corbett entered into an Executive Employment Agreement that replaced and superseded the previous executive employment agreement (the “August 2021 Corbett Employment Agreement”). The purpose of the August 2021 Corbett Employment Agreement was to provide a replacement grant for warrants previously granted to Mr. Corbett under the terms of his previous employment agreement with the Company. Pursuant to the August 2021 Corbett Employment Agreement, Mr. Corbett would continue to serve as the Company’s Chief Executive Officer on a full time basis effective as of the date of the August 2021 Corbett Employment Agreement until the close of business on December 31, 2024. Mr. Corbett’s base salary will be $30,000 per month, which shall be paid in accordance with the Company’s standard payroll practice for its executives, managers and salaried employees. In addition, the August 2021 Corbett Employment Agreement provides that: (1) Mr. Corbett will be eligible for a cash bonus as determined by the Board to the extent the Company achieves (or exceeds) annual revenue or other financial performance objectives established by the Board, in its sole discretion, from time to time; (2) the Company will grant to Mr. Corbett options to purchase 20,000,000 shares of common stock of the Company at a per share exercise price of $0.15; and (3) a car allowance for Mr. Corbett in the amount of $800 per month. Fifty percent (50%) of the shares subject to the options shall vest on the grant date and the other 50% of the shares subject to the option shall vest at the rate of 1/36 per month over a three-year period. The options will be exercisable for a period of ten years after the date of grant and the Company shall provide for cashless exercise of the option. The options are being granted pursuant to the Company’s 2021 Stock Incentive Plan which was approved by the board of directors in August 2021, subject to approval of the 2021 Plan by the shareholders, which approval was obtained at the annual general meeting held on October 22, 2021. The option expense for Mr. Corbett for the year ended December 31, 2021 was $910,019.

In addition, the Company and Mr. Corbett entered into an Indemnification Agreement on August 16, 2021 (the “August 2021 Corbett Indemnification Agreement”), pursuant to which the Company agreed to indemnify Mr. Corbett to indemnify Indemnitee to the fullest extent permitted by or under the Nevada Corporation Law in respect of claims, including third-party claims and derivative claims and provides for advancement of expenses. The August 2021 Corbett Indemnification Agreement amends the indemnification agreement in effect prior to entering into the August 2021 Corbett Indemnification Agreement to provide that unless Company shall pay Mr. Corbett’s attorneys’ fees and costs, including the compensation and expenses of any arbitrator, unless the arbitrator or the court determines that (a) Company has no liability in such dispute, or (b) the action or claims by Executive are frivolous in nature. In any other case or matter, the Company and Mr. Corbett shall each bear its or his own attorney fees and costs.

Clifford Henry

On May 1, 2021, the Company appointed Mr. Henry to the Board of Directors.

On July 22, 2021, the Company granted Mr. Henry 2,000,000 shares of common stock, valued at $154,000.

Mr. Henry has a consulting agreement with the Company whereby he is paid $3,500 per month.

Madisson Corbett

On May 1, 2021, the Company appointed Ms. Corbett to the Board of Directors. Ms. Corbett is the daughter of Mr. William Corbett, the Company’s Chief Executive Officer and Chairman of the Board.

On July 22, 2021, the Company granted Ms. Corbett 2,000,000 shares of common stock, valued at $154,000.

David Rios

On July 22, 2021, the Company appointed David Rios to the Board of Directors.

On July 22, 2021, the Company granted Mr. Rios 1,000,000 shares of common stock, valued at $77,000.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15	RELATED PARTY TRANSACTIONS (continued)

Richard Rosenblum

On July 22, 2021, the Company appointed Richard Rosenblum as President and Chief Financial Officer of the Company. In addition, Mr. Rosenblum was elected to the board of directors of the Company to serve until the Company’s next annual meeting of shareholders.

On July 27, 2021, the Company and Mr. Rosenblum entered into an Executive Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Rosenblum will serve as the Company’s President and Chief Financial Officer on a full time basis effective as of July 1. The effectiveness of the Employment Agreement is subject to the approval of the Employment Agreement by the Board, unless earlier terminated as provided in the Employment Agreement. The term of the Employment Agreement is until December 31, 2024. Mr. Rosenblum’s base salary will be $18,000 per month. In addition, the Employment Agreement provides that: (1) Mr. Rosenblum will be eligible for a cash bonus as determined by the Board to the extent the Company achieves (or exceeds) annual revenue or other financial performance objectives established by the Board, in its sole discretion, from time to time; and (2) the Company will grant to Mr. Rosenblum options to purchase 10,000,000 shares of common stock of the Company at a per share exercise price equal to the fair market value of the Company’s common stock, as reflected in the closing price of the Company’s common shares on the OTC exchange or, in the event the stock is up listed, on the NASDAQ exchange, on the date of grant (the “Options”)”. Fifty percent (50%) of the shares subject to the Options shall vest on the grant date and the other 50% of the shares subject to the Option shall vest at the rate of 1/36 per month over a three-year period. The Options will be exercisable for a period of ten (10) years after the date of grant and the Company shall provide for cashless exercise of the Option by Executive. The options are being granted pursuant to the Company’s 2021 Stock Incentive Plan which was approved by the board of directors in August 2021, subject to approval of the 2021 Plan by the shareholders, which approval was obtained at the annual general meeting held on October 22, 2021. The Options are being granted pursuant to the Company’s 2021 Stock Incentive Plan. The option expense for Mr. Rosenblum for the year ended December 31, 2021 was $381,006.

If Mr. Rosenblum’s employment with Company is terminated at any time during the term of the Employment Agreement other than for Cause (as defined in the Employment Agreement), or due to voluntary termination, retirement, death or disability, then Mr. Rosenblum shall be entitled to severance equal to fifty percent (50%) of his annual base salary rate in effect as of the date of termination. If Mr. Rosenblum’s employment with Company is terminated at any time during the term of the Employment Agreement other than for Cause (as defined in the Employment Agreement), or due to voluntary termination, retirement, death or disability, within 12 months following an Acquisition (as defined in the Employment Agreement), then Mr. Rosenblum shall be entitled to severance equal to 100% of his annual base salary rate in effect as of the date of termination. Severance payments shall be subject to execution and delivery of a general release in favor of the Company.

On August 16, 2021, the Company entered into an amendment to the Rosenblum Executive Employment Agreement (the “First Amendment”) with Mr. Rosenblum. Under the terms of the Executive Employment Agreement, the Company had agreed to grant to Mr. Rosenblum an option to purchase 10,000,000 (ten million) common shares of Company Stock at a per share exercise price equal to the fair market value of the Company’s common stock, as reflected in the closing price of the Company’s common shares on the OTC exchange or, in the event the stock is uplisted, on the NASDAQ exchange, on the date of grant (the “Option”).” The First Amendment provided that the Option was granted on August 31, 2021 at an exercise price of $0.15.

In addition, the Company and Mr. Rosenblum entered into an Indemnification Agreement, pursuant to which the Company agreed to indemnify Mr. Rosenblum to indemnify Indemnitee to the fullest extent permitted by or under the Nevada Corporation Law in respect of claims, including third-party claims and derivative claims and provides for advancement of expenses.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16	COMMITMENTS AND CONTINGENCIES

The Company has property lease commitments disclosed under note 6 above.

The Company may have an obligation to repay certain convertible notes and accrued interest thereon, on maturity date, if these notes are not converted into equity prior to maturity date as disclosed under note 9 above.

17	SUBSEQUENT EVENTS

Convertible note funding

On February 3, 2022, the Company extended the maturity date of its convertible notes to each of Cavalry and Mercer from February 16, 2022 to August 16, 2022 in consideration of increasing the principal amount outstanding and due to each of Cavalry and Mercer under the convertible notes by 10%. The aggregate principal amount of each of the Cavalry and Mercer Notes after extension is $866,242.

On February 4, 2022, the Company paid in full the convertible note owing to Bellridge including interest and penalties thereon for gross proceeds of $1,235,313.

Other than disclosed above, the Company has evaluated subsequent events through the date the consolidated financial statements were available to be issued and has concluded that no such events or transactions took place that would require disclosure herein.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Current Assets
Cash	$1,352,983	$5,449,751
Other current assets	133,880	85,034
Total Current Assets	1,486,863	5,534,785

Non-current assets
Plant and equipment	52,434	28,799
Intangible assets	1,198,011	625,000
Security deposit	47,592	34,800
Investment	500,001	500,001
Total Non-Current Assets	1,798,038	1,188,600
Total Assets	$3,284,901	$6,723,385

Liabilities and Equity (Deficit)

Current Liabilities
Accounts payable	$574,825	$465,205
Convertible debt, net of unamortized discount of $0 and $263,200, respectively	2,210,802	1,961,354
Derivative liability	710,389	407,161
Total Current Liabilities	3,496,016	2,833,720

Non-Current Liabilities
Federal relief loans	162,560	158,353
Total Non-Current Liabilities	162,560	158,353

Total Liabilities	3,658,576	2,992,073

Equity (Deficit)
Preferred stock, $0.0001 par value, 25,000,000 shares authorized, and 0 shares issued and outstanding as of September 30, 2022 and December 31, 2021.	-	-
Common stock, $0.0001 par value; 750,000,000 and 500,000,000 shares authorized, 376,901,679 and 367,901,679 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.	37,690	36,790
Additional paid-in-capital	47,863,546	45,771,012
Accumulated deficit	(48,290,394)	(42,111,701)
Total equity (deficit) attributable to Innovative Payment Solutions, Inc. Stockholders	(389,158)	3,696,101
Non-controlling interest	15,483	35,211
Total Equity (deficit)	(373,675)	3,731,312
Total Liabilities and Equity (Deficit)	$3,284,901	$6,723,385

See accompanying notes to condensed consolidated financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021

Net Revenue	$-	$-	$-	$-

Cost of Goods Sold	-	-	-	-

Gross profit	-	-	-	-

General and administrative	2,721,451	2,747,693	4,386,375	9,457,134
Depreciation and amortization	20,500	4,642	29,493	13,293
Total Expense	2,741,951	2,752,335	4,415,868	9,470,427

Loss from Operations	(2,741,951)	(2,752,335)	(4,415,868)	(9,470,427)

Loss on debt conversion	-	-	-	(5,184,447)
Penalty on convertible notes	(602,100)	-	(1,321,658)	-
Interest expense	(51,340)	(53,903)	(142,302)	(174,587)
Amortization of debt discount	-	(515,200)	(263,200)	(3,138,452)
Derivative liability movements	84,895	1,578,361	(65,046)	4,714,451
Loss before Income Taxes	(3,310,496)	(1,743,077)	(6,208,074)	(13,253,462)

Income Taxes	-	-	-	-
Net Loss	(3,310,496)	(1,743,077)	(6,208,074)	(13,253,462)
Net loss attributable to non-controlling interest	7,652	-	29,381	-
Net loss attributable to Innovative Payment Solutions, Inc. stockholders	$(3,302,844)	$(1,743,077)	$(6,178,693)	$(13,253,462)

Basic and diluted loss per share	$(0.01)	$(0.00)	$(0.02)	$(0.04)

Weighted Average Number of Shares Outstanding – Basic and diluted	375,956,027	364,722,331	370,615,966	323,034,956

See accompanying notes to condensed consolidated financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited)

For the Three and Nine Months Ended September 30, 2022

	Preferred Stock Shares	Amount	Common Stock Shares*	Amount	Additional Paid-in Capital	Accumulated Deficit	Non- controlling shareholders interest	Total Stockholders’ Equity (Deficit)

Balance at December 31, 2021	-	$-	367,901,679	$36,790	$45,771,012	$(42,111,701)	$35,211	$3,731,312
Stock based option expense	-	-	-	-	94,466	-	-	94,466
Restricted stock awards	-	-	-	-	62,766	-	-	62,766
Net loss	-	-	-	-	-	(1,801,494)	(8,752)	(1,810,246)
Balance at March 31, 2022	-	$-	367,901,679	$36,790	$45,928,244	$(43,913,195)	$26,459	$2,078,298
Contribution by minority shareholders							9,653	9,653
Stock based option expense	-	-	-	-	94,462	-	-	94,462
Restricted stock awards	-	-	-	-	62,766	-	-	62,766
Net loss	-	-	-	-	-	(1,074,355)	(12,977)	(1,087,332)
Balance at June 30, 2022	-	$-	367,901,679	$36,790	$46,085,472	$(44,987,550)	$23,135	$1,157,847
Fair value of warrants issued	-	-	-	-	322,918	-	-	322,918
Shares issued for services	-	-	7,000,000	700	332,300	-	-	333,000
Restricted stock awards	-	-	2,000,000	200	109,800	-	-	110,000
Stock based option expense	-	-	-	-	1,013,056	-	-	1,013,056
Net loss	-	-	-	-	-	(3,302,844)	(7,652)	(3,310,496)
Balance at September 30, 2022	-	$-	376,901,679	$37,690	$47,863,546	$(48,290,394)	$15,483	$(373,675)

	Preferred Stock Shares	Amount	Common Stock Shares*	Amount	Additional Paid-in Capital	Accumulated Deficit	Non- controlling shareholders interest	Total Stockholders’ Equity (Deficit)

Balance at December 31, 2020	-	$-	193,637,747	$19,363	$23,179,399	$(27,629,575)	$-	$(4,430,813)
Warrants exercised	-	-	44,074,284	4,407	2,199,307	-	-	2,203,714
Share subscriptions	-	-	30,333,334	3,033	4,546,967	-	-	4,550,000
Share issue expenses	-	-	-	-	(501,100)	-	-	(501,100)
Conversion of debt to equity	-	-	61,793,616	6,180	7,437,488	-	-	7,443,668
Fair value of warrants issued as compensation	-	-	-	-	4,327,899	-	-	4,327,899
Stock based compensation	-	-	2,500,000	250	213,499	-	-	213,749
Net loss	-	-	-	-	-	(11,394,106)	-	(11,394,106)
Balance at March 31, 2021	-	$-	332,338,981	$33,233	$41,403,459	$(39,023,681)	$-	$2,413,011
Warrants exercised	-	-	16,112,698	1,611	804,024	-	-	805,635
Shares issued for services	-	-	8,000,000	800	775,200	-	-	776,000
Stock based compensation	-	-	-	-	72,141	-	-	72,141
Net loss	-	-				(116,279)	-	(116,279)
Balance as of June 30, 2021	-	$-	356,451,679	$35,644	$43,054,824	$(39,139,960)	$-	$3,950,508
Shares issued for services	-	-	5,650,000	565	442,485	-	-	443,050
Stock based compensation	-	-	5,800,000	580	1,802,102	-	-	1,802,682
Net loss	-	-	-	-	-	(1,743,077)	-	(1,743,077)
Balance as of September 30, 2021	-	$-	367,901,679	$36,789	$45,299,411	$(40,883,037)	-	$4,453,163

See accompanying notes to condensed consolidated financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended	Nine months ended
	September 30,	September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,208,074)	$(13,253,462)
Adjustments to reconcile net loss to net cash used in operating activities:
Derivative liability movements	65,046	(4,714,451)
Depreciation	29,493	13,293
Amortization of debt discount	263,200	3,138,452
Loss on conversion of debt to equity	-	5,184,447
Penalty on convertible debt	1,321,658	-
Deposit forfeited	-	4,000
Shares issued for services	333,000	1,219,050
Stock based compensation	1,437,516	6,416,471
Fair value of warrants issued	322,918	-
Amortization of right of use asset	-	17,857
Changes in Assets and Liabilities
Other current assets	(48,846)	(53,834)
Accounts payable and accrued expenses	109,621	17,545
Operating lease liabilities	-	(17,857)
Interest accruals	54,042	144,773
CASH USED IN OPERATING ACTIVITIES	(2,320,426)	(1,883,716)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in intangibles	(585,640)	(250,000)
Investment in Frictionless Financial Technologies Inc.	-	(500,000)
Deposits paid	(12,792)	(4,800)
Plant and equipment purchased	(40,500)	(9,234)
NET CASH USED IN INVESTING ACTIVITIES	(638,932)	(764,034)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from minority shareholder contributions	9,653	-
Proceeds from share issuances	-	4,550,000
Share issue expenses	-	(501,100)
Pr0oceeds from warrants exercised	-	3,009,349
Repayment of loans payable	-	(22,049)
Repayment of convertible notes	(1,147,063)	(521,000)
Proceeds from short term notes and convertible notes	-	2,569,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	(1,137,410)	9,084,200

NET INCREASE (DECREASE) IN CASH	(4,096,768)	6,436,450
CASH AT BEGINNING OF PERIOD	5,449,751	94,703
CASH AT END OF PERIOD	$1,352,983	$6,531,153

CASH PAID FOR INTEREST AND TAXES:
Cash paid for income taxes	$-	$-
Cash paid for interest	$88,260	$29,813
NON CASH INVESTING AND FINANCING ACTIVITIES
De-recognition of right of use lease on early termination	$-	$34,070
Conversion of convertible debt to equity	$-	$2,259,221
Debt discount on convertible debt	$-	$-

See notes to the unaudited condensed financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1	ORGANIZATION AND DESCRIPTION OF BUSINESS

a)	Organizational History

On May 12, 2016, Innovative Payment Solutions, Inc., a Nevada corporation (“IPSI” or the “Company”) (originally formed on September 23, 2013 under the name “Asiya Pearls, Inc.”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Qpagos Corporation, a Delaware corporation (“Qpagos Corporation”), and Qpagos Merge, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, on May 12, 2016, the merger was consummated, and Qpagos Corporation and Merger Sub merged (the “Merger”), with Qpagos Corporation continuing as the surviving corporation of the Merger. On May 27, 2016, the Company’s name was changed from “Asiya Pearls, Inc.” to “QPAGOS”.

Pursuant to the Merger Agreement, upon consummation of the Merger, each share of Qpagos Corporation’s capital stock issued and outstanding immediately prior to the Merger was converted into the right to receive two shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, the Company assumed all of Qpagos Corporation’s warrants issued and outstanding immediately prior to the Merger, which were exercisable for an aggregate of approximately 621,920 shares of Common Stock as of the date of the Merger. Prior to and as a condition to the closing of the Merger, a then-current holder of 500,000 shares of Common Stock agreed to return 497,500 shares of Common Stock held by such holder to the Company and such holder retained an aggregate of 2,500 shares of Common Stock. The other then stockholders of the Company retained 500,000 shares of Common Stock. Therefore, immediately following the Merger, Qpagos Corporation’s former stockholders held 4,992,900 shares of Common Stock which represented approximately 91% of the outstanding Common Stock.

The Merger was treated as a reverse acquisition of the Company, then a public shell company, for financial accounting and reporting purposes. As such, Qpagos Corporation was treated as the acquirer for accounting and financial reporting purposes while the Company was treated as the acquired entity for accounting and financial reporting purposes.

Qpagos Corporation was incorporated on May 1, 2015 under the laws of the state of Delaware to effectuate a reverse merger transaction with Qpagos, S.A.P.I. de C.V. (“Qpagos Mexico”) and Redpag Electrónicos S.A.P.I. de C.V. (“Redpag”). Each of the entities were incorporated in November 2013 in Mexico. Qpagos Mexico was formed to process payment transactions for service providers it contracts with, and Redpag was formed to deploy and operate kiosks as a distributor.

On June 1, 2016, the board of directors of the Company (the “Board”) changed the Company’s fiscal year end from October 31 to December 31.

On November 1, 2019, the Company changed its corporate name from “QPAGOS” to “Innovative Payment Solutions, Inc.” Additionally, and immediately following the name change, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada to effect a reverse split of the then outstanding Common Stock at a ratio of 1-for-10, effective on November 1, 2019 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each ten pre-split shares of Common Stock outstanding automatically combined into one new share of Common Stock without any further action on the part of the holders, and the number of outstanding shares of Common Stock was reduced from 320,477,867 shares to 32,047,817 after rounding for fractional shares.

On December 31, 2019, the Company consummated the disposal of Qpagos Corporation, Qpagos Mexico and Redpag in exchange for 2,250,000 shares (the “Vivi Shares”) of common stock of Vivi Holdings, Inc. (“Vivi” or “Vivi Holdings”) pursuant to a Stock Purchase Agreement dated August 5, 2019 (the “SPA”). Of the 2,250,000 shares of Vivi, nine percent (9%) was allocated as follows: Gaston Pereira (5%), Andrey Novikov (2.5%), and Joseph Abrams (1.5%). The transactions contemplated by the SPA closed on December 31, 2019 after the satisfaction of customary conditions, the receipt of a final fairness opinion and the approval of the Company’s shareholders. As a result, the Company no longer has any business operations in Mexico and has retained its U.S. operations, currently based in Carmel By The Sea, California.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1	ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

b)	Description of current business

The Company is presently focused on operating and developing e-wallets that enable consumers to deposit cash, convert it into a digital form and remit the funds to Mexico and other countries quickly and securely. The Company’s first e-wallet, Beyond Wallet, is currently operational and is focused on business customers. The Company’s flagship e-wallet, IPSIPay, is also fully operational. IPSIPay, which is focused on individual customers, was first launched in December 2021 and its commercial launch has continued during 2022. Previously the Company intended to invest in physical kiosks, which required the user presence at the kiosk location. The Company still intends to use its existing kiosks in certain target markets within Southern California, but its principal focus will be on downloadable apps used via smartphones.

The Company acquired a 10% strategic interest in Frictionless Financial Technologies, Inc. (“Frictionless”) on June 22, 2021. Frictionless agreed to deliver to the Company, a live fully compliant financial payment Software as a Service solution for use by the Company as a digital payment platform that enables payments within the United States and abroad, including Mexico, together with a service agreement providing a full suite of product services to facilitate the Company’s anticipated product offerings. The Company has an irrevocable right to acquire up to an additional 41% of the outstanding common stock of Frictionless at a purchase price of $300,000 for each 1% acquired.

On August 26, 2021, the Company formed a new subsidiary, Beyond Fintech, Inc. (“Beyond Fintech”), in which it owns a 51% stake, with Frictionless owning the remaining 49%. Beyond Fintech acquired an exclusive license to a product known as Beyond Wallet, to further its objective of providing virtual payment services allowing U.S. persons to transfer funds to Mexico and other countries.

2	ACCOUNTING POLICIES AND ESTIMATES

a)	Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, these unaudited condensed financial statements do not include all of the information and disclosures required by U.S. GAAP for complete financial statements. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments (consisting only of normal recurring adjustments), which the Company considers necessary, for a fair presentation of those financial statements. The results of operations and cash flows for the nine months ended September 30, 2022 may not necessarily be indicative of results that may be expected for any succeeding quarter or for the entire fiscal year. The information contained in this Quarterly Report on Form 10-Q (“Report”) should be read in conjunction with the audited financial statements of IPSI for the year ended December 31, 2021, included in the Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022.

All amounts referred to in the notes to the unaudited condensed financial statements are in United States Dollars ($) unless stated otherwise.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

b)	Principles of Consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiary in which it has a majority voting interest. All significant inter-company accounts and transactions have been eliminated in the unaudited condensed consolidated financial statements.

The entities included in the accompanying unaudited condensed consolidated financial statements are as follows:

Innovative Payment Solutions, Inc. - Parent Company

Beyond Fintech Inc., 51% owned.

c)	Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, which are evaluated on an ongoing basis, that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the amounts of revenues and expenses that are not readily apparent from other sources. Actual results could differ from those estimates and judgments. In particular, significant estimates and judgments include those related to, the estimated useful lives for plant and equipment, the fair value of long-lived investments, the fair value of warrants and stock options granted for services or compensation, estimates of the probability and potential magnitude of contingent liabilities, derivative liabilities, the valuation allowance for deferred tax assets due to continuing operating losses and the allowance for doubtful accounts.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

d)	Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in the generation of continuing losses by the Company, but which will only be resolved when one or more future events occur or fail to occur.

The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s unaudited condensed consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

e)	Fair Value of Financial Instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for the investment in Vivi Holdings was evaluated at fair value using Level 3 Inputs based on the Company’s estimate of the market value of the entities disposed to Vivi Holdings. Vivi Holdings does not have sufficient information available to assess the current market price of its equity.

The carrying amounts reported in the balance sheets for cash, accounts receivable, other current assets, other assets, accounts payable, accrued liabilities, and notes payable, approximate fair value due to the relatively short period to maturity for these instruments. The Company has identified the short-term convertible notes and certain warrants attached to certain of the notes that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. We evaluate the fair value of variably priced derivative liabilities on a quarterly basis and report any movements thereon in earnings.

f)	Risks and Uncertainties

The Company’s operations are and will be subject to significant risks and uncertainties including financial, operational, regulatory, and other risks, including the potential risk of business failure. These risks include, without limitation, risks associated with (i) COVID-19 and its variants, (ii) launching and scaling the Company’s e-wallet and related products and the use by customers of such products, (iii) developing and implementing successful marketing campaigns and other strategic initiatives; (iv) competition, (iv) compliance with applicable laws, rules and regulations (including those related to fund remittance); (v) the Company’s outstanding indebtedness, including the Company’s ability to repay or extend the maturity of such indebtedness (see Note 8); (vi) inflation and other economic factors and (vii) the Company’s ability to obtain necessary financing. These conditions may not only limit the Company’s access to capital, but also make it difficult for its customers, vendors and the Company to accurately forecast and plan future business activities.

The Company’s results may also be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things. Many of these risks are beyond the Company’s control and are unpredictable. The Company may be unable to adequately manage such risks and similar risks, which could impair the viability of the Company.

g)	Recent accounting pronouncements

The Financial Accounting Standards Board (“FASB”) issued additional updates during the quarter ended September 30, 2022. None of these standards are either applicable to the Company or require adoption at a future date and none are expected to have a material impact on the Company’s condensed consolidated financial statements upon adoption.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

h)	Reporting by Segment

No segmental information is required as the Company has not generated any revenue for the nine months ended September 30, 2022 and 2021 and only has one operating segment.

i)	Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At September 30, 2022 and 2021, respectively, the Company had no cash equivalents.

The Company minimizes credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution in the United States. The balance at times may exceed federally insured limits. At September 30, 2022 and December 31, 2021, the balance exceed the federally insured limit by $1,094,504 and $5,117,551, respectively.

j)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for doubtful accounts, which is estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectability of these receivables or reserve estimates. Revisions to the allowance for doubtful accounts estimates are recorded as an adjustment to bad debt expense. Receivables deemed uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. There were no recoveries during the period ended September 30, 2022 and December 31, 2021.

k)	Investments

The Company’s non-marketable equity securities are investments in privately held companies without readily determinable market values. The carrying value of our non-marketable equity securities is adjusted to fair value for observable transactions for identical or similar investments of the same issuer or impairment (referred to as the measurement alternative). All gains and losses on non-marketable equity securities, realized and unrealized, are recognized in other income (expense), net. Non-marketable equity securities that have been remeasured during the period are classified within Level 3 in the fair value hierarchy because the Company estimates the value based on valuation methods using the observable transaction price at the transaction date and other unobservable inputs including volatility, rights, and obligations of the securities the Company holds. The cost method is used when the Company has a passive, long-term investment that doesn’t result in influence over the Company. The cost method is used when the investment results in an ownership stake of less than 20%, and there is no substantial influence. Under the cost method, the stock purchased is recorded on a balance sheet as a non-current asset at the historical acquisition/purchase price, and is not modified unless shares are sold, additional shares are purchased or there is evidence of the fair market value of the investment declining below carrying value. Any dividends received are recorded as income.

l)	Plant and Equipment

Plant and equipment is stated at cost, less accumulated depreciation. Plant and equipment with costs greater than $1,000 are capitalized and depreciated. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Description	Estimated Useful Life

Kiosks (not used in the Company’s current business)	7 years

Computer equipment	3 years

Leasehold improvements	Lesser of estimated useful life or life of lease

Office equipment	10 years

The cost of repairs and maintenance is expensed as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

m)	Long-Term Assets

Assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

n)	Revenue Recognition

The Company’s revenue recognition policy is consistent with the requirements of FASB ASC 606, Revenue Recognition.

The Company’s revenues will be recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company derives its revenues from the sale of its services, as defined below. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its revenue transactions:

i.	identify the contract with a customer;

ii.	identify the performance obligations in the contract;

iii.	determine the transaction price;

iv.	allocate the transaction price to performance obligations in the contract; and

v.	recognize revenue as the performance obligation is satisfied.

The Company had no revenues during the nine months ended September 30, 2022 and 2021.

o)	Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments is recorded in operating expenses in the consolidated statement of operations.

Prior to the Company’s reverse merger which took place on May 12, 2016, all share-based payments were based on management’s estimate of market value of the Company’s equity. The factors considered in determining managements estimate of market value includes, assumptions of future revenues, expected cash flows, market acceptability of our technology and the current market conditions. These assumptions are complex and highly subjective, compounded by the business being in its early stage of development in a new market with limited data available.

Where equity transactions with arms-length third parties, who had applied their own assumptions and estimates in determining the market value of our equity, had taken place prior to and within a reasonable time frame of any share-based payments, the value of those share transactions have been used as the fair value for any share-based equity payments.

Where equity transactions with arms-length third parties, included both shares and warrants, the value of the warrants have been eliminated from the unit price of the securities using a Black-Scholes valuation model to determine the value of the warrants. The assumptions used in the Black Scholes valuation model includes market related interest rates for risk-free government issued treasury securities with similar maturities; the expected volatility of the Common Stock based on companies operating in similar industries and markets; the estimated stock price of the Company; the expected dividend yield of the Company and; the expected life of the warrants being valued.

Subsequent to the Company’s reverse merger which took place on May 12, 2016, the Company has utilized the market value of its Common Stock as quoted on the OTCQB, as an indicator of the fair value of its Common Stock in determining share- based payment arrangements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

p)	Derivative Liabilities

ASC Topic 815, Derivatives and hedging (“ASC 815”) generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re- measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

q)	Income Taxes

The Company is based in the US and currently enacted US tax laws are used in the calculation of income taxes.

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A full valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of September 30, 2022 and December 31, 2021, there have been no interest or penalties incurred on income taxes.

r)	Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. The Company does not have any comprehensive income (loss) for the periods presented.

s)	Reclassification of prior year presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

3	LIQUIDITY MATTERS

The Company has incurred net losses since its inception and anticipates net losses and negative operating cash flows for the near future. For and as of the end of nine months ended September 30, 2022, the Company had a net loss of $6,208,074. In connection with preparing the unaudited condensed consolidated financial statements for the nine months ended September 30, 2022, management evaluated the risks described in Note 2(f) above on the Company’s business and its future liquidity for the next twelve months from the date of issuance of these financial statements.

The Company had a cash balance of $1,352,983 available as of September 30, 2022. Based on its evaluation of the Company’s current business plan, and assuming the Company can extend the maturity date of its existing indebtedness (see Note 8), management believes the Company’s existing cash is sufficient to conduct planned operations for at least one year from the date of issuance of these financial statements.

However, given the Company’s losses, negative cash flows and existing indebtedness, the Company will be required to raise significant additional funds to progress its business as planned by issuing equity or equity-linked securities. Should this occur, the Company’s stockholders would experience dilution, perhaps significantly. Additional debt financing, if available, may involve covenants restricting the Company’s operations or its ability to incur additional debt. Any additional debt financing or additional equity that the Company raises may contain terms that are not favorable to the Company or its stockholders and require significant debt service payments, which diverts resources from other activities. Moreover, there is a risk that financing may be unavailable to support the Company’s operations on favorable terms, or at all.

There is also a significant risk that none of the Company’s plans to raise financing will be implemented in a manner necessary to sustain the Company for an extended period of time. If adequate funds are not available to the Company when needed, the Company may be required to continue with reduced operations or to obtain funds through arrangements that may require the Company to relinquish rights to technologies or potential markets, any of which could have a material adverse effect on the Company. In addition, the Company’s inability to secure additional funding when needed could cause the Company’s business to fail or become bankrupt or force the Company to wind down or discontinue operations.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

4	INTANGIBLES

On August 26, 2021, the Company formed a subsidiary, Beyond Fintech. to acquire a product known as Beyond Wallet from a third party for gross proceeds of $250,000, together with the logo, use of name and implementation of the product into the Company’s technology. The Company owns 51% of Beyond Fintech with the other 49% owned by Frictionless.

During the year ended December 31, 2021, the Company paid gross proceeds of $375,000 to Frictionless for the development of the IPSIPay wallet, and during the nine months ended September 30, 2022, an additional $544,320 was spent by the Company to facilitate the functioning of the IPSIPay software in the cloud environment. Beyond Fintech spent an additional $41,320 on software to further enhance the Beyond Wallet product offering.

	September 30, 2022	December 31, 2021
Purchased Technology	$1,210,640	$625,000
Accumulated amortization	(12,629)	-
	$1,198,011	$625,000

Amortization expense was $12,629 for the three and nine months ended September 30, 2022 and $0 for the three and the nine months ended September 30, 2021.

5	INVESTMENTS

Investment in Frictionless Financial Technologies Inc.

On June 22, 2021, the Company entered into a Stock Purchase Agreement (the “SPA”) with Frictionless, to purchase 150 common shares for gross proceeds of $500,000, representing 10.0% of the outstanding common shares. In terms of the SPA, Frictionless agreed to deliver to the Company on or before August 30, 2021, a live fully compliant financial payment software as a service solution for use by the Company as a digital payment platform that enables payments within the United States and abroad, including Mexico, together with a service agreement providing a full suite of product services to facilitate to Company’s product offerings. The Company’s IPSIPay app is the digital payment platform developed by Frictionless for the Company, and currently Frictionless provides back-end technical services to the Company relating to IPSIPay.

The Company has undertaken to issue Frictionless a non-restricted, non-dilutable 5 year warrant to purchase 30,000,000 shares of Common Stock at an exercise price of $0.15 per share, upon delivery of the financial payment software. Frictionless has delivered the IPSIPay-related software and the warrants will be issued in accordance with the agreement.

The Company has the right to appoint, and has appointed, one member to the board of directors of Frictionless, which appointee will remain on the board as long as the Company is the holder of the Frictionless common stock.

The Company has an irrevocable right to acquire up to an additional 41% of the outstanding common stock of Frictionless at a purchase price of $300,000 for each 1% acquired.

The shares in Frictionless are unlisted as of September 30, 2022.

Investment in Vivi Holdings, Inc.

Effective December 31, 2019, the Company sold 100% of the outstanding common stock of its subsidiary, Qpagos Corporation, together with its 99.9% ownership interest of Qpagos Corporation’s two Mexican entities: Qpagos S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V, to Vivi.

As consideration for the disposal, Vivi issued an aggregate of 2,250,000 Vivi Shares as follows: 2,047,500  Vivi Shares to the Company; 56,250 Vivi Shares to the Company’s designee, Mr. Andrey Novikov; 33,750 Vivi Shares to the Company’s designee, the Joseph W. & Patricia G. Abrams Family Trust; and 112,500 Vivi Shares to the Company’s designee, Mr. Gaston Pereira.

Due to the lack of available information, the Vivi Shares were valued by a modified market method, whereby the value of the assets disposed of were determined by management using the enterprise value of the entire Company less the liabilities and assets retained by the Company.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

5	INVESTMENTS (continued)

As of September 30, 2022 and December 31, 2021, the Company maintained the impairment of the carrying value of the investment in Vivi Holdings based on no activity by Vivi’s management for its proposed initial public offering and fund raising activities. The total impairment as of September 30, 2022 and December 31, 2021 was $1,019,960.

The shares in Vivi Holdings are unlisted as of September 30, 2022.

	September 30, 2022	December 31, 2021
Investment in Frictionless Financial Technologies, Inc.	$500,000	$500,000
Investment in Vivi Holdings, Inc.	1	1
	$500,001	$500,001

6	LEASES

On March 22, 2021, the Company entered into a real property lease for an office located at 56B 5th Avenue, Lot 1 #AT, Carmel by The Sea, California. The lease commenced on April 1, 2021 and is for a twelve month period, terminating on April 1, 2022. The Company applied the practical expedient whereby operating leases with a duration of twelve months or less are expensed as incurred. Following the expiry of the lease term, the landlord has agreed to continue the lease on a month-to-month basis at $4,800 per month.

Total Lease Cost

Individual components of the total lease cost incurred by the Company is as follows:

	Nine months ended September 30, 2022	Nine months ended September 30, 2021
Operating lease expense	$43,200	$17,857

Other lease information:

	Nine months ended September 30, 2022	Nine months ended September 30, 2021
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$(45,200)	$(60,403)

Remaining lease term – operating lease	-	6 months

Maturity of Operating Leases

The amount of future minimum lease payments under operating leases are as follows:

Amount
Undiscounted minimum future lease payments under leases with terms twelve months or less
Total instalments due:
2022	$-

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

7	FEDERAL RELIEF LOANS

Small Business Administration Disaster Relief loan

On July 7, 2020, the Company received a Small Business Economic Injury Disaster loan amounting to $150,000, bearing interest at 3.75% per annum and repayable in monthly installments of $731 commencing twelve months after inception with the balance of interest and principal repayable on July 7, 2050. The loan is secured by all tangible and intangible assets of the Company. The proceeds are to be used for working capital purposes to alleviate economic injury caused by the COVID-19 pandemic.

The Company has accrued interest of $12,560 on this loan as of September 30, 2022.

8	CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

Description	Effective Interest Rate	Maturity date	Principal	Accrued Interest	Unamortized debt discount	September 30, 2022 Amount, net	December 31, 2021 Amount, net
Cavalry Fund I LP	28.7%	November 16, 2022	$1,091,754	$13,647	$-	$1,105,401	$548,872

Mercer Street Global Opportunity Fund, LLC	28.7%	November 16, 2022	1,091,754	13,647	-	1,105,401	548,872

Bellridge Capital LP.	10%	February 16, 2022	-	-	-	-	863,609

Total convertible notes payable			$2,183,508	$27,294	$-	$2,210,802	$1,961,353

Interest expense totaled $49,912 and $52,236 and amortization of debt discount totaled $0 and $515,200 for the three months ended September 30, 2022 and 2021, respectively, and interest expense totaled $138,085 and $169,695 and amortization of debt discount totaled $263,200 and $3,138,452 for the nine months ended September 30, 2022 and 2021, respectively.

Cavalry Fund I LP

●	On February 16, 2021, the Company closed a transaction with Cavalry Fund I LP (“Cavalry”), pursuant to which the Company received net proceeds of $500,500, after an original issue discount of $71,500 in exchange for the issuance of a $572,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on February 16, 2022 (the “Cavalry Note”). The Cavalry Note is convertible into shares of Common Stock at an initial conversion price of $0.23 per share, in addition, the Company issued a warrant exercisable for 2,486,957 shares of Common Stock at an initial exercise price of $0.24 per share.

On February 3, 2022, the Company extended the maturity date of its Cavalry Note from February 16, 2022 to August 16, 2022. The Cavalry Note was due to mature on February 16, 2022 and would have resulted in the accrual of a $157,499 prepayment penalty on the principal of $572,000 and interest of $57,994 outstanding, totaling $787,493. Cavalry agreed to extend the maturity date of the Cavalry Note to August 16, 2022 in consideration of the principal amount outstanding under the Cavalry Note being increased by an additional $78,749, thereby increasing the total principal outstanding to $866,242. On August 30, 2022, the Company further extended the maturity date of its Cavalry note from August 16, 2022 to November 16, 2022. In terms of the agreement entered into with Cavalry, the principal outstanding was increased by $181,959 and the interest outstanding as of August 31, 2022 of $43,553 was capitalized, resulting in a principal balance outstanding of $1,091,754. In addition, the Company granted Cavalry a warrant exercisable for 3,000,000 shares of Common Stock at an exercise price of $0.15 per share, maturing on August 30, 2027 and valued at $119,091 on the date of grant.

This change to the maturity dates of the Cavalry Note from February 16, 2022 to August 31, 2022 and subsequently to November 16, 2022, was assessed in terms of ASC 470-50 as a debt extinguishment, which resulted in a penalty expense of $181,959 and $260,708 for the three months and nine months ended September 30, 2022, respectively, in addition the value of the warrant issued on the debt extension from August 16, 2022 to November 16, 2022, resulted in an additional penalty expense of $119,091 for the three and nine months ended September 30, 2022.

The balance of the Cavalry Note plus accrued interest at September 30, 2022 was $1,105,401.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

8	CONVERTIBLE NOTES PAYABLE (continued)

Mercer Street Global Opportunity Fund, LLC

●	On February 16, 2021, the Company closed a transaction with Mercer Street Global Opportunity Fund, LLC (“Mercer”), pursuant to which the Company received net proceeds of $500,500, after an original issue discount of $71,500 in exchange for the issuance of a $572,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on February 16, 2022 (the “Mercer Note”). The Mercer Note is convertible into shares of Common Stock at an initial conversion price of $0.23 per share, in addition, the Company issued a warrant exercisable for 2,486,957 shares of Common Stock at an initial exercise price of $0.24 per share.

On February 3, 2022, the Company extended the maturity date of its Mercer Note from February 16, 2022 to August 16, 2022. The Mercer Note was due to mature on February 16, 2022 and would have resulted in the accrual of a $157,499 prepayment penalty on the principal of $572,000 and interest of $57,994 outstanding, totaling $787,493. Mercer agreed to extend the maturity date of the Mercer Note to August 16, 2022 in consideration of the principal amount outstanding under the Mercer Note being increased by an additional $78,749, thereby increasing the total principal outstanding to $866,242. On August 30, 2022, the Company further extended the maturity date of its Mercer note from August 16, 2022 to November 16, 2022. In terms of the agreement entered into with Mercer, the principal outstanding was increased by $181,959 and the interest outstanding as of August 31, 2022 of $43,553 was capitalized, resulting in a principal balance outstanding of $1,091,754. In addition, the Company granted Mercer a warrant exercisable for 3,000,000 shares of Common Stock at an exercise price of $0.15 per share, maturing on August 30, 2027 and valued at the date of grant at $119,091.

This change to the maturity dates of the Mercer Note from February 16, 2022 to August 31, 2022 and subsequently to November 16, 2022, was assessed in terms of ASC 470-50 as a debt extinguishment, which resulted in a penalty expense of $181,959 and $260,708 for the three months and nine months ended September 30, 2022, respectively, in addition the value of the warrant issued on the debt extension from August 16, 2022 to November 16, 2022, resulted in an additional penalty expense of $119,091 for the three and nine months ended September 30, 2022.

The balance of the Mercer Note plus accrued interest at September 30, 2022 was $1,105,401.

Bellridge Capital LP.

●	On February 16, 2021, the Company closed a transaction with Bellridge Capital LP., pursuant to which the Company received net proceeds of $787,500, after an original issue discount of $112,500 in exchange for the issuance of a $900,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on February 16, 2022 (the “Bellridge Note”). The Bellridge Note was convertible into shares of Common Stock at an initial conversion price of $0.23 per share, in addition, the Company issued a warrant exercisable for 3,913,044 shares of Common Stock at an initial exercise price of $0.24 per share.

The Bellridge Note was repaid on February 4, 2022 for gross proceeds of $1,235,313, including interest thereon of $88,250, thereby extinguishing the Bellridge Note.

9	DERIVATIVE LIABILITY

Certain of the short-term convertible notes disclosed in note 8 above and certain warrants disclosed in note 10 below have fundamental transaction clauses which might result in cash settlement, due to these factors, all convertible notes and any warrants attached thereto are valued and give rise to a derivative financial liability, which was initially valued at inception of the convertible notes using a Black-Scholes valuation model.

On August 30, 2022, the company extended the maturity date of convertible notes issued to Cavalry and Mercer and agreed to grant each note holder a warrant exercisable for 3,000,000 shares of Common Stock at an exercise price of $0.15 per share with a maturity date of August 30, 2027. The warrant has full ratchet anti-dilution clauses and have fundamental transaction clauses which may give rise to cash settlement which gives rise to a derivative financial liability, which was originally valued at the grant date using a Black--Scholes valuation model at $238,182.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

9	DERIVATIVE LIABILITY (continued)

The value of this derivative financial liability was re-assessed at September 30, 2022 at $710,389, and $84,895 was credited and $65,046 was charged to the statement of operations for the three and nine months ended September 30, 2022, respectively. The value of the derivative liability will be re-assessed at each financial reporting period, with any movement thereon recorded in the statement of operations in the period in which it is incurred.

The following assumptions were used in the Black-Scholes valuation model:

	Nine months ended September 30, 2022	Year ended December 31, 2021
Conversion price	$ 0.05 to $0.15	$ 0.05 to $0.24
Risk free interest rate	0.79 to 4.25%	0.05 to 1.12%
Expected life of derivative liability	1.5 to 59 months	1.6 to 49.6 months
Expected volatility of underlying stock	120.49 to 258.3%	161.19 to 215.33%
Expected dividend rate	0%	0%

The movement in derivative liability is as follows:

	September 30, 2022	December 31, 2021
Opening balance	$407,161	$2,966,416
Derivative financial liability arising from convertible note and warrants	238,182	2,569,000
Fair value adjustment to derivative liability	65,046	(5,128,255)
	$710,389	$407,161

10	STOCKHOLDERS’ EQUITY

a.	Common Stock

The Company has total authorized Common Stock of 750,000,000  shares with a par value of $0.0001 each. The Company had 376,901,679 and 367,901,679 shares of Common Stock issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.

On July 8, 2022, the Company entered into a consulting agreement with a third-party contractor for a period of twelve months to (i) review the Company’s business plan; (ii) analyze and assess the Company’s revenues, costs, and cash flow; and (iii) introduce the Company to and interface on the Company’s behalf with potential and actual commercial partners. The Company issued 2,000,000 shares of Common Stock as compensation for the services rendered which were fully earned on the date of issue. These shares were valued at $84,000 at the date of grant. In addition, the contractor will receive a monthly fee of $3,000 for the term of the Agreement, commencing on August 1, 2022.

On July 8, 2022, the Company entered into a second consulting agreement with a separate third-party contractor for a period of twelve months to (i) review the Company’s business plan; (ii) analyze and assess the Company’s revenues, costs, and cash flow; and (iii) introduce the Company to and interface on the Company’s behalf with potential and actual commercial partners. The Company issued 2,000,000 shares of Common Stock as compensation for the services rendered which were fully earned on the date of issue. These shares were valued at $84,000 at the date of grant.

On July 11, 2022, the Board approved the issuance of  2,000,000 restricted shares of Common Stock to Richard Rosenblum, the Company’s President and Chief Financial Officer. These shares were valued at $110,000 at the date of grant.

On August 5, 2022, the Board approved the issuance of 3,000,000 shares of Common Stock to Samad Harake or his designees as compensation for the services rendered which were fully earned on the date of issue., Mr. Harake is the president and control person of Frictionless. These shares were valued at $165,000 at the date of grant.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

10	STOCKHOLDERS’ EQUITY (continued)

b.	Restricted stock awards

A summary of restricted stock activity during the period January 1, 2021 to September 30, 2022 is as follows:

	Total restricted shares	Weighted average fair market value per share	Total unvested restricted shares	Weighted average fair market value per share	Total vested restricted shares	Weighted average fair market value per share
Outstanding January 1, 2021	20,495,000	$0.049	15,371,250	$0.049	5,123,750	$0.049
Granted and issued	2,500,000	0.050	2,500,000	0.050	-	-
Forfeited/Cancelled	(1,500,000)	(0.050)	(1,500,000)	(0.050)	-	-
Vested	-	-	(6,123,750)	(0.049)	6,123,750	0.049
Outstanding December 31, 2021	21,495,000	$0.049	10,247,500	$0.049	11,247,500	$0.049
Granted and issued	2,000,000	0.055	-	-	2,000,000	0.055
Forfeited/Cancelled	-	-	-	-	-	-
Vested	-	-	(5,123,750)	(0.049)	5,123,750	0.049
Outstanding September 30, 2022	23,495,000	$0.050	5,123,750	$0.049	18,371,250	$0.050

The restricted stock granted, issued and exercisable at September 30, 2022 is as follows:

	Restricted Stock Granted		Restricted Stock Vested
Grant date Price	Number Granted	Weighted Average Fair Value per Share	Number Vested	Weighted Average Fair Value per Share
$0.049	20,495,000	$0.049	15,371,250	$0.049
$0.050	1,000,000	0.050	1,000,000	0.050
$0.055	2,000,000	0.055	2,000,000	0.055
	23,495,000	$0.050	18,371,250	$0.050

The Company has recorded an expense of $172,766 and $44,165 for the three months ended September 30, 2022 and 2021, respectively and $298,298 and $188,448 for the nine months ended September 30, 2022 and 2021, respectively.

c.	Preferred Stock

The Company has authorized 25,000,000 shares of preferred stock with a par value of $0.0001 authorized. No preferred stock was issued and outstanding as of September 30, 2022 and December 31, 2021.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

10	STOCKHOLDERS’ EQUITY (continued)

d.	Warrants

Effective July 8, 2022 (the “Effective Date”), the Company entered into an Endorsement Agreement with Pez-Mar, Inc., a California corporation (“Pez-Mar”), to furnish the services of Mario Lopez (“Lopez”). Pursuant to the Endorsement Agreement, Lopez will act as a Company spokesperson in connection with the promotion, advertisement and endorsement of the Company’s physical and virtual payment processing and money remittance business and the Company’s related products and services.

The Endorsement Agreement has a term of two (2) years from the Effective Date (the “Term”), which is subject to earlier termination on customary terms and conditions. The parties have agreed to certain deliverables of Lopez during the term of the agreement, including with respect to social media posts, television commercials, interviews and photo shoots. The Endorsement Agreement also contains other customary terms, covenants and conditions, including representations and warranties, restrictions on endorsements of competitive products during the term of the agreement, confidentiality, indemnification, and Pez-Mar and Lopez’s independent contractor status.

As compensation for the services provided under the Endorsement Agreement, Lopez or their designees are entitled to the following payments: (i) a cash endorsement fee of Three Hundred Thousand U.S. Dollars ($300,000 USD), payable as follows: (i) One Hundred Twenty-Five Thousand Dollars ($125,000) upon execution of the Endorsement Agreement, (ii) One Hundred Twenty-Five Thousand Dollars ($125,000) quarterly during the Term, beginning on the 90th day following the Effective Date, and (iii) Fifty Thousand Dollars ($50,000) on or prior to the first anniversary of the Effective Date and (ii) warrants exercisable for an aggregate of Fifteen Million (15,000,000) shares of the Common Stock at an exercise price of $0.0345 per share. The Warrants shall have a three-year term commencing from the Effective Date. The right to exercise the Warrants shall be subject to vesting during the Term but shall vest in full upon the consummation of a fundamental transaction involving the Company or upon certain termination events provided for in the Endorsement Agreement. The Exercise Price may be payable via “cashless exercise”, unless the underlying Shares are registered under an effective registration statement under the Securities Act of 1933, as amended. The Shares are subject to certain “piggyback” registration rights.

On August 30, 2022, the Company extended the maturity date of convertible notes issued to Cavalry and Mercer and agreed to grant each note holder a warrant exercisable for 3,000,000 shares of Common Stock at an exercise price of $0.15 per share with an expiration date of August 30, 2027.

The fair value of the warrants granted and issued, as described above, were determined by using a Black Scholes valuation model using the following assumptions:

Nine months ended September 30, 2022
Exercise price	$0.0345 to 0.15
Risk free interest rate	3.14 to 3.27%
Expected life	3 to 5 years
Expected volatility of underlying stock	189.1 to 199.2%
Expected dividend rate	0%

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

10	STOCKHOLDERS’ EQUITY (continued)

d.	Warrants (continued)

A summary of warrant activity during the period January 1, 2021 to September 30, 2022 is as follows:

	Shares Underlying Warrants	Exercise price per share	Weighted average exercise price
Outstanding January 1, 2021	51,188,572	$0.05	$0.05
Granted	66,302,515	0.05 to 0.24	0.16
Forfeited/Cancelled	(20,000,000)	0.24	0.24
Exercised	(60,186,982)	0.05	0.05
Outstanding December 31, 2021	37,304,105	$0.05 – 0.1875	$0.12
Granted	21,000,000	0.0345 – 0.15	0.07
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding September 30, 2022	58,304,105	$0.05 – 0.1875	$0.11

The warrants outstanding and exercisable at September 30, 2022 are as follows:

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual life in years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual life in years
$0.0345	15,000,000	2.77		8,437,500		2.77
$0.05	10,823,813	3.03		10,823,813		3.03
$0.15	30,053,625	3.73		30,053,625		3.73
$0.1875	2,426,667	3.46		2,426,667		3.46
	58,304,105	3.34	$0.11	51,741,605	$0.11	3.42

The warrants outstanding have an intrinsic value of $0 as of September 30, 2022 and December 31, 2021.

e.	Stock options

On June 18, 2018, the Company established its 2018 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to promote the interests of the Company and the stockholders of the Company by providing directors, officers, employees and consultants of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling long-term corporate objectives. The Plan terminates after a period of ten years in June 2028.

The Plan is administered by the Board or a committee appointed by the Board, who have the authority to administer the Plan and to exercise all the powers and authorities specifically granted to it under the Plan.

The maximum number of securities available under the Plan is 800,000 shares of Common Stock. The maximum number of shares of Common Stock awarded to any individual during any fiscal year may not exceed 100,000 shares of Common Stock.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

10	STOCKHOLDERS’ EQUITY (continued)

e.	Stock options (continued)

On October 22, 2021, the Company established its 2021 Stock Incentive Plan (“2021 Plan”). The purpose of the Plan is to promote the interests of the Company and the stockholders of the Company by providing directors, officers, employees and consultants, advisors and service providers of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling long-term corporate objectives. The Plan terminates after a period of ten years in August 2031.

The 2021 Plan is administered by the Board or a Compensation Committee appointed by the Board, who have the authority to administer the Plan and to exercise all the powers and authorities specifically granted to it under the Plan.

The maximum number of securities available under the 2021 Plan is 53,000,000 shares of Common Stock.

Under the 2021 Plan the company may award the following: (i) non-qualified stock options; (ii)) incentive stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock unit; and (vi) other stock-based awards.

On July 11, 2022, the Board approved, granted and issued 15,000,000 ten-year incentive stock options, with immediate vesting, to the Company’s Chairman and Chief Executive Officer at an exercise price of $0.15 per share. This resulted in an immediate expense of $823,854 for the three and nine months ended September 30, 2022.

On September 13, 2022, the Company granted ten-year options exercisable for 200,000 shares of Common Stock, with immediate vesting, to each of its four non-executive directors, totaling options exercisable for 800,000 shares of Common Stock at an exercise price of $0.04 per share. This resulted in an immediate expense of $31,970 for the three and nine months ended September 30, 2022.

The fair value of the options granted and issued were determined by using a Black Scholes valuation model using the following assumptions:

Nine months ended September 30, 2022
Exercise price	$ 0.04 to 0.15
Risk free interest rate	2.99 to 3.42%
Expected life	10.0 years
Expected volatility of underlying stock	206.4 to 208.4%
Expected dividend rate	0%

A summary of option activity during the period January 1, 2021 to September 30, 2022 is as follows:

	Shares Underlying options	Exercise price per share	Weighted average exercise price
Outstanding January 1, 2021	100,000	$0.40	$0.40
Granted	30,416,666	0.15 – 0.24	0.15
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding December 31, 2021	30,516,666	$0.15 to 0.40	$0.15
Granted	15,800,000	0.04 – 0.15	0.14
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding September 30, 2022	46,316,666	$0.04 to 0.40	$0.15

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

10	STOCKHOLDERS’ EQUITY (continued)

e.	Stock options (continued)

The options outstanding and exercisable at September 30, 2022 are as follows:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual life in years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual life in years
0.04	800,000	9.96		800,000		9.96
0.15	45,208,333	9.19		35,625,000		9.27
0.24	208,333	8.40		208,333		8.40
0.40	100,000	6.25		100,000		6.25
	46,316,666	9.19	$0.15	36,733,333	$0.15	9.27

The options outstanding have an intrinsic value of $0 as of September 30, 2022 and December 31, 2021, respectively.

The option expense was $950,290 and $1,196,566 for the three months ended September 30, 2022 and 2021, respectively and $1,139,220 and $1,288,174 for the nine months ended September 30, 2022 and 2021, respectively.

11	NET LOSS PER SHARE

Basic loss per share is based on the weighted-average number of common shares outstanding during each period. Diluted loss per share is based on basic shares as determined above plus Common Stock equivalents. The computation of diluted net loss per share does not assume the issuance of common shares that have an anti-dilutive effect on net loss per share. For the three and nine months ended September 30, 2022 and 2021 all warrants, options and convertible debt securities were excluded from the computation of diluted net loss per share.

Dilutive shares which could exist pursuant to the exercise of outstanding stock instruments and which were not included in the calculation because their affect would have been anti-dilutive for the three and nine months ended September 30 2022 and 2021 are as follows:

	Three and nine months ended September 30, 2022 (Shares)	Three and nine months ended September 30, 2021 (Shares)
Convertible debt	14,738,682	13,626,666
Stock options	46,316,666	30,516,666
Warrants to purchase shares of Common Stock	58,304,105	37,304,104
	119,359,453	81,447,436

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

12	RELATED PARTY TRANSACTIONS

The following transactions were entered into with related parties:

James Fuller

On February 22, 2021, the Board awarded James Fuller ( a director of the Company until November 2, 2022 when he voluntarily retired as a member of the Board) options under the Company’s 2018 Stock Incentive Plan to purchase 208,333 shares of Common Stock. The options are exercisable for a period of ten years from the date of grant, vest in full on the date of grant and have an exercise price of $0.24 per share.

On July 22. 2021, the Company granted Mr. Fuller 2,000,000 shares of Common Stock, valued at $154,000.

Additionally, the Board approved the repricing of the options exercisable for 208,333 shares of Common Stock granted to Mr. Fuller on February 22, 2021, from $0.24 per share to $0.15 per share.

On September 13, 2022, the Company granted Mr. Fuller ten-year options exercisable for 200,000 shares of Common Stock at an exercise price of $0.04 per share.

The option expense for Mr. Fuller for the three and the nine months ended September 30, 2022 was $7,993.

Andrey Novikov

On February 22, 2021, the Board awarded Andrey Novikov options under the Company’s 2018 Stock Incentive Plan to purchase 208,333 shares of Common Stock. The options are exercisable for a period of ten years from the date of grant, vest in full on the date of grant and have an exercise price of $0.24 per share.

On May 31, 2021, Mr. Novikov notified the Board of his decision to resign as a member of the Board and as Secretary of the Company, effective as of June 1, 2021. Since August 2021, Mr. Novikov has been on suspension from service as the Company’s Chief Technology Officer. On November 11, 2022, with the recommendation of a special committee of disinterested members of the Board who had reviewed this matter, the Board approved the formal termination of Mr. Novikov’s employment with the Company for “cause.”

William Corbett

On February 22, 2021, the Board appointed William Corbett as the Company’s Chief Executive Officer and Interim Chief Financial Officer, as its Chairman of the Board and issued him a five-year warrant to purchase 20,000,000 shares of the Common Stock at an exercise price of $0.24 per share. The Board also agreed to increase Mr. Corbett’s monthly base salary to $30,000. The warrant expense for Mr. Corbett for the year ended December 31, 2021 was $4,327,899.

On August 16, 2021, the Company and Mr. Corbett entered into an Executive Employment Agreement that replaced and superseded the previous executive employment agreement (the “August 2021 Corbett Employment Agreement”). The purpose of the August 2021 Corbett Employment Agreement was to provide a replacement grant for warrants previously granted to Mr. Corbett under the terms of his previous employment agreement with the Company. Pursuant to the August 2021 Corbett Employment Agreement, Mr. Corbett would continue to serve as the Company’s Chief Executive Officer on a full time basis effective as of the date of the August 2021 Corbett Employment Agreement until the close of business on December 31, 2024. Mr. Corbett’s base salary will be $30,000 per month, which shall be paid in accordance with the Company’s standard payroll practice for its executives, managers and salaried employees. In addition, the August 2021 Corbett Employment Agreement provides that: (1) Mr. Corbett will be eligible for a cash bonus as determined by the Board to the extent the Company achieves (or exceeds) annual revenue or other financial performance objectives established by the Board, in its sole discretion, from time to time; (2) the Company will grant to Mr. Corbett options to purchase 20,000,000 shares of Common Stock at a per share exercise price of $0.15; and (3) a car allowance for Mr. Corbett in the amount of $800 per month. Fifty percent (50%) of the shares subject to the options shall vest on the grant date and the other 50% of the shares subject to the option shall vest at the rate of 1/36 per month over a three-year period. The options will be exercisable for a period of ten years after the date of grant and the Company shall provide for cashless exercise of the option. The options are being granted pursuant to the Company’s 2021 Stock Incentive Plan which was approved by the Board in August 2021, subject to approval of the 2021 Plan by the shareholders, which approval was obtained at the annual general meeting held on October 22, 2021.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

12	RELATED PARTY TRANSACTIONS (continued)

William Corbett (continued)

In addition, the Company and Mr. Corbett entered into an Indemnification Agreement on August 16, 2021 (the “August 2021 Corbett Indemnification Agreement”), pursuant to which the Company agreed to indemnify Mr. Corbett to indemnify Indemnitee to the fullest extent permitted by or under the Nevada Corporation Law in respect of claims, including third-party claims and derivative claims and provides for advancement of expenses. The August 2021 Corbett Indemnification Agreement amends the indemnification agreement in effect prior to entering into the August 2021 Corbett Indemnification Agreement to provide that unless Company shall pay Mr. Corbett’s attorneys’ fees and costs, including the compensation and expenses of any arbitrator, unless the arbitrator or the court determines that (a) Company has no liability in such dispute, or (b) the action or claims by Executive are frivolous in nature. In any other case or matter, the Company and Mr. Corbett shall each bear its or his own attorney fees and costs.

On July 11, 2022, the Company granted Mr. Corbett ten-year options exercisable for 15,000,000 shares of Common Stock at an exercise price of $0.15 per share.

The option expense for Mr. Corbett for the three and the nine months ended September 30, 2022 was $890,442 and $1,023,614, respectively.

Clifford Henry

On May 1, 2021, the Company appointed Mr. Henry to the Board.

On July 22, 2021, the Company granted Mr. Henry 2,000,000 shares of Common Stock, valued at $154,000.

Mr. Henry has an oral consulting arrangement with the Company whereby he is paid $3,500 per month for financial and capital markets advice. This consulting agreement commenced in May, 2021 and was approved and ratified by the Board in March 2022. This consulting agreement and related payments were terminated in September 2022.

On September 13, 2022, the Company granted Mr. Henry, immediately vesting, ten-year options exercisable for 200,000 shares of Common Stock at an exercise price of $0.04 per share, valued at $7,993 using a Black Scholes valuation model.

The option expense for Mr. Henry for the three and the nine months ended September 30, 2022 was $7,993.

Madisson Corbett

On May 1, 2021, the Company appointed Ms. Corbett to the Board. Ms. Corbett is the daughter of Mr. William Corbett, the Company’s Chief Executive Officer and Chairman of the Board.

On July 22, 2021, the Company granted Ms. Corbett 2,000,000 shares of Common Stock, valued at $154,000.

On September 13, 2022, the Company granted Ms. Corbett, immediately vesting, ten-year options exercisable for 200,000 shares of Common Stock at an exercise price of $0.04 per share, valued at $7,993 using a Black Scholes valuation model.

The option expense for Ms. Corbett for the three and the nine months ended September 30, 2022 was $7,993.

David Rios

On July 22, 2021, the Company appointed David Rios to the Board.

On July 22, 2021, the Company granted Mr. Rios 1,000,000 shares of Common Stock, valued at $77,000.

On September 13, 2022, the Company granted Mr. Rios, immediately vesting, ten-year options exercisable for 200,000 shares of Common Stock at an exercise price of $0.04 per share, valued at $7,993 using a Black Scholes valuation model.

The option expense for Mr. Rios for the three and the nine months ended September 30, 2022 was $7,993.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

12	RELATED PARTY TRANSACTIONS (continued)

Richard Rosenblum

On July 22, 2021, the Company appointed Richard Rosenblum as President and Chief Financial Officer of the Company. In addition, Mr. Rosenblum was elected to the Board to serve until the Company’s next annual meeting of shareholders and was subsequently appointed as the Company’s Secretary.

On July 27, 2021, the Company and Mr. Rosenblum entered into an Executive Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Rosenblum will serve as the Company’s President and Chief Financial Officer on a full time basis effective as of July 1, 2021. The effectiveness of the Employment Agreement is subject to the approval of the Employment Agreement by the Board, unless earlier terminated as provided in the Employment Agreement. The term of the Employment Agreement is until December 31, 2024. Mr. Rosenblum’s base salary will be $18,000 per month. In addition, the Employment Agreement provides that: (1) Mr. Rosenblum will be eligible for a cash bonus as determined by the Board to the extent the Company achieves (or exceeds) annual revenue or other financial performance objectives established by the Board, in its sole discretion, from time to time; and (2) the Company will grant to Mr. Rosenblum options to purchase 10,000,000 shares of Common Stock at a per share exercise price equal to the fair market value of the Common Stock, as reflected in the closing price of the Common Stock on the OTC exchange or, in the event the stock is up listed, on a national stock exchange, on the date of grant (the “Options”)”. Fifty percent (50%) of the shares subject to the Options shall vest on the grant date and the other 50% of the shares subject to the Option shall vest at the rate of 1/36 per month over a three-year period. The Options will be exercisable for a period of ten (10) years after the date of grant and the Company shall provide for cashless exercise of the Option by Executive. The options are being granted pursuant to the Company’s 2021 Stock Incentive Plan which was approved by the Board in August 2021, subject to approval of the 2021 Plan by the shareholders, which approval was obtained at the annual general meeting held on October 22, 2021. The Options are being granted pursuant to the Company’s 2021 Stock Incentive Plan.

If Mr. Rosenblum’s employment with Company is terminated at any time during the term of the Employment Agreement other than for Cause (as defined in the Employment Agreement), or due to voluntary termination, retirement, death or disability, then Mr. Rosenblum shall be entitled to severance equal to fifty percent (50%) of his annual base salary rate in effect as of the date of termination. If Mr. Rosenblum’s employment with Company is terminated at any time during the term of the Employment Agreement other than for Cause (as defined in the Employment Agreement), or due to voluntary termination, retirement, death or disability, within 12 months following an Acquisition (as defined in the Employment Agreement), then Mr. Rosenblum shall be entitled to severance equal to 100% of his annual base salary rate in effect as of the date of termination. Severance payments shall be subject to execution and delivery of a general release in favor of the Company.

On August 16, 2021, the Company entered into an amendment to the Rosenblum Executive Employment Agreement (the “First Amendment”) with Mr. Rosenblum. Under the terms of the Executive Employment Agreement, the Company had agreed to grant to Mr. Rosenblum an option to purchase 10,000,000 (ten million) common shares of Company Stock at a per share exercise price equal to the fair market value of the Common Stock, as reflected in the closing price of the Common Stock on the OTC exchange or, in the event the stock is uplisted, on a national stock exchange, on the date of grant (the “Option”).” The First Amendment provided that the Option was granted on August 31, 2021 at an exercise price of $0.15 per share.

In addition, the Company and Mr. Rosenblum entered into an Indemnification Agreement, pursuant to which the Company agreed to indemnify Mr. Rosenblum to indemnify Indemnitee to the fullest extent permitted by or under the Nevada Corporation Law in respect of claims, including third-party claims and derivative claims and provides for advancement of expenses.

On July 11, 2022, the Company granted Mr. Rosenblum 2,000,000 restricted shares of Common Stock valued at $110,000, all of which are vested.

The option expense for Mr. Rosenblum for the three months and nine months ended September 30, 2022 was $27,879 and $83,636, respectively.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

13	COMMITMENTS AND CONTINGENCIES

The Company has convertible notes, disclosed under note 8 above, which mature on November 16, 2022. Should these notes not be converted to Common Stock prior to that date, the Company may need to repay the principal and interest outstanding on these notes.

14	SUBSEQUENT EVENTS

On November 2, 2022, the Company conducted its 2022 annual meeting of stockholders.

At the Annual Meeting, the Company’s stockholders (i) elected each of William D. Corbett, Richard Rosenblum, Madisson Corbett, Clifford Henry and David Rios as directors’ of the Company until the next annual meeting or until their successors shall be elected and qualified, (ii) ratified the appointment of RBSM LLP as the Company’s independent registered public accounting firm for fiscal year ended December 31, 2022, (iii) approved an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of common stock at a ratio (to be determined in the discretion of the Company’s Board during a two year period ending on November 2, 2024) within a range of one (1) share of Common Stock for every two (2) to thirty (30) shares of Common Stock, and (iv) approved a potential adjournment of the annual meeting,

The Company’s stockholders did not approve the proposed amendment to the Company’s Articles of Incorporation to provide the board of directors with the authority to, at its discretion, fix by resolution or resolutions, the designations, rights and privileges of the Company’s authorized preferred stock.

Other than the above, the Company has evaluated subsequent events through the date the financial statements were issued, and did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

306,528,740 SHARES

COMMON STOCK

PROSPECTUS

, 2023

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.

SEC registration fee	$338.13
Accounting fees and expenses	$7,500.00
Legal fees and expenses	$35,000.00
Transfer agent fees and expenses	$2,500.00
Total	$45,338.13

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the Nevada Revised Statute provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Registrant’s Articles of Incorporation, as amended, and amended and restated bylaws provide for indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted by Nevada law (as amended from time to time). Section 78.7502 of the Nevada Revised Statute provides that such indemnification may only be provided if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to behave his conduct was unlawful.

In any underwriting agreement we enter into in connection with the sale of the securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Other than as set forth below, we did not sell any equity securities within the past three years that were not registered under the Securities Act.

On January 17, 2019, the Company received a conversion notice from Labrys fund, LP, converting $12,585, consisting of $11,961 of principal and $625 of interest on a convertible note issued on June 22, 2018 into 570,000 shares of common stock at a conversion price of $0.02208 per share. The company made a loss on conversion of $13,064.

On January 23, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $92,884 to BOBA Management Corporation to assume a Power up Note dated July 20, 2018. The note had a maturity date of January 23, 2020. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest three trading prices during the previous ten (10) trading days. On July 30, 2019, the Company received a notice of conversion from Boba Management Corp, converting $96,710 into 32,894,528 pre-reverse split (3,289,453 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.003 pre-reverse split ($0.03 post reverse split that was effected in November 2019) per share.

On January 25, 2019, the Company received a conversion notice from Labrys fund, LP, converting $13,748, consisting of $13,542 of principal and $206 of interest on a convertible note issued on June 22, 2018, into 700,000 shares of common stock at a conversion price of $0.0196398 per share. The company made a loss on conversion of $10,052.

On February 4, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $96,000 to GS Capital Partners LLC. The note has a maturity date of February 4, 2020 and a coupon of 8% per annum. The Company may not prepay the note. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest three trading prices during the previous ten (10) trading days. On December 19, 2019, the Company repaid the principal sum of $48,000 on the convertible note. On January 14, 2020, the Company repaid the principal sum of $48,000 and accrued interest and penalty interest of $33,030, thereby extinguishing the note.

On March 4, 2019, the Company funded a back-end Convertible Promissory Note in the aggregate principal amount of $96,000 from GS Capital Partners LLC. The note has a maturity date of February 4, 2020 and a coupon of 8% per annum. The Company may not prepay the note. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest three trading prices during the previous ten (10) trading days. On October 21, 2019, West point Partners, LLC entered into a debt purchase agreement with GS Capital Partners, whereby the convertible note in the aggregate principal amount of $96,000 plus accrued interest thereon of $3,745, was acquired for gross proceeds of $99,745. In addition to this West Point Partners, LLC IR paid additional settlement costs of $22,977 including an early settlement penalty to GS Capital Partners. On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $23,118 into 1,553,621 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note. The Company realized a loss on conversion of $34,366. On October 21, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $22,977 to West Point Partners, LLC for penalty interest and expenses incurred by West Point Partners LLC on acquiring the GS Capital Partners note dated March 4, 2019. The note had a maturity date of October 21, 2020 and bears interest at 8% per annum. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest two trading prices during the previous ten trading days. On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $23,118 into 1,553,621 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note.

On March 15, 2019, the Company received a conversion notice from Crown Bridge Partners LLC, converting $10,200, consisting of $9,700 of principal, and $500 of fees on a convertible note issued on February 27, 2018 into 1,700,000 shares of common stock at a conversion price of $0.006 per share.

On March 20, 2019, the Company received a conversion notice from GS Capital, converting $19,235, consisting of $18,000 of principal and $1,235 of interest on a convertible note issued on May 11, 2018, into 1,982,361 shares of common stock at a conversion price of $0.009703 per share.

On March 29, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $75,000 to JSJ Investments, Inc. The note has a maturity date of March 29, 2020 and a coupon of 8% per annum. The note had a maturity date of March 29, 2020 and a coupon of 8% per annum. The Company may prepay the note at a premium ranging from 120% to 140% of the principal plus accrued interest. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest three trading prices during the previous ten (10) trading days. On October 3, 2019, the Company received a notice of conversion from JSJ Investments, converting $25,000 into 9,999,200 pre-reverse stock split (999,920 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.0025 pre-reverse split ($0.025 post reverse split that was effected in November 2019) per share. The Company incurred a loss on conversion of $24,996. On November 12, 2019, Dieter Busenhart entered into a debt purchase agreement with JSJ Investments, Inc., whereby the remaining balance of the March 29, 2019 convertible note in the aggregate principal amount of $50,000 plus accrued interest thereon of $3,485, was acquired for gross proceeds of $53,485. In addition to this, Mr. Busenhart paid additional settlement costs of $20,000 including an early settlement penalty to JSJ Investments, Inc. On November 12, 2019, we also issued a Convertible Promissory Note in the aggregate principal amount of $23,250 to Dieter Busenhart for penalty interest and expenses incurred by him on acquiring the JSJ Investments, Inc. note dated March 29, 2019. The note had a maturity date of November 12, 2020 and bears interest at 6% per annum. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of our common stock at a conversion price equal to 60% of the average three lowest trading prices during the previous ten trading days. On November 18, 2019, the Company and Dieter Busenhart entered into an exchange agreement, replacing the existing note with a new note with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum. On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $53,595 into 3,370,725 shares of common stock at a conversion price of $0.159 per share, thereby extinguishing the note. The Company realized a loss on conversion of $71,122. On November 12, 2019, the Company also issued a Convertible Promissory Note in the aggregate principal amount of $23,250 to Dieter Busenhart for penalty interest and expenses incurred by him on acquiring the JSJ Investments, Inc. note dated March 29, 2019. The note had a maturity date of November 12, 2020 and bears interest at 6% per annum. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average three lowest trading prices during the previous ten trading days. On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $23,273 into 1,463,706 shares of common stock at a conversion price of $0.159 per share, thereby extinguishing the note. The Company realized a loss on conversion of $30,884.

On May 15, 2019, pursuant to the terms of a debt purchase agreement entered into with Labrys Fund LP, the $300,000 convertible promissory note issued on October 25, 2018, with a maturity date of April 25, 2019 and an original coupon of 8% per annum, was acquired by Strategic IR for gross proceeds of $302,367, including accrued interest thereon. The Convertible note earns interest at 18% per annum, the default interest rate in terms of the Promissory note. The terms of the convertible note include a provision for an automatic note penalty of 50% of the note outstanding if the note is in default. Strategic IR enforced this term resulting in an increase in the principal outstanding in terms of the note of $150,000. On June 19, 2019, pursuant to the terms of a debt purchase agreement entered into with Bellridge Capital LP, Strategic IR transferred and assigned the aggregate principal sum of $200,000 plus accrued interest thereon of $3,124, of the Convertible note acquired from Labrys Fund LP. On July 30, 2019, the Company received a notice of conversion from Strategic IR, converting $108,882 of the April 25, 2018 convertible note acquired from Labrys Fund LP, into 37,034,605 pre-reverse split (3,703,461 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.003 pre-reverse split ($0.03 post reverse split that was effected in November 2019) per share. On November 18, 2019, we and Strategic IR entered into an exchange agreement, replacing the existing note with a new note with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum. On November 19, 2019, in terms of a conversion notice received, we received a conversion notice converting the aggregate principal sum of $150,000 and interest thereon of $9,125 into 10,007,882 shares of common stock at a conversion price of $0.0159 per share, thereby extinguishing the note and realizing a loss on conversion of $211,166.

On June 19, 2019, in terms of a debt purchase agreement entered into with Strategic IR, Bellridge Capital LP acquired an aggregate principal amount of $200,000 plus accrued interest thereon of $3,124 off the $300,000 convertible promissory note originally issued on October 25, 2018, to Labrys Fund LP, with a maturity date of April 25, 2019 and an original coupon of 8% per annum. The Convertible note accrues interest at 18% per annum, the default interest rate in terms of the original Promissory note. On November 19, 2019, the Company received a notice of conversion from Bellridge Capital LP converting the principal sum of $200,000 and interest thereon of $21,568 into 13,935,112 shares of common stock at a conversion price of $0.0159 per share, thereby extinguishing the note.

We entered into an agreement with Gibbs, whereby the importation of kiosks and accessories was arranged and funded by Gibbs, Skiguine funded a portion of the kiosks and accessories purchased under the same terms and conditions of the agreement entered into with Gibbs. Pursuant to the terms of the agreement, a 5% margin has been added to the cost of the kiosks and accessories purchased and to the liability outstanding. The amount was due on November 1, 2017. On July 30, 2019, the holders of loans payable by us, entered into debt exchange agreements, whereby the aggregate principal amount of the loans payable, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $74,662, after the interest was adjusted to $19,366 and was converted into 1,204,234 post reverse split shares on November 18, 2019.

On September 3, 2019, the Company issued West Point Partners, LLC a Convertible Promissory Note in the aggregate principal amount of $26,527. The note had a maturity date of September 3, 2020 and a coupon of 8% per annum. The Company has the right to prepay the note provided it makes a prepayment penalty as set forth in the note. The outstanding principal amount of the note is convertible at any time into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest two trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $26,968 into 1,812,390 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note. The Company realized a loss on conversion of $40,090.

On October 3, 2019, in terms of a conversion notice received from JSJ Investments, converting $25,000 into 999,920 shares of common stock at a conversion price of $0.025 per share, realizing a loss on conversion of $24,996.

On October 11, 2019, we issued a Promissory Note in the aggregate principal amount of $3,000 to Strategic IR. The note has a maturity date of January 9, 2020 and a coupon of ten percent per annum. We had the right to prepay the note without penalty prior to maturity date. On November 20, 2019 in terms of an agreement entered into with Strategic IR the principal amount plus accrued interest thereon amounting to $3,028 was converted into 168,219 shares of common stock at a conversion price of $0.04 per share.

On October 15, 2019, we issued a Promissory Note in the aggregate principal amount of $22,000 to Strategic IR. The note has a maturity date of January 13, 2020 and a coupon of ten percent per annum. We have the right to prepay the note without penalty prior to maturity date. On November 20, 2019 in terms of an agreement entered into with Strategic IR the principal amount plus accrued interest thereon amounting to $22,181 was converted into 1,232,268 shares of common stock at a conversion price of $0.04 per share.

On October 16, 2019, we issued a Promissory Note in the aggregate principal amount of $24,980 to Global Business Partnership. The note has a maturity date of January 14, 2020 and a coupon of ten percent per annum. We had the right to prepay the note without penalty prior to maturity date.

On November 15, 2019, we issued a Convertible Promissory Note in the aggregate principal amount of $200,000 to Odyssey Funding, LLC. The note had a maturity date of November 15, 2020 and a coupon of 10% per annum. We may prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of our common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days. The balance of the note plus accrued interest at June 30, 2020 was $137,083, after unamortized debt discount of $75,410.

On November 15, 2019, the Company entered into Securities Purchase Agreements with Strategic IR whereby notes totaling $79,500 previously advanced to the Company during the period August 19, 2019 to October 15, 2019, was converted into 4,486,750 shares of common stock at a conversion price of $0.037 per share, thereby extinguishing the notes.

On November 18, 2019, we and Strategic IR entered into an exchange agreement, replacing the balance of the July 15, 2019 convertible note purchased from GS Capital Partners, including interest thereon with a new note in the aggregate principal amount of $37,224 with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum.

On November 18, 2019, we and Dieter Busenhart entered into an exchange agreement, replacing the balance of the March 29, 2019 convertible note purchased from JSJ Investments, Inc. with a new note in the aggregate principal amount of $53,595 with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum.

On November 18, 2019, we and West Point Partners, LLC entered into an exchange agreement, replacing the March 4, 2019 GS Capital note with a new note in the aggregate principal sum of $102,039 with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum.

On November 19, 2019, in terms of a conversion notice received from West Point Capital Partners, LLC, on a convertible note entered into on October 21, 2019, converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $23,118 into 1,553,621 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note and realizing a loss on conversion of $34,366.

On November 19, 2019, in terms of a debt exchange agreement entered into, Boba Management exchanged a promissory note in the aggregate principal amount of $34,955 and interest thereon of $469 into 1,968,014 shares of common stock at a conversion price of $0.04 per share, thereby extinguishing the debt and realizing a loss on exchange of $37,392.

On November 19, 2019, in terms of a conversion notice received from West Point Capital Partners, LLC, on a convertible note entered into on October 21, 2019, converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $23,118 into 1,553,621 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note and realizing a loss on conversion of $34,366.

On November 21, 2019, we issued a Convertible Promissory Note in the aggregate principal amount of $93,000 to Power up Lending Group Ltd. The note had a maturity date of November 12, 2020 and a coupon of 12% per annum. We may prepay the note with prepayment penalties ranging from 115% to 135%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of our common stock at a conversion price equal to 61% of the lowest three trading prices during the previous fifteen trading days. The balance of the note plus accrued interest at December 31, 2019 was $11,643, less unamortized debt discount of $82,580.

On November 25, 2019, we issued a Convertible Promissory Note in the aggregate principal amount of $52,500 to Black Ice Advisors, LLC. The note had a maturity date of November 25, 2020 and a coupon of 10% per annum. We may prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of our common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days. Between May 27, 2020 and June 8, 2020, the Company received notices of conversion from Black Ice Advisors, LLC converting $37,000 of principal into 1,970,588 shares of common stock at an average conversion price of $0.0188. The Company incurred a loss on conversion of $38,371. The balance of the note plus accrued interest at June 30, 2020 was $12,163, after unamortized debt discount of $6,268.

On December 9, 2019, in terms of a settlement agreement entered into between us, Qpagos Corporation and Andrey Novikov, we issued a promissory note to Mr. Novikov in settlement of $131,906 of a total debt owing to Mr. Novikov of $156,206 owing to him in terms of a service agreement dated September 1, 2015, the balance remaining as owing to Mr. Novikov by Qpagos Corporation. The promissory note bears interest at 8% per annum, is unsecured and matures on December 9, 2020. This promissory note was subsequently purchased by Vladimir Skiguine and Strategic IR and converted into equity.

On December 11, 2019, Mr. Skiguine purchased a portion of a note issued to Andrey Novikov by Qpagos Corporation in the principal amount of $65,953. On December 17, 2019, we entered into a debt settlement with Mr. Skiguine whereby the Note was assigned from Qpagos Corporation to us and was simultaneously settled by the issue of 2,231,768 shares of common stock at an issue price of $0.03 per share, thereby extinguishing the note. A loss on settlement of $67,953 was realized.

On December 11, 2019, Strategic IR purchased a portion of a note issued to Andrey Novikov by Qpagos Corporation in the principal amount of $65,953. On December 17, 2019, we entered into a debt settlement with Strategic IR whereby the Note was assigned from Qpagos Corporation to us and was simultaneously settled by the issue of 2,231,768 shares of common stock at an issue price of $0.03 per share, thereby extinguishing the note. A loss on settlement of $67,953 was realized.

On December 16, 2019, in terms of a conversion notice received from Crown Bridge Partners converting $8,800 of principal, fees thereon of $500 and interest of $2,409 into 51,045,457 shares of common stock at a conversion price of $0.011 per share, thereby extinguishing the note, realizing a loss on conversion of $58,336.

On December 17, 2019, in terms of a settlement agreement entered into between us, Qpagos Corporation and Stanislav Minaychenko, we issued a promissory note to Mr. Minaychenko in settlement of $23,893 owing to him in terms of a service agreement dated September 1, 2015. The promissory note bears interest at 4% per annum, is unsecured and matures on June 16, 2020. The balance of the promissory note, including interest thereon at December 31, 2019 is $23,930.

On December 17, 2019, in terms of a settlement agreement entered into between us, Qpagos Corporation and Maxim Pukhovskiy, we issued a promissory note to Mr. Pukhovskiy in settlement of $17,856 owing to him in terms of a service agreement dated May 1, 2015. The promissory note bears interest at 4% per annum, is unsecured and matures on June 16, 2020. The balance of the promissory note, including interest thereon at December 31, 2019 is $17,683.

On December 21, 2019, Qpagos Corporation issued a promissory note to Wakatec OU in settlement of a $93,000 trade payable owing by Qpagos Corporation to Wakatec OU. The promissory note bears interest at 4% per annum, is unsecured and matures on December 21, 2020.

On December 23, 2019, in terms of a debt purchase agreement entered into with Wakatec OU, Mr. Skigin acquired $30,000 of the promissory note issued to Wakatec OU by Qpagos Corporation. On December 23, 2019, the Company entered into a debt settlement agreement whereby the Company agreed to the assignment of the debt owed to Mr. Skigin by Qpagos Corporation to the Company in exchange for a new promissory note in the principal amount of $30,000 issued by the Company. The promissory note is unsecured, bears interest at 4% per annum and matures on December 23, 2020. The balance of the promissory note, including interest thereon at December 31, 2019 is $30,026. On January 7, 2020, the Company entered into a debt exchange agreement with Mr. Skigin, whereby the aggregate principal sum of $30,000 plus accrued interest of $49 was exchanged for 1,502,466 shares of common stock at an issue price of $0.02 per share.

On December 23, 2019, we issued a Convertible Promissory Note in the aggregate principal amount of $63,000 to Power up Lending Group Ltd. The note had a maturity date of December 23, 2020 and a coupon of 12% per annum. We may prepay the note with prepayment penalties ranging from 115% to 135%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of our common stock at a conversion price equal to 61% of the lowest three trading prices during the previous fifteen trading days. The balance of the note plus accrued interest at December 31, 2019 was $1,542, less unamortized debt discount of $61,623.

An aggregate of 5,123,750 shares of restricted common stock are issuable to our Chief Executive Officer under the terms of an employment agreement entered into with him. These shares are restricted and were fully vested on January 1, 2020.

On January 7, 2020, the Company entered into a debt exchange agreement whereby the aggregate principal sum of $20,000 plus accrued interest of $33 was exchanged for 1,001,644 shares of common stock at an issue price of $0.02 per share, realizing a loss on exchange of $20,033.

On January 13, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $100,000 to Odyssey Funding, LLC. The note had a maturity date of January 13, 2021 and a coupon of 10% per annum. The Company may prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

On January 22, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $43,000 to Power Up Lending Group Ltd. The note had a maturity date of January 22, 2021 and a coupon of 12% per annum. The Company may prepay the note with prepayment penalties ranging from 115% to 135%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 61% of the lowest trading price during the previous fifteen trading days.

On January 28, 2020, the Company received a conversion notice from Global Consulting Alliance, converting an aggregate amount of $27,741, at a conversion price of $0.02449 into 1,132,764 shares of common stock, thereby extinguishing the note.

On January 30, 2020, the Company entered into a Corporate Brand Consulting Agreement with Ludlow Business Services, Inc. whereby the consultant agreed to provide corporate consulting, development of strategies, corporate awareness, business plans and advising on interactions with investment professionals, for a consideration of $7,500 per month and 535,714 shares of common stock amounting to $30,000, at the average closing price of the common stock ten days prior to the execution of the agreement.

On February 5, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $105,000 to Adar Alef, LLC. The note had a maturity date of February 5, 2021 and a coupon of 10% per annum. The Company may prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

On February 20, 2020, the Company entered into a Securities Purchase Agreement whereby 1,000,000 shares of common stock and 1,000,000 three year warrants, exercisable at $0.05 per share were sold to an investor for gross proceeds of $25,000.

On February 24, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $78,750 to LG Capital Funding LLC. The note had a maturity date of February 24, 2021 and a coupon of 10% per annum. The Company may prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

On March 16, 2020, the Company entered into a Securities Purchase Agreement whereby 400,000 shares of common stock were sold to an investor for gross proceeds of $8,000.

In terms of subscription agreements entered into with investors between March 16, 2020 and March 19, 2020, the Company issued 1,400,000 shares of common stock for gross proceeds of $33,000.

On March 18, 2020, the Company granted a director 2,000,000 shares of common stock for services to be rendered as a director of the Company valued at $88,000.

On April 7, 2020, the Company issued 282,146 shares to Andrey Novikov as compensation in terms of an employment agreement entered into with Mr. Novikov in December 2019.

In terms of debt conversion notices received between May 27, 2020 and June 22, 2020, we issued an aggregate of 5,330,737 shares of common stock in settlement of $76,000 of convertible notes payable.

On July 1, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $300,000 to Cavalry Fund I LP. The note had a maturity date of 12 months after issuance and was issued at a 10% original issue discount. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock at a conversion price equal to $0.035. The Company also issued to the lender a warrant to purchase 8,571,428 shares of common stock. Between January 4, 2021 and February 3, 2021, the Company received conversion notices from Cavalry, converting the aggregate principal amount of $300,000 and accrued interest thereon of $16,639, relating to the convertible note entered into on July 1, 2020 into 9,046,826 shares of common stock at a conversion price of $0.035 per share, thereby extinguishing the note.

On July 17, 2020, the Company issued a promissory note to Dieter Busenhart in the aggregate principal amount of $50,000 for net proceeds of $50,000, bearing interest at 10% per annum and maturing on January 17, 2021.

On July 31, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $262,500 to Cavalry Fund I LP. The note had a maturity date of 12 months after issuance and was issued at a 10% original issue discount. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock at a conversion price equal to $0.035. The Company also issued to the lender a warrant to purchase 8,571,428 shares of common stock. Between February 8, 2021 and February 12, 2021, the Company received conversion notices from Cavalry, converting the aggregate principal amount of $300,000 and accrued interest thereon of $16,083, relating to the convertible note entered into on July 31, 2020 into 9,030,953 shares of common stock at a conversion price of $0.035 per share, thereby extinguishing the note.

On August 3, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $300,000 to Mercer Street Global Opportunity Fund, LLC. The note had a maturity date of 12 months after issuance and was issued at a 10% original issue discount. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock at a conversion price equal to $0.035. The Company also issued to the lender a warrant to purchase 11,428,571 shares of common stock. Between January 4, 2021 and February 9, 2021, the Company received conversion notices from Mercer, converting the aggregate principal amount of $400,000 and accrued interest thereon of $19,411, relating to the convertible note entered into on August 3, 2020 into 11,983,170 shares of common stock at a conversion price of $0.035 per share, thereby extinguishing the note.

On August 5, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $87,500 to Pinz Capital Special Opportunities Fund, LP (“Pinz Capital”) which was subsequently assigned and transferred to Cavalry on October 20, 2020 pursuant to the Pinz Assignment Agreement. The note had a maturity date of 12 months after issuance and was issued at a 10% original issue discount. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock at a conversion price equal to $0.035. The Company also issued to the Pinz Capital a warrant to purchase 2,857,143 shares of common stock on August 5, 2020, which was subsequently assigned and transferred to Cavalry on October 20, 2020 pursuant to the Pinz Assignment Agreement. On February 22, 2021, the Company received a conversion notice from Cavalry, converting the aggregate principal amount of $100,000 and accrued interest thereon of $5,583, relating to the convertible note entered into on August 5, 2020 by Pinz and acquired by Cavalry on October 20, 2020, into 3,016,667 shares of common stock at a conversion price of $0.035 per share, the interest accrued on the note remains outstanding.

On September 16, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $228,000 and a five-year warrant”) to purchase 6,514,286 shares of the Company’s common stock at an exercise price of $0.05 per share to Iroquois Master Fund Ltd for gross proceeds of $199,500. The note had a maturity date of 12 months after issuance and was issued at a 10% original issue discount. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock at a conversion price equal to $0.035. Between January 5, 2021 and February 5, 2021, the Company received conversion notices from Iroquois Master Fund Ltd., converting the aggregate principal amount of $228,000 relating to the note into 6,514,288 shares of common stock at a conversion price of $0.035 per share, the interest accrued on the note remains outstanding.

On September 24, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $114,000 and a five year warrant to purchase 3,257,143 shares of the Company’s common stock at an exercise price of $0.05 to Cavalry Fund I LP for gross proceeds of $99,750. The note had a maturity date of 12 months after issuance and was issued at a 10% original issue discount. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock at a conversion price equal to $0.035. On February 18, 2021, the Company received a conversion notice from Cavalry, converting the aggregate principal amount of $114,000 and accrued interest thereon of $4,623, relating to the convertible note entered into on September 24, 2020 into 3,389,238 shares of common stock at a conversion price of $0.035 per share, thereby extinguishing the note.

An aggregate of 15,371,250 shares of restricted common stock were issued to our Chief Operating Officer in terms of an employment agreement entered into with him. These shares are restricted and vest over a three year period commencing on December 31, 2020.

On October 20, 2020, the Company closed a transaction with Mark Geist, pursuant to which the Company received net proceeds of $25,025 after an original issue discount of $3,575 in exchange for the issuance of a $28,600 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on October 20, 2021. The note is convertible into shares of common stock at an initial conversion price of 0.035 per share. In addition, the Company issued a warrant exercisable over 817,143 shares of common stock at an initial exercise price of $0.05 per share. On January 15, 2021, the Company received a conversion notice from Mark Geist, converting the aggregate principal amount of $28,600 and accrued interest thereon of $561 of the note into 833,172 shares of common stock at a conversion price of $0.035 per share, thereby extinguishing the note.

The note may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the note may be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The note contains certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

On November 25, 2020, the Company entered into a Securities Purchase Agreement with Bellridge Capital, LP, pursuant to which the Company issued an Original Issue Discount 10% Convertible Note with a principal balance of $286,000 and a five-year warrant to purchase 8,171,429 shares of common stock at an exercise price of $0.05 to Bellridge for gross proceeds of $250,250. The note has a maturity date of 12 months after issuance. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock. On February 6, 2021, the Company received a conversion notice from Bellridge Capital, LP. converting the aggregate principal amount of $286,000 and accrued interest thereon of $5,720, relating to the convertible note entered into on November 25, 2020 into 8,334,857 shares of common stock at a conversion price of $0.035 per share, thereby extinguishing the note.

On February 3, 2021, the Company entered into a Securities Purchase Agreement with each of Iroquois MF, Mercer and Cavalry pursuant to which the Company received $199,500, $250,250 and $150,500, respectively, in exchange for the issuance of:

●	12.5% Original Issue Discount Convertible Notes in the principal amounts of $228,000, $286,000 and $172,000 issued to each of Iroquois, Mercer and Calvary, respectively ; and

●	five-year warrants to purchase 5,066,667, 6,355,556 and 3,822,223 shares of the Company’s common stock at an exercise price of $0.05 per share to each of Iroquois, Mercer and Cavalry, respectively.

On February 19, 2021, the Company received a conversion notice from Iroquois MF converting the aggregate principal amount of $228,000 relating to the February 3rd Note into 5,066,667 shares of common stock at a conversion price of $0.045 per share. Between February 16, 2021 and February 22, 2021, the Company repaid the February 3rd Notes issued to Mercer and Cavalry.

On February 16, 2021, the Company entered into the February SPAs with the February Investors, pursuant to which the Company received an aggregate of $1,788,500 in exchange for the issuance of the February Notes and the February Warrants. Each of the February Notes mature in 12 months, bears interest at a rate of 10% per annum, and are initially convertible into the Company’s common stock at a conversion price of $0.23 per share (as adjusted for stock splits, stock combinations, dilutive issuances and similar events). The February Notes may be prepaid at any time for the first 90 days in an amount equal to 115% of the principal amount plus accrued interest. From day 91 through day 180, the Notes may be prepaid in an amount equal to 120% of the principal amount plus accrued interest. From day 181 through day 365, it may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Notes contain certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

On February 16, 2021, the Company entered into the Bellridge SPA, pursuant to which, in exchange for $180,250, the Company issued the Second February 16th Note and the Second February 16th Warrant to Bellridge. The Second February 16th Note matures in 12 months, bears interest at a rate of 10% per annum, and is initially convertible into the Company’s common stock at a conversion price of $0.045 per share (as adjusted for stock splits, stock combinations, dilutive issuances and similar events). The Second February 16th Note may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the Second February 16th Note may be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, and may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Second February 16th Note contains certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets. On February 16, 2021, we received a conversion notice from Bellridge converting the Second February 16th Note into 4,577,778 shares of common stock at a conversion price of $0.045 per share, thereby extinguishing the note.

Between February 18, 2021 and March 9, 2021 warrants for 44,074,285 shares were exercised at an exercise price of $0.05 per share, for gross proceeds of $2,203,714.

On March 11, 2021, the Company entered into the March SPAs with the March Investors, pursuant to which the Company agreed to sell to the March Investors in a private placement (i) 30,333,334 shares of its common stock and (ii) the March Warrants to purchase up to an aggregate of 15,166,667 shares of its common stock for gross proceeds of approximately $4,550,000. The combined purchase price for one share of common stock and associated Warrant is $0.15.

On July 8, 2022, the Company entered into two consulting agreements whereby 4,000,000 shares of restricted common stock were granted to the consultants as compensation for services to be rendered.

An aggregate of 2,000,000 shares of restricted common stock were issued to our Chief Financial Officer on July 11, 2022, in terms of an employment agreement entered into with him. These shares vested immediately.

On July 11, 2022, the Company issued 3,000,000 shares to Mr. Harake or his nominee for services rendered in providing the platform software used by the Company.

The notes and the warrants contain conversion limitations providing that a holder thereof may not convert the notes or exercise the warrants to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the outstanding shares of the Company’s common stock immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to the Company provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

All sales to U.S. persons in each of the transactions set forth above were issued relying on the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for the offer and sale of securities not involving a public offering, except for debt conversions which were effected relying on Section 3(a)(9) of the Securities Act as the common stock was exchanged by us with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The recipients of securities in each of these transactions relying on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

All sales to non-U.S. persons in each of the transactions set forth above were issued relying on Regulation S. The recipients of the securities in each of these transactions relying on Regulation S represented that they were not a U.S. Person as that term is defined in Regulation S, that at the time of purchase of the securities they were located outside the United States and that they acquired the securities solely for their own account and not for the account or the benefit of a U.S. person.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits. See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-1.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 12, 2016, by and among Asiya Pearls, Inc., QPAGOS Merge, Inc. and Qpagos Corporation (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
3.1	Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-192877) filed with the Securities and Exchange Commission on December 16, 2013)
3.2	Bylaws (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
3.3	Certificate of Amendment to Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on June 2, 2016)
3.4	Certificate of Amendment to Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on March 6, 2018)
3.5	Certificate of Amendment to the Articles of Incorporation of the Registrant (Name Change) (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on November 4, 2019)
4.1#	2018 Stock Incentive Plan (Incorporated by reference to Exhibit B to the Definitive Information Statement on Schedule 14C (File No. 000-55648) filed with the Securities and Exchange Commission on May 14, 2018)
4.2#	2021 Stock Incentive Plan (Incorporated by reference to Appendix C to the Definitive Information Statement on Schedule 14A (File No. 000-55648) filed with the Securities and Exchange Commission on September 15, 2021)
4.3	Warrant issued to Pinz Capital Special Opportunities Fund, LP., dated August 5, 2020 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on August 6, 2020)
4.4	Form of Warrant (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on February 3, 2021)
4.5	Form of Original Issue Discount 12.5% Convertible Note (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on February 17, 2021)
4.6	Form of Warrant Agreement, dated February 16, 2021 (Incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on February 17, 2021)
4.7	Warrant Agreement, dated February 22, 2021, issued to William D. Corbett (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on February 26, 2021)
4.8	Form of Warrant (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on March 15, 2021)
4.9	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on March 15, 2021)
4.10	Description of Securities (Incorporated by reference to Exhibit 4.9 to the Annual Report on Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission on March 31, 2022)
4.11	Extension with Cavalry Fund I LP, dated February 3, 2022 (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on February 8, 2022).

4.12	Extension with Mercer Street Global Opportunity Fund, LLC, dated February 3, 2022. (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on February 8, 2022)
4.13	Extension Letter Agreement with Cavalry Fund I LP, dated August 30, 2022. (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on September 2, 2022)
4.14	Extension Letter Agreement with Mercer Street Global Opportunity Fund, LLC, dated August 30, 2022 (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on September 2, 2022).
4.15	Promissory Note (Warrant Exchange), dated December 30, 2022, by the Company in favor of Cavalry Fund I LP. (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on January 5, 2023)
4.16	Promissory Note (Warrant Exchange) for Mercer Street Global Opportunity Fund, LLC. (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on January 5, 2023)
5.1**	Opinion of Ellenoff Grossman & Schole LLP
10.1#	Executive Employment Agreement between Innovative Payment Solutions, Inc. and William Corbett, effective June 24, 2020 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on June 29, 2020)
10.2#	Restricted Stock Agreement between Innovative Payment Solutions, Inc. and William Corbett, effective June 24, 2020 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on June 29, 2020)
10.3#	Indemnification Agreement between Innovative Payment Solutions, Inc. and William Corbett, effective June 24, 2020 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on June 29, 2020)
10.4#	Amendment, dated December 14, 2020, to the Executive Employment Agreement between Innovative Payment Solutions, Inc. and William Corbett (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on December 16, 2020)
10.5#	Executive Employment Agreement between Innovative Payment Solutions, Inc. and Richard Rosenblum, effective July 27, 2021 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on July 28, 2021)
10.6#	Executive Employment Agreement between Innovative Payment Solutions, Inc. and Richard Rosenblum, First Amendment, effective August 16, 2021 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on August 20, 2021)
10.7#	Indemnification Agreement between Innovative Payment Solutions, Inc. and Richard Rosenblum, effective August 20, 2021 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on August 20, 2021)
10.8	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on February 3, 2021)
10.9	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on February 3, 2021)
10.10	Form of Securities Purchase Agreement, dated February 16, 2021 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on February 17, 2021)
10.11	Form of Registration Rights Agreement, dated February 16, 2021 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on February 17, 2021)
10.12	Note Amendment, dated December 30, 2022, between the Company and Cavalry Fund I LLP (Incorporated by reference to Exhibit10.1 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on January 5, 2023).
10.13	Note Amendment, dated December 30, 2022, between the Company and Mercer Street Global Opportunity Fund, L.L.C. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on January 5, 2023)
14.1	Code of Ethics (Incorporated by reference to Exhibit 14.1 to the Current Report on Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
21	List of Subsidiaries (Incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission on March 31, 2021)
23.1*	Consent of Independent Registered Accounting Firm (RBSM LLP).
23.2**	Consent of Ellenoff, Grossman & Schole LLP (included in Exhibit 5.1)
99.1	Assignment and Transfer Agreement by and between Pinz Capital Special Opportunities Fund, L.P. and Cavalry Fund I LP, dated October 20, 2020 (Incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-1 (File No. 333-250132) filed with the Securities and Exchange Commission on November 16, 2020)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interaction Data File (embedded within the Inline XBLR document)
107*	Calculation of Filing Fee Tables

*	Filed herewith.
**	To be filed by amendment.
#	Indicates management contract or compensatory plan

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in Carmel by the Sea, State of California, on January 17, 2023.

INNOVATIVE PAYMENT SOLUTIONS, INC.

By:	/s/ William Corbett
Name:	William Corbett
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned hereby severally constitute and appoint each of William Corbett and Richard Rosenblum our true and lawful attorney and agent, with full power to sign for us, and in our names in the capacities indicated below, any and all amendments to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Corbett	Chairman of the Board and Chief Executive Officer	January 17, 2023
William Corbett	(Principal Executive Officer)

/s/ Richard Rosenblum	President, Chief Financial Officer, Secretary and Director	January 17, 2023
Richard Rosenblum	(Principal Accounting Officer)

/s/ Clifford Henry	Director	January 17, 2023
Clifford Henry

/s/ Madisson Corbett	Director	January 17, 2023
Madisson Corbett

/s/ David Rios	Director	January 17, 2023
David Rios